UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

ACE Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVITATION AND PROXY STATEMENT

FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

April 4, 2012

Zurich, Switzerland

TO THE SHAREHOLDERS OF ACE LIMITED:

The Annual General Meeting of ACE Limited will be held at 2:45 p.m. Central European time (doors open at 1:45 p.m. Central European time) on Wednesday, May 16, 2012, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland, with the following agenda:

1.	Election of Directors

1.1	Election of Michael G. Atieh
1.2	Election of Mary A. Cirillo
1.3	Election of Thomas J. Neff

2.	Approval of the annual report and financial statements for the year ended December 31, 2011

2.1	Approval of the annual report
2.2	Approval of the statutory financial statements of ACE Limited
2.3	Approval of the consolidated financial statements

3.	Allocation of disposable profit

4.	Discharge of the Board of Directors

5.	Amendment of the Articles of Association relating to authorized share capital for general purposes

6.	Election of Auditors

6.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting
6.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2012
6.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

7.	Approval of the payment of a distribution to shareholders through reduction of the par value of our shares, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

8.	Advisory vote to approve executive compensation

9.	Amendment to the ACE Limited Employee Stock Purchase Plan

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE AGENDA ITEMS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

By Order of the Board of Directors,

Evan G. Greenberg

Chairman and Chief Executive Officer

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING	1

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS	10
1.1 Election of Michael G. Atieh	10
1.2 Election of Mary A. Cirillo	11
1.3 Election of Thomas J. Neff	11

AGENDA ITEM NO. 2: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011	16
2.1 Approval of the annual report	16
2.2 Approval of the statutory financial statements of ACE Limited	16
2.3 Approval of the consolidated financial statements	17

AGENDA ITEM NO. 3: ALLOCATION OF DISPOSABLE PROFIT	18

AGENDA ITEM NO. 4: DISCHARGE OF THE BOARD OF DIRECTORS	19

AGENDA ITEM NO. 5: AMENDMENT OF THE ARTICLES OF ASSOCIATION RELATING TO AUTHORIZED SHARE CAPITAL FOR GENERAL PURPOSES	20

AGENDA ITEM NO. 6: ELECTION OF AUDITORS	23
6.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	23
6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2012	23
6.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	25

AGENDA ITEM NO. 7: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF PAR VALUE REDUCTION	27

AGENDA ITEM NO. 8: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	32

AGENDA ITEM NO. 9: AMENDMENT TO THE ACE LIMITED EMPLOYEE STOCK PURCHASE PLAN	33

CORPORATE GOVERNANCE	40
Overview	40
The Board of Directors	42
Director Independence and Other Information	42
The Board and Diversity	42
Board Leadership Structure	43
Board Risk Oversight and Risk Management	44
The Committees of the Board	44
How Are Directors Nominated?	47
What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?	48
What Related Person Transactions Do We Have?	49
Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2011?	50

INFORMATION ABOUT OUR SHARE OWNERSHIP	51
How Many Shares Are Owned by Directors, Nominees and Executive Officers?	51
Which Shareholders Own More than Five Percent of Our Shares?	52

i

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ACE LIMITED

Baerengasse 32

CH-8001 Zurich, Switzerland

April 4, 2012

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING

References in this proxy statement to “$” and “USD” are to United States dollars and references to “CHF” are to Swiss francs.

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of ACE Limited (which we refer to as we, us, our, ACE, or the Company) is soliciting your proxy to vote at its 2012 Annual General Meeting, which will be held at 2:45 p.m. Central European time on Wednesday, May 16, 2012, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2011 accompanies this proxy statement. Our 2011 Annual Report to Shareholders includes the statutory financial statements of ACE Limited and our consolidated financial statements for the year ended December 31, 2011. We will begin mailing these proxy materials on or about April 11, 2012 to all shareholders entitled to vote.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card if you are a registered holder of shares or the enclosed voting instruction card if you are a beneficial holder of shares held in street name, as described below.

What Agenda Items Will Be Voted on at the Annual General Meeting?

The following agenda items are scheduled to be voted on at the Annual General Meeting:

1.	Election of Directors

1.1	Election of Michael G. Atieh
1.2	Election of Mary A. Cirillo
1.3	Election of Thomas J. Neff

2.	Approval of the annual report and financial statements for the year ended December 31, 2011

2.1	Approval of the annual report
2.2	Approval of the statutory financial statements of ACE Limited
2.3	Approval of the consolidated financial statements

3.	Allocation of disposable profit

4.	Discharge of the Board of Directors

5.	Amendment of the Articles of Association relating to authorized share capital for general purposes

6.	Election of Auditors

6.1	Election of auditor PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting

6.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2012
6.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

7.	Approval of the payment of a dividend in the form of a distribution to shareholders through reduction of the par value of our shares, as further described herein, such payment to be made in four quarterly installments at such times during the period through our next annual general meeting as shall be determined by the Board of Directors

8.	Advisory vote to approve executive compensation

9.	Amendment to the ACE Limited Employee Stock Purchase Plan

Our Board recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of the Agenda Item Nos. 2-9 (including each subpart) listed above.

Are proxy materials available on the Internet?

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting To Be Held on Wednesday, May 16, 2012.

Our proxy statement for the 2012 Annual General Meeting, form of proxy card and 2011 Annual Report are available at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=proxy.

Directions to attend the 2012 Annual General Meeting can be obtained by contacting Investor Relations at +1 (441) 299-9283.

Who Is Entitled to Vote?

March 30, 2012 is the record date for the Annual General Meeting. On that date, we had 338,653,382 Common Shares outstanding. Our Common Shares are registered shares with a current par value of CHF 30.27 and are our only class of voting stock.

Beneficial owners of shares and shareholders registered in our share register with voting rights at the close of business on March 30, 2012 are entitled to vote at the Annual General Meeting, except as provided below. If you ask to be registered as a shareholder of record with respect to your shares in our share register and become a shareholder of record for those shares (as opposed to a beneficial holder of shares held in “street name”) after March 30, 2012, but on or before April 30, 2012, and want to vote those shares at the Annual General Meeting, you will need for identification purposes to obtain a proxy from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote your shares in person at the Annual General Meeting. Alternatively, you may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. If you are a record holder of our Common Shares (as opposed to a beneficial holder of shares held in “street name”) on the record date of the Annual General Meeting but sell your Common Shares prior to April 30, 2012 you will not be entitled to vote those shares at the Annual General Meeting.

How Many Votes Do I Have?

You have one vote for each of our Common Shares that you own, unless you own Controlled Shares that constituted 10 percent or more of the issued Common Shares, in which case your voting rights with respect to those Controlled Shares will be limited, in the aggregate, to a voting power of approximately 10 percent pursuant to a formula specified in Article 14 of our Articles of Association. Our Articles of Association define Controlled Shares generally to include all shares of the Company directly, indirectly or constructively owned or beneficially owned by any person or group of persons.

What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?

Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name, as registered shares entitled to voting rights, in our share register operated by our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the Company officers named in the proxy card or to the independent proxy (see “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?” below) mentioned in the corresponding proxy card, or to grant a written proxy to any person, who does not need to be a shareholder or to vote in person at the Annual General Meeting. We have enclosed a proxy card to the Company officers for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading “How Do I Vote in Person at the Annual General Meeting?”.

Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee as to how to vote your shares, which may contain instructions for voting by telephone or electronically. For certain agenda items, your broker may not be permitted to vote your shares without voting directions from you.

How Do I Vote by Proxy Given to a Company Officer if I am a Record Holder?

If you properly fill in your proxy card appointing an officer of the Company as your proxy and send it to us in time to vote, your proxy, meaning one of the individuals named on your proxy card, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board “FOR” each of the agenda items listed above. Alternatively, you can grant a proxy to the independent proxy as described below.

If a new agenda item or a new motion or proposal for an existing agenda item is presented to the Annual General Meeting, the Company officer acting as your proxy will vote in accordance with the recommendation of our Board of Directors. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

Whether or not you plan to attend the Annual General Meeting, we urge you to submit your proxy. Returning the proxy card will not affect your right to attend the Annual General Meeting.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Daylight Time) on May 15, 2012.

How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?

If you are a shareholder of record as of the record date, you may authorize the independent proxy, Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH-8032 Zurich, Switzerland, with full rights of substitution, to vote your Common Shares on your behalf instead of using the enclosed proxy card. If you authorize the independent proxy to vote your shares without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors with regard to the items listed in the notice of meeting. If new agenda items (other than those in the notice of meeting) or new proposals or motions with respect to those agenda items set forth in the notice of meeting are being put forth before the Annual General Meeting, the independent proxy will, in the absence of other specific instructions, vote in accordance with the recommendations of the Board of Directors. An optional form of proxy card that may be used to appoint the independent proxy is attached to this proxy statement as Exhibit C. Proxy forms authorizing the independent proxy to vote Common Shares on your behalf must be sent directly to the independent proxy, arriving no later than 12:00 noon Central European time, May 9, 2012.

How Do I Give Voting Instructions if I am a Beneficial Holder?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange, which we refer to as the NYSE, rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. For example, brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors or the advisory vote to approve executive compensation unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors, and any other matter treated as non-routine by the NYSE, is counted.

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your voting instructions in enough time so that your broker will be able to vote by 11:59 p.m. Eastern Daylight Time on May 14, 2012.

May I Revoke or Change My Proxy?

Yes. If you change your mind after you submit your proxy, you may revoke or change your proxy granted to a designated officer of the Company by following any of the procedures described below. To revoke or change your proxy:

•	Send in another signed proxy with a later date,

•	Send a letter revoking your proxy to our Corporate Secretary at ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland, or

•	Attend the Annual General Meeting and vote in person.

If you have granted your proxy to the independent proxy and you wish to revoke or change the proxy, you should send a revocation letter, and a new proxy, if applicable, directly to the independent proxy, Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH-8032 Zurich, Switzerland.

If you wish to revoke or change your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. Revocation of, or changes to, proxies issued to the independent proxy must be received by the independent proxy by May 9, 2012, 12:00 noon Central European time.

How Do I Vote in Person at the Annual General Meeting?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance by submitting your proxy as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

Shares beneficially owned and held in street name may be voted in person by you only if you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank or other nominee, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show you to be beneficial owner of the shares.

What Votes Need to Be Present to Hold the Annual General Meeting?

There is no quorum requirement under Swiss law.

Are ACE Shares Subject to Share Blocking or Re-Registration?

No. Neither share blocking nor re-registration is required in order to vote Common Shares at the Annual General Meeting.

The Company does not impose trading restrictions as a condition of voting its Common Shares, does not require that its Common Shares be deposited with a custodian or sub-custodian in order to be voted and does not instruct any custodians or sub-custodians that may receive deposits of Company Common Shares for voting to block those shares.

Common Shares that are beneficially held do not need to be re-registered into the name of the beneficial owners in order to vote (see “What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” above).

Shareholders holding our Common Shares directly (i.e. not as beneficial holder via street name) and who are not yet registered as shareholders with voting rights in our share register operated by our transfer agent, BNY Mellon Shareowner Services, must be properly registered in our share register in order to vote their shares directly. If you are a record holder and you received this proxy statement in the mail, together with a proxy card, then your shares are properly registered to vote.

What Vote Is Required to Approve Each Agenda Item?

Election of directors (Agenda Item No. 1)

The election of each nominee for director requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Approval of the annual report and financial statements for the year ended December 31, 2010 (Agenda Item No. 2)

The approval of each of the annual report, statutory financial statements of ACE Limited and consolidated financial statements for the year ended December 31, 2011 requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Allocation of disposable profit (Agenda Item No. 3)

The allocation of disposable profit requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Discharge of the Board of Directors (Agenda Item No. 4)

The discharge of the Board of Directors requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Amendment of the Articles of Association relating to authorized share capital for general purposes (Agenda Item No. 5)

The amendment of the Articles of Association relating to authorized share capital for general purposes requires the affirmative vote of two-thirds of the votes present (in person or by proxy) at the Annual General Meeting.

Election of auditors (Agenda Item No. 6)

Each of the election of PricewaterhouseCoopers AG as our statutory auditor, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for purposes of United States securities law reporting, and the election of BDO AG as our special auditing firm requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Approval of distribution to shareholders in the form of par value reduction (Agenda Item No. 7)

The approval of a par value reduction to effectuate a dividend to shareholders requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

Advisory Vote to approve executive compensation (Agenda Item No. 8)

The advisory vote to approve executive compensation is non-binding in nature. Therefore, there is no specific approval requirement.

Amendment to the ACE Limited Employee Stock Purchase Plan (Agenda Item No. 9)

The amendment to the ACE Limited Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast (in person or by proxy) at the Annual General Meeting.

How Are Votes Counted?

For the election of each of our director nominees, your vote may be cast separately “FOR” or “AGAINST” each nominee or you may “ABSTAIN” from voting with respect to any nominee. For each of the other agenda items, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you are a record holder and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign your broker voting instruction card with no further instructions, your shares will be voted in the broker’s discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in “How Do I Give Voting Instructions if I am a Beneficial Holder,” election of directors is now considered a non-routine matter, as is the advisory vote to approve executive compensation. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

How Will the Directors and Executive Officers of the Company Vote?

At the close of business on March 30, 2012, our directors and executive officers owned and were entitled to vote an aggregate of 1,620,037 Common Shares, which represented less than one percent of our outstanding Common Shares. Each of our directors, nominees and executive officers have indicated their present intention to vote, or cause to be voted, their shares in favor of all of the agenda items at the Annual General Meeting, apart from Agenda Item No. 4 (Discharge of the Board of Directors) where they are not permitted by law to vote their shares.

What Is the Effect of Broker Non-Votes and Abstentions?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular agenda item because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Abstentions and broker non-votes will not be considered in the vote and will not have an impact on any of the agenda items being voted upon at the Annual General Meeting other than Agenda Item No. 5. With respect to Agenda Item No. 5, which requires the affirmative vote of two-thirds of the votes present (in person or by proxy), broker non-votes and abstentions will have the effect of an “against” vote because they will be counted as present but will not be counted as affirmative “for” votes.

What Are the Costs of Soliciting These Proxies and Who Will Pay Them?

The Company will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse brokers, banks and nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Alliance Advisors, LLC is assisting us with the solicitation of proxies for a fee of $14,500 plus out-of-pocket expenses and fees for telephone solicitation, if used.

Where Can I Find the Voting Results?

We will publish the voting results in a Form 8-K that we will file with the Securities and Exchange Commission, which we refer to as the SEC, by May 22, 2012. You can find the Form 8-K on our website at www.acegroup.com.

Do Directors Attend the Annual General Meeting?

While we do not have a formal policy regarding Board member attendance at annual ordinary general meetings of shareholders, we encourage each member of the Board of Directors to attend each annual ordinary general meeting of shareholders. All of our directors then in office attended our 2011 annual general meeting except for Thomas J. Neff.

Can a Shareholder, Employee or Other Interested Party Communicate Directly with Our Board? If So, How?

Our Board provides a process for shareholders, employees and other interested parties to send communications to the Board. Shareholders, employees and other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at Chmnaudit@acegroup.com. Shareholders, employees and other interested parties wanting to contact:

•	the Board,

•	the non-management directors,

•	the independent directors,

•	the Chairman of the Board,

•	the Lead Director,

•	the chairman of any Board committee, or

•	any other director,

as to other matters, may send an e-mail to LeadDirector@acegroup.com. The Corporate Secretary also has access to these e-mail addresses. Alternatively, shareholders, employees and other interested parties may send written communications to the Board c/o Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland, although mail to Switzerland is not as prompt as e-mail. Communication with the Board may be anonymous. The Corporate Secretary will forward to the Lead Director all communications to the Board so received.

Organizational Matters Required by Swiss Law

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 30, 2012 will receive the proxy statement and proxy cards from our share registrar. Beneficial owners of shares will receive proxy materials and a voting instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association, a summary of which is contained in “How Many Votes Do I Have?” For further information, refer to “Who is Entitled to Vote?”, “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?”, “How Do I Vote by Proxy Given to a Company Officer if I am a Record Holder?”, “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?” and “How Do I Vote in Person at the Annual General Meeting?”

Shareholders who upon application become registered as shareholders with respect to their shares in our share register after March 30, 2012, but on or before April 30, 2012, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to April 30, 2012 are not entitled to vote those shares.

Granting of Proxy

If you are a shareholder of record and do not wish to attend the Annual General Meeting, you have the right to grant your voting proxy directly to the Company officers named in the proxy card. In addition, you can appoint Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH-8032 Zurich, Switzerland, as independent proxy, in the sense of Article 689c of the Swiss Code of Obligations with full rights of substitution, with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder. For further information, refer to “How Do I Vote By Proxy Given to a Company Officer if I am a Record Holder?” and “How Do I Appoint and Vote via an Independent Proxy if I am a Record Holder?”

The proxies granted to the independent proxy must be received by the independent proxy no later than May 9, 2012, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than May 9, 2012, 12:00 noon Central European time.

With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the proposals of the Board of Directors. If new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

For further information, refer to “What is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?” and “How Do I Give Voting Instructions if I am a Beneficial Holder?”

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with Article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than May 16, 2012, 2:15 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Annual General Meeting at 1:45 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual Report of ACE Limited

The ACE Limited 2011 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s web site in the Investor Information Section at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=proxy. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283. Copies may also be obtained without charge by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

AGENDA ITEM NO. 1: ELECTION OF DIRECTORS

General

Our Articles of Association provide that the Board of Directors shall consist of three to 20 members, the exact number to be determined by the general meeting of shareholders. The Articles of Association provide for a term of office of a maximum of three years or a shorter period if so provided by law. Each year the Board of Directors shall be renewed by rotation, to the extent possible in equal numbers and in such manner that, at latest after a period of three years, all members will be subject to re-election.

Although our Corporate Governance Guidelines specify that an individual may be renominated to hold the office of director only one time after he or she reaches the age of 70, our Board of Directors waived this provision with respect to the current renomination of Mr. Neff, who is 74 now and who was over 70 when he was last renominated to the Board of Directors. Our Nominating & Governance Committee and our Board of Directors believes that the Board of Directors and the Company will continue to benefit from Mr. Neff’s expertise, particularly in the areas of corporate governance, executive compensation and director and officer recruitment, and therefore renominated him as a director, but, in deference to the spirit of the policy set forth in our Corporate Governance Guidelines, only for a term of two years.

There are currently 14 members of the Board of Directors. John A. Krol and Bruce L. Crockett have each determined to retire from the Board of Directors as of the end of the 2012 Annual General Meeting and not stand for re-election. Assuming election of the nominees listed in Agenda Items Nos. 1.1 through 1.3 below, there will be 12 members of the Board of Directors following this Annual General Meeting.

Upon the recommendation from our Nominating & Governance Committee, our Board of Directors has nominated Michael G. Atieh and Mary A. Cirillo to serve three-year terms to expire at our annual general meeting in 2015 and Thomas J. Neff to serve a two-year term to expire at our annual general meeting in 2014 and, in each case, until their respective successors shall have been elected and shall have qualified. Each of these individuals is currently serving as a director of the Company. There will be a separate vote on each nominee. At the Annual General Meeting, the election of directors will be voted upon after the vote on Agenda Item No. 4, the discharge of the Board of Directors.

It is the intention of the Company officers named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. If any one or more of the nominees is unable or unwilling to serve, the proxies will, subject to any direction to the contrary, be voted for such other person or persons as the Board of Directors may recommend.

Information with respect to the nominees for election as directors for terms and the other directors whose terms of office as directors will continue after the Annual General Meeting is set forth below.

1.1 Election of Michael G. Atieh

Agenda Item: Our Board of Directors proposes that Michael G. Atieh be elected to the Board of Directors for a three-year term expiring at the 2015 annual general meeting.

Background:

Michael G. Atieh, age 58, has served as one of our directors since September 1991. From February 2009 until its acquisition in February 2012, Mr. Atieh was Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He served as Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals from June 2005 until December 2008. He also served as a member of the Board of Directors and Chairman of the Audit Committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served as Group President of Dendrite International, Inc. (technology and services) from January 2002 to February 2004, Senior Vice President and Chief Financial Officer of Dendrite International, Inc. from October 2000 to December 2001, as Vice President, U.S. Human Health, a division of Merck & Co., Inc. (pharmaceuticals), from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C. (managed health care), an indirect wholly-owned subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993.

Mr. Atieh brings a wealth of diverse business experience to the Board which he gained in a Fortune 50 company, large and small biotechnology companies and technology and pharmaceutical service companies. His experience in finance includes developing and executing financing strategies for large acquisitions and subsequently leading the integration efforts of newly acquired companies. He was an audit manager at Ernst & Young, providing additional experience relevant to his service on the Audit Committee. Mr. Atieh also has deep knowledge of sales and operations gained from nearly a decade of experience in these disciplines, with extensive customer-facing responsibilities.

1.2 Election of Mary A. Cirillo

Agenda Item: Our Board of Directors proposes that Mary A. Cirillo be elected to the Board of Directors for a three-year term expiring at the 2015 annual general meeting.

Background:

Mary A. Cirillo, age 64, has served as one of our directors since May 2006. Ms. Cirillo has served as advisor to Hudson Venture Partners L.P. (venture capital) since 2003. She served as Chairman of OPCENTER, LLC (help desk and network operations services) from 2000 to 2004. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo currently serves as a director of DealerTrack Holdings and Thomson Reuters Corporation.

Ms. Cirillo has spent a career in both software product development and management and in commercial banking. She has developed and led global businesses and served as chief executive officer for various subsidiaries at two major financial institutions. She has also led major turnaround efforts in global financial institutions. Ms. Cirillo also has experience in private equity. This business experience allows Ms. Cirillo to bring financial services and technology leadership skills to the Board.

1.3 Election of Thomas J. Neff

Agenda Item: Our Board of Directors proposes that Thomas J. Neff be elected to the Board of Directors for a two-year term expiring at the 2014 annual general meeting.

Background:

Thomas J. Neff, age 74, has served as one of our directors since May 1997. Mr. Neff has worked for Spencer Stuart & Associates, N.A. (executive search consulting) since 1976, serving as President of the worldwide firm from 1979 to 1996. Since 1996, Mr. Neff has served as Chairman of Spencer Stuart, U.S. Before joining Spencer Stuart, he was a principal with Booz, Allen & Hamilton, Inc. from 1974 to 1976, served as President of Hospital Data Sciences, Inc. from 1969 to 1974 and held a senior marketing position with TWA from 1966 to 1969. Earlier, he was a management consultant with McKinsey & Company in New York and Australia. He is a director of various mutual funds managed by Lord, Abbett & Co. Mr. Neff is a former member of the Board of Trustees of Lafayette College. Mr. Neff was a director of Hewitt Associates, Inc. from 2005 to 2010, where he served on the Compensation and Leadership Committee and the Governance Committee.

Mr. Neff has a diverse business background in strategic and organization consulting, leadership assessment and executive compensation. He has been chief executive officer of two companies and has served on several other boards. Moreover, his global experience in recruiting executives and directors for hundreds of companies gives him unique skills important to our Board activities. This background contributes to his value as Chairman of the Nominating & Governance Committee and member of the Compensation Committee.

Voting Requirement to Approve Agenda Items

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve Agenda Items No. 1.1 through 1.3.

Recommendation

The Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above nominees.

Directors Whose Terms of Office Will Continue After This Meeting

Directors Whose Terms Expire in 2013

Robert M. Hernandez, age 67, has served as one of our directors since September 1985 and is currently our Lead Director. Mr. Hernandez is Chairman of the Board of RTI International Metals, Inc. (metals) and has served on the Board of Directors of that company since 1990. Mr. Hernandez served as Vice Chairman, Director and Chief Financial Officer of USX Corporation (energy and steel) from December 1994 to December 2001, as Executive Vice President—Accounting & Finance and Chief Financial Officer of USX from November 1991 to November 1994 and as Senior Vice President—Finance & Treasurer from October 1990 to October 1991. Mr. Hernandez was President and Chief Operating Officer of the US Diversified Group of USX from May 1989 until October 1990. Mr. Hernandez is Chairman, Board of Trustees, of the BlackRock Open-End Equity and Long Term Bond Funds. He is a director of Eastman Chemical Company and a former director of TE Connectivity, Ltd.

Mr. Hernandez brings a diverse financial and business management background to the Board and its committees. The range of his senior finance and executive positions with USX is valuable to the Board, given his deep and long-tenured involvement with all aspects of managing and leading a large-cap company. His extensive experience as a director provides additional perspective and qualifications for his Lead Director role with ACE.

Peter Menikoff, age 71, has served as one of our directors since January 1986. Mr. Menikoff is currently a private investor and was the Interim Chief Financial Officer of Vlasic Foods International Inc. (foods) from February 2000 to May 2001. Mr. Menikoff served as President and Chief Executive Officer of CONEMSCO, Inc. (oil and gas drilling/production supplies, services and equipment) from April 1997 until June 1998. Mr. Menikoff served as Executive Vice President and Chief Administrative Officer of Tenneco Energy Corporation (energy) from June 1995 to April 1997. Mr. Menikoff served as a Senior Vice President of Tenneco, Inc. (diversified industrial) from June 1994 until April 1997. Mr. Menikoff served as Executive Vice President of Case Corporation (agricultural and construction equipment), a subsidiary of Tenneco, Inc., from November 1991 to June 1994. Mr. Menikoff served as Treasurer of Tenneco, Inc. from May 1989 to November 1991. Mr. Menikoff is a director and vice chairman of the board of American Electric Technologies, Inc., and serves on its Audit and Compensation, Governance and Nominating Committees.

Mr. Menikoff has developed a wealth of management experience and business understanding through a variety of senior positions with different companies. He has gained significant financial expertise through his finance positions and also holds an M.B.A. in Finance and a J.D. with a concentration on tax, which enhance his valuable contributions to the Board and its Audit Committee. He also has chief executive officer experience.

Robert Ripp, age 70, has served as one of our directors since December 1991. Mr. Ripp is a Chairman of the Board and a director of Lightpath Technologies Inc. (fiber optics components manufacturing), a NASDAQ listed company. Mr. Ripp also serves as a director and member of the Audit Committee of PPG Industries, Inc. (glass and coating manufacturer), a NYSE listed company. Mr. Ripp served as Director, Chairman and Chief Executive Officer of AMP Incorporated (electrical connectors) from August 1998 through May 1999. Mr. Ripp served as Executive Vice President of Global Sales and Marketing of AMP Incorporated (electronics) from August 1997 to July 1998, as Vice President and Chief Financial Officer of AMP Incorporated from August 1994 through July 1997, and as Vice President and Treasurer of International Business Machines Corporation (IBM) (electronic computer equipment) from July 1989 through September 1993.

Mr. Ripp’s experience in finance and management positions with large companies such as AMP and IBM and the financial acumen gained from those positions, as well as education including a B.A. in economics and a M.B.A. in economics and finance, make Mr. Ripp particularly suited for his role as Audit Committee chairman and an important contributor to the Board. He has also worked in a variety of industries, and the range of his experience from service to various companies provides additional depth of perspective.

Theodore E. Shasta, age 61, is currently a member of the Board of Directors and Audit Committee of MBIA Inc. (insurance and financial services). He served as a consultant to ACE’s Board of Directors and its Audit and Finance and Investment Committees from November 2009 to May 2010. Mr. Shasta was formerly Senior Vice President and Partner of Wellington Management Company, a global investment advisor. Mr. Shasta joined Wellington Management Company in 1996 and specialized in the financial analysis of publicly traded insurance companies and retired in June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company (investment management). Before that, he served in various capacities with Dewey Square Investors and Bank of Boston.

Mr. Shasta’s history of working in the financial services industry, as well as in the property and casualty insurance arena, brings valuable insight and perspective to the Board. His years of analysis of companies like ACE and its peer group provide him with deep knowledge of particular business and financial issues we face as a company. His financial acumen and industry knowledge make him a valuable contributor to the Audit Committee and Risk & Finance Committee. Mr. Shasta has been a Chartered Financial Analyst since 1986.

Directors Whose Terms Expire in 2014

Evan G. Greenberg, age 57, has served as one of our directors since August 2002. Mr. Greenberg was elected as our Chairman of the Board in May 2007. We appointed Mr. Greenberg as our President and Chief Executive Officer in May 2004 and as our President and Chief Operating Officer in June 2003. In April 2002, Mr. Greenberg was appointed to the position of Chief Executive Officer of ACE Overseas General. Mr. Greenberg joined the Company as Vice Chairman, ACE Limited and Chief Executive Officer of ACE Tempest Re in November 2001. Prior to joining the Company, Mr. Greenberg was most recently President and Chief Operating Officer of American International Group, which we refer to as AIG, from 1997 until 2000. From 1975 until 1997, Mr. Greenberg held a variety of senior management positions at AIG, including Chief Operating Officer of AIU, AIG’s foreign general insurance organization, and President and Chief Executive Officer of AIU. Mr. Greenberg became a director of The Coca-Cola Company in February 2011.

Mr. Greenberg has a long and distinguished record of leadership and achievement in the insurance industry. He has been our Chief Executive Officer since 2004 and has served in senior management positions in the industry for over thirty-five years. Mr. Greenberg’s record of managing large and complex insurance operations and the skills he developed in his various roles suit him for his role as a Director of the Company and Chairman of the Board, in addition to his President and Chief Executive Officer positions.

Leo F. Mullin, age 69, has served as one of our directors since August 2007. He served as Chief Executive Officer of Delta Air Lines, Inc. from 1997 to 2003 and as Chairman of Delta from 1999 to 2004. Mr. Mullin currently serves as a Senior Advisor, on a part-time basis, to Goldman Sachs Capital Partners, a private equity fund group. Mr. Mullin is also a director of Johnson & Johnson and the Education Management Corporation. Mr. Mullin was Vice Chairman of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company (electric utility), from 1995 to 1997. He was an executive of First Chicago Corporation (bank holding company) from 1981 to 1995, serving as that company’s President and Chief Executive Officer from 1993 to 1995. He was a director of BellSouth Corporation from 1988 to 2007. BellSouth merged with AT&T in 2007.

Mr. Mullin served as Chairman and Chief Executive Officer of one of the nation’s largest airlines, giving him exposure to a broad array of complex business, regulatory and international issues. In addition, his long and distinguished career in the banking industry provides additional background and experience with organizational and operational management, global business and financial matters.

Olivier Steimer, age 56, has served as one of our directors since July 2008. He has been Chairman of the Board of Banque Cantonale Vaudoise since 2002. Previously, he worked for the Credit Suisse Group from 1983 to 2002, with his most recent position at that organization being Chief Executive Officer, Private Banking International and member of the Group Executive Board. Mr. Steimer is chairman of the foundation board of the Swiss Finance Institute and a vice chairman of the Board of Directors of SBB CFF FFS (the Swiss national railway company). Since 2009, he has been the Chairman of the Board of Piguet Galland & Cie SA and a member of the Bank Council of Swiss National Bank. Mr. Steimer is a Swiss citizen.

Mr. Steimer has a strong background of leadership in chairman and chief executive officer roles. He has deep knowledge of sophisticated banking and finance matters derived from his extensive experience in the financial services industry. As a Swiss company, ACE benefits specifically from Mr. Steimer being a Swiss citizen and resident, and his insight into the Swiss commercial and insurance arenas provides valuable perspective to the Board.

Michael P. Connors, age 56, has served as one of our directors since May 2011. Mr. Connors has since July 2006 been Chairman of the Board and Chief Executive Officer of Information Services Group, Inc., a technology insights, market intelligence and advisory services company. He is also a founder of that company. Mr. Connors served as a member of the Executive Board of VNU N.V., a major worldwide media and marketing information company, from the merger of ACNielsen into VNU in 2001 until 2005, and he served as Chairman and Chief Executive Officer of VNU Media Measurement & Information Group and Chairman of VNU World Directories until 2005. He previously was Vice Chairman of the Board of ACNielsen from its spin-off from the Dun & Bradstreet Corporation in 1996 until 2001, was Senior Vice President of American Express Travel Related Services from 1989 until 1995, and before that was a Corporate Vice President of Sprint Corporation. Mr. Connors is currently a director of Eastman Chemical Company. Mr. Connors was also, during the last five years, a member of the Boards of Directors of R.H. Donnelley Corporation and NetRatings, Inc.

Mr. Connors is a successful chief executive officer, who brings to the Board substantial corporate management experience in a variety of industries as well as expertise in marketing, media and public relations through his high-level positions at marketing and information-based companies. Mr. Connors’ skills are enhanced through his experience serving on several public company boards, which furthers his ability to provide valued oversight and guidance to the Company and strategies to inform the Board’s general decision-making, particularly with respect to management development, executive compensation and other human resources issues. He has served as the chair of two compensation committees.

Eugene B. Shanks, Jr., age 65, has served as one of our directors since May 2011. Mr. Shanks is a member of the Board of Directors of Federal Home Loan Mortgage Corporation, and chairs its nominating and governance committee as well as serving on its business and risk committee and its executive committee. Mr. Shanks is also a Trustee of Vanderbilt University, a member of the Advisory Board of the Stanford Institute for Economic Policy Research, a senior advisor to Bain & Company, and a founding director at The Posse Foundation. From November 2007 until August 2008, Mr. Shanks was a senior management consultant for Trinsum Group, Incorporated, a strategic consulting and asset management company. From 1997 until its sale in

2002, Mr. Shanks was President and Chief Executive Officer of NetRisk, Inc., a risk management software and advisory services company he founded. From 1973 to 1978 and from 1980 to 1995, Mr. Shanks held a variety of positions with Bankers Trust New York Corporation and Bankers Trust Company, including head of Global Markets from 1986 to 1992 and President and Director from 1992 to 1995.

With two decades of varied banking experience, Mr. Shanks brings extensive finance expertise to the Board. He earned a PhD in economics at Stanford University. In addition he has a strong background in both asset and risk management, which are two areas that are very important to ACE’s business. Our Board also benefits from the leadership experience that Mr. Shanks gained from serving as a president of Bankers Trust. Mr. Shanks’s public company board experience also contributes to his value as a Board member.

There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

For additional information in connection with the election of directors, see the sections of this proxy statement entitled “Corporate Governance,” “Information About Our Share Ownership,” “Executive Compensation” and “Audit Committee Report.”

AGENDA ITEM NO. 2: APPROVAL OF THE ANNUAL REPORT AND FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2011

2.1 Approval of the annual report

Agenda Item

Our Board of Directors proposes that the Company’s Annual Report to Shareholders for the year ended December 31, 2011 be approved.

Explanation

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011, which accompanies this proxy statement, includes the statutory financial statements of ACE Limited (which do not consolidate the results of operations for ACE Limited’s subsidiaries) and the Company’s consolidated financial statements for the year ended December 31, 2011 and contains the reports of our statutory auditor and our independent registered public accounting firm, as well as information on the Company’s business, organization and strategy. Copies of our 2011 Annual Report and this proxy statement are available on the Internet at www.acegroup.com.

Under Swiss law, our annual report must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

2.2 Approval of the statutory financial statements of ACE Limited

Agenda Item

Our Board of Directors proposes that the statutory financial statements of ACE Limited for the year ended December 31, 2011 be approved.

Explanation

ACE Limited’s statutory financial statements for the year ended December 31, 2011 are contained in our 2011 Annual Report, which accompanies this proxy statement. Our 2011 Annual Report also contains the report of our statutory auditor with respect to the statutory financial statements of ACE Limited.

Under Swiss law, ACE Limited’s statutory financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders. In addition, under such circumstances, the shareholders voting in person or by proxy at the Annual General Meeting would be precluded from approving the distribution by way of par value reduction as set out in Agenda Item No. 7.

PricewaterhouseCoopers AG, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that ACE Limited’s statutory financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the financial statements for the year ended December 31, 2011 comply with Swiss law and the Company’s Articles of Association, has further confirmed that the proposed appropriation of available earnings complies with Swiss law and the Company’s Articles of Association, and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

2.3 Approval of the consolidated financial statements

Agenda Item

Our Board of Directors proposes that the Company’s consolidated financial statements for the year ended December 31, 2011 be approved.

Explanation

The Company’s consolidated financial statements for the year ended December 31, 2011 are contained in our 2011 Annual Report to Shareholders, which accompanies this proxy statement. Our 2011 Annual Report also contains the report of our statutory auditor with respect to the consolidated financial statements.

Under Swiss law, our consolidated financial statements must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will call an extraordinary general meeting of shareholders for re-consideration of this agenda item by shareholders.

PricewaterhouseCoopers AG, Zurich, Switzerland, as the Company’s statutory auditor, has issued an unqualified recommendation to the Annual General Meeting that the Company’s consolidated financial statements be approved. As the Company’s statutory auditor, PricewaterhouseCoopers AG has expressed its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of ACE Limited, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America (US GAAP) and comply with Swiss law and has reported on other legal requirements.

Representatives of PricewaterhouseCoopers AG, Zurich, Switzerland, will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Voting Requirement to Approve Agenda Items

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve Agenda Items Nos. 2.1 through 2.3.

Recommendation

The Board of Directors recommends a vote “FOR” approval of each of the Company’s 2011 Annual Report, ACE Limited’s statutory financial statements and the Company’s consolidated financial statements for the year ended December 31, 2011.

AGENDA ITEM NO. 3: ALLOCATION OF DISPOSABLE PROFIT

Agenda Item

Our Board of Directors proposes that the Company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through a reduction in par value as described in Agenda Item No. 7). At December 31, 2011, 341,995,324 of the Company’s Common Shares were registered and eligible for dividends, of which 5,905,136 registered shares were held as treasury shares (for which no dividend will be paid). The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2011.

(in millions of Swiss francs)
Net income	612
Balance brought forward	1,370
Par value reduction on treasury shares	—
Attribution to reserve for treasury shares	3

Balance carried forward	1,985

The Board of Directors proposes to the Annual General Meeting to appropriate the net income to the free reserve in accordance with the table above.

Explanation

Under Swiss law, the allocation of the company’s profit or loss must be submitted to shareholders for approval or disapproval at each annual ordinary general meeting. Our Board of Directors continues to believe that it is in the best interests of the Company and its shareholders to retain our earnings for future investment in the growth of our business, for share repurchases, for the possible acquisition of other companies or lines of business, and for dividends by way of par value reduction as described in this proxy statement. Accordingly, the Board is proposing that no dividend distribution be made at this time to shareholders from 2011 year-end disposable profit and that all retained earnings at the disposal of the Annual General Meeting be carried forward. In lieu of an ordinary dividend, the Board of Directors proposes under Agenda Item No. 7 a distribution to shareholders by way of par value reduction that is repayment of share capital.

In the event of a negative vote on this agenda item by shareholders, the Board of Directors will take the vote of the shareholders into consideration, and call an extraordinary general meeting of shareholders for re-consideration by shareholders of this agenda item or a revised agenda item.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

The Board of Directors recommends a vote “FOR” approval of the appropriation of retained earnings without distribution of a dividend at the time of the Annual General Meeting.

AGENDA ITEM NO. 4: DISCHARGE OF THE BOARD OF DIRECTORS

Agenda Item

Our Board of Directors proposes that the members of the Board of Directors be discharged for the financial year ended December 31, 2011.

Explanation

As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 5 of the Swiss Code of Obligations, shareholders are requested to discharge the members of the Board of Directors from liability for their activities during the year ended December 31, 2011. This discharge excludes liability claims brought by the Company or shareholders against the members of the Board of Directors for activities carried out during the year ended December 31, 2011 relating to facts that have been disclosed to shareholders. Registered shareholders that do not vote in favor of this agenda item are not bound by the result for a period ending six months after the vote.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots or the votes of any member of the Company’s Board of Directors, any executive officer of the Company or any votes represented by the Company, is required to approve this agenda item.

Recommendation

The Board of Directors recommends a vote “FOR” the agenda item to discharge the members of the Board of Directors from liability for activities during the year ended December 31, 2011.

AGENDA ITEM NO. 5: AMENDMENT OF THE ARTICLES OF ASSOCIATION RELATING TO AUTHORIZED SHARE CAPITAL FOR GENERAL PURPOSES

Agenda Item

Our Board of Directors proposes approval of the amendment to Article 6 of the Articles of Association to authorize our Board of Directors to increase the Company’s share capital within two years following the 2012 Annual General Meeting to a maximum amount equal to CHF 4,237,800,000, which amount would be divided into 140,000,000 shares. In connection therewith, the proposal would limit or withdraw the shareholders’ pre-emptive rights in specified and limited circumstances.

Explanation

The authorized share capital for general purposes authorized by the shareholders at the 2010 Annual General Meeting (CHF 4,417,000,000 or 140,000,000 shares) expires on May 19, 2012. Under Swiss law, shareholder authorization for share capital only lasts for two years. Therefore, the Board is proposing a new amendment to the Articles of Association so that the Company will continue to have the authority to issue share capital for general purposes. The amendment would provide for a new and similar amount of authorized share capital, which would be available until May 16, 2014.

The authorized share capital approved pursuant to this agenda item, or as may otherwise be approved by shareholders, will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company’s shareholders, except as may be required by applicable laws or regulations, including the rules of the NYSE. For example, the additional authorized share capital will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, raising capital following significant catastrophes that would otherwise have a material effect on our balance sheet or financial condition, or other corporate purposes. We believe this is an important step to help ensure that our Board of Directors can adapt and react to a changing economic climate, business challenges including increased catastrophes and opportunities in capital and other relevant markets. Except for Common Shares issuable pursuant to the Company’s employee benefit programs, which are authorized pursuant to a separate agenda item, the Company at this time does not have any current plans or commitments to issue Common Shares. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company and its shareholders.

If this agenda item is approved, we would nevertheless seek shareholder approval for share issuances to the extent required under NYSE rules. Under current NYSE rules, shareholder approval is generally required to issue Common Shares or securities convertible into or exercisable for Common Shares in one or a series of related transactions if such Common Shares represent 20% or more of the voting power or outstanding Common Shares of the Company. However, Common Shares issued for cash in a public offering are excluded from this shareholder approval requirement, as are Common Shares issued for cash in a private offering at a price at least equal to both the book value and market value of the Common Shares. NYSE rules also require shareholder approval for an issuance of shares that would result in a change of control of the Company, as well as for stock issuances in connection with certain benefit plans or related party transactions.

Shareholders of a Swiss company are generally entitled to pre-emptive rights in connection with the issuance of shares, but Article 6 of our Articles of Association provides for exceptions, in which shareholder preemptive rights in connection with any issuance of authorized share capital may be limited or withdrawn. The issuance of Common Shares in these circumstances could have the effect of reducing the current shareholders’ proportionate interest. We believe these specific exceptions to preemptive rights, if approved by our Board, would better position the Company to react to significant opportunities or occurrences, and are critical to our ability to operate and grow the Company. The authorized share capital provision thus provides flexibility to account for potential risks and uncertainties inherent in the insurance business and is more consistent with the Company’s global peers.

In addition to any NYSE requirements, if shareholders approve this agenda item, the Company will nevertheless not issue more than 68,000,000 shares (approximately 19.9% of its currently existing share capital) pursuant to Article 6 during the two-year period that the share capital authorization contained in Article 6 remains in effect without either providing the Company’s shareholders with the opportunity to exercise preemptive rights or seeking specific shareholder approval for such issuance. This undertaking by the Company applies only to shares issued pursuant to the authorization of share capital for general purposes set forth in Article 6, and not to shares issued pursuant to conditional share capital authorizations that already exist under the Articles of Association and which are not being voted upon at the 2012 Annual General Meeting.

As a Swiss company, we are required to submit both the English and the (authoritative) German versions of the proposed amendment to our Articles of Association, pursuant to which Article 6 of the Articles of Association would read as follows:

Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	Article 6 Authorized Share Capital for General Purposes

a)      Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis 16. Mai 2014 im Maximalbetrag von CHF 4,237,800,000 durch Ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF 30.27 je Aktie zu erhöhen.

a)      The Board of Directors is authorized to increase the share capital from time to time until 16 May 2014 by an amount not exceeding CHF 4,237,800,000 through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of CHF 30.27 each.

b)      Erhöhungen auf dem Weg der Festübernahme sowie Erhöhungen in Teilbeträgen sind gestattet. Der Ausgabebetrag, die Art der Einlage, der Zeitpunkt der Dividendenberechtigung sowie die Zuweisung nicht ausgeübter Bezugsrechte werden durch den Verwaltungsrat bestimmt.

b)      Increases through firm underwriting or in partial amounts are permitted. The issue price, the date of dividend entitlement, the type of consideration (including the contribution or underwriting in kind) as well as the allocation of non exercised pre emptive rights shall be determined by the Board of Directors.

c)      Der Verwaltungsrat ist ermächtigt, Bezugsrechte der Aktionäre auszuschliessen und diese Dritten zuzuweisen, wenn die neu auszugebenden Aktien zu folgenden Zwecken verwendet werden: (1) Fusionen, Übernahmen von Unternehmen oder Beteiligungen, Finanzierungen und Refinanzierungen solcher Fusionen und Übernahmen sowie anderweitige Investitionsvorhaben, (unter Einschluss von Privatplatzierungen), (2) Stärkung der regulatorischen Kapitalbasis der Gesellschaft oder ihrer Tochtergesellschaften (unter Einschluss von Privatplatzierungen), (3) zur Erweiterung des Aktionariats oder (4) zum Zwecke der Mitarbeiterbeteiligung.

c)      The Board of Directors is authorized to exclude the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of (1) mergers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions and of other investment projects (including by way of private placements) (2) to improve the regulatory capital position of the company or its subsidiaries (including by way of private placements), (3) broadening the shareholder constituency or (4) for the purpose of the participation of employees.

d)      Die Zeichnung sowie der Erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 8 der Statuten.

d)      The subscription and acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Article 8 of the Articles of Association.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of two-thirds of the votes present (in person or by proxy) at the 2012 Annual General Meeting is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the amendment of Article 6 of our Articles of Association, authorizing the Board of Directors to increase the Company’s share capital.

AGENDA ITEM NO. 6: ELECTION OF AUDITORS

6.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that PricewaterhouseCoopers AG (Zurich) be elected as the Company’s statutory auditor until our next annual ordinary general meeting.

Explanation

Our shareholders must elect a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and the statutory financial statements of ACE Limited. Our Board of Directors has recommended that PricewaterhouseCoopers AG, Birchstrasse 160, CH-8050 Zurich, Switzerland (PwC AG), be elected as our statutory auditor for our consolidated financial statements and the statutory financial statements of ACE Limited.

Representatives of PwC AG will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

For independent auditor fee information and information on our pre-approved policy of audit and non-audit services, see the explanation of Agenda Item No. 6.2. Please see the Audit Committee Report included in this proxy statement for additional information about our statutory auditors.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of PricewaterhouseCoopers AG, Zurich as the Company’s statutory auditor until our next annual ordinary general meeting.

6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2012

Agenda Item

Our Board of Directors proposes that our shareholders ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2012.

Explanation

Our Board of Directors has recommended that our shareholders ratify the appointment of PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania, 19103, United States (PwC LLP), an affiliate of PwC AG, as our independent registered public accounting firm for purposes of United States securities law reporting.

The appointment of our independent registered public accounting firm is recommended to the Board for approval by our shareholders annually by the Audit Committee. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has recommended the ratification of the engagement of PwC LLP as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the year ending December 31, 2012. The Company has had a working association with PwC LLP (or its predecessor Coopers & Lybrand LLP) since 1985; PwC LLP (or its predecessor Coopers & Lybrand LLP) has had the responsibility for examining the consolidated financial statements of the Company and its subsidiaries since 1985.

Representatives of PwC LLP will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

Independent Auditor Fee Information

The following table presents fees for professional audit services rendered by PwC AG and PwC LLP, which we collectively refer to as PwC, for the audit of our annual consolidated financial statements for 2011 and 2010 and fees for other services rendered by PwC for fiscal years 2011 and 2010:

	2011	2010
Audit fees (1)	$16,566,000	$15,799,000
Audit-related fees (2)	2,474,000	1,727,000
Tax fees (3)	3,547,000	3,241,000
All other fees (4)	145,000	484,000

Total	$22,732,000	$21,251,000

The fees in the table above include “out-of-pocket” expenses incurred by PwC and billed to ACE in connection with these services of $1,092,000 for 2011 and $836,000 for 2010.

(1)	Audit fees for the years ended December 31, 2011 and 2010 were for professional services rendered in connection with the integrated audits of our consolidated financial statements and internal controls over financial reporting, the statutory and GAAP audits of various subsidiaries, and comfort letters and consents issued in connection with registration statements which we filed with the SEC.

(2)	Audit-related fees for the years ended December 31, 2011 and 2010 were for professional services rendered in connection with due diligence services ($1,261,000 in 2011 and $367,000 in 2010), consultation on accounting and financial reporting matters ($1,094,000 in 2011 and $1,213,000 in 2010), audits of employee benefit plans ($80,000 in 2011 and $65,000 in 2010), internal control reviews at some of our foreign entities ($25,000 in 2011 and $49,000 in 2010), agreed upon procedures related to the proxy statement ($14,000 in 2011 and $28,000 in 2010), and accounting and tax advice on structuring transactions ($Nil in 2011 and $5,000 in 2010).

(3)	Tax fees for the years ended December 31, 2011 and 2010 were for professional services rendered in connection with tax compliance ($1,116,000 in 2011 and $824,000 in 2010), tax planning ($1,352,000 in 2011 and $1,193,000 in 2010) and expatriate tax services ($1,079,000 in 2011 and $1,224,000 in 2010).

(4)	All other fees for the years ended December 31, 2011 and 2010 were for professional services and expenses rendered principally in connection with industry market research and survey services ($79,000 in 2011 and $54,000 in 2010), professional training ($25,000 in 2011 and $Nil in 2010), software licensure fees ($6,000 in 2011 and $11,000 in 2010), insurance regulatory compliance services ($3,000 in 2011 and $3,000 in 2010), an effectiveness review of the Company’s tax function ($Nil in 2011 and $107,000 in 2010), and other pre-approved services not included in any other category ($Nil in 2011 and $4,000 in 2010), as well as professional services and expenses rendered by a consulting firm acquired by PwC during 2010 with which ACE had a pre-existing contract ($32,000 in 2011 and $305,000 in 2010).

Pre-Approval Policy of Audit and Non-Audit Services

The Audit Committee has adopted the following policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm, PwC. The Audit Committee reviewed, at its November 2011 meeting, the audit services and non-audited services budgeted fees for the 2012 audit. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year to the Audit Committee for approval. The Audit Committee will pre-approve the budgeted amount of fees within each of the categories and require management and the auditor to report actual fees versus the budget periodically throughout the year by category of service. Either the Audit Committee Chairman or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The Audit Committee reviewed all non-audit services provided in 2011 and concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Please see the Audit Committee Report included in this proxy statement for additional information about PwC.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm (PricewaterhouseCoopers LLP, Philadelphia, Pennsylvania, United States) for purposes of United States securities law reporting for the year ending December 31, 2012.

6.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting

Agenda Item

Our Board of Directors proposes that BDO AG, Fabrikstrasse 50, CH-8031 Zurich, Switzerland be elected as the Company’s special auditing firm until our next annual ordinary general meeting.

Explanation

Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, including certain types of increases in share capital. We have been informed that, because of the auditor independence requirements under U.S. Federal securities laws, PricewaterhouseCoopers AG cannot act as our special auditing firm with respect to certain types of capital increases.

Our Board of Directors has directed that the election of BDO AG as special auditing firm until our next annual general meeting be submitted for consideration by our shareholders at the 2012 Annual General Meeting.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the election of BDO AG (Zurich) as the Company’s special auditing firm until our next annual general meeting.

AGENDA ITEM NO. 7: APPROVAL OF DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF PAR VALUE REDUCTION

Introduction and Explanation

At our annual general meetings in 2008-2010, our shareholders approved distributions to shareholders through par value reductions. We used this method because payment of a dividend in the form of a par value reduction is not subject to the Swiss withholding tax, which has a rate of 35 percent. In 2011, we sought and obtained shareholder approval for a dividend from legal reserves. In January 2012, we held an extraordinary general meeting at which the shareholders approved an increase to the quarterly dividend amount approved at the 2011 annual general meeting from $0.35 to $0.47 per share (approximately a 34% increase).

This year we again request approval of a dividend in the form of a distribution by way of par value reduction, returning to our procedure of 2008-2010. We have determined this procedure is more appropriate for us at this time due to current Swiss law. As in prior years, we are requesting shareholder approval for an annual par value reduction amount, to be paid to shareholders pursuant to a formula in four equal installments.

The agenda item below calls for a par value reduction in an aggregate CHF amount equal to $1.96 per share, using the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the 2012 Annual General Meeting, which we refer to as the Base Annual Dividend. The Base Annual Dividend will be payable in four installments; provided that each of the CHF installments will be adjusted pursuant to the formula so that the actual CHF par value reduction amount for each installment will equal $0.49 ($0.02 per quarter greater than the quarterly amount approved at the 2012 extraordinary general meeting), subject to an aggregate upward adjustment for the four installments, which we refer to as the Dividend Cap, of 50% of the Base Annual Dividend. Application of the formula will mean that the CHF amount of each installment will be determined at the approximate time of distribution, while the U.S. dollar value of the installment will remain $0.49 unless and until the Dividend Cap is reached. A par value reduction that would otherwise exceed the Dividend Cap will be reduced to equal the CHF amount remaining available under the Dividend Cap, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that CHF amount.

Agenda Item

Based on a report in accordance with Article 732 para. 2 of the Swiss Code of Obligations provided by PricewaterhouseCoopers AG as state supervised auditing enterprise who will be present at the meeting, the Board of Directors proposes that the following dividend in the form of a distribution by way of par value reduction be approved. This agenda item may only be approved if our shareholders voting (in person or by proxy) at the Annual General Meeting first approve Agenda Item 2.2—“Approval of the statutory financial statements of ACE Limited.” The blank numbers in the following resolution will be completed based upon the Company’s actual share capital as of the date of the Annual General Meeting and applicable exchange rate calculations described below. Pursuant to Swiss law, we are required to submit to you for your approval both the English and the (authoritative) German versions of the proposed amendments to the Company’s Articles of Association:

1.	The capital of the Company in the aggregate amount of CHF [•(number of Common Shares as registered in the Commercial Register on the date of the Annual Shareholder Meeting (the “Total Shares”)) x CHF 30.27] shall be reduced by the amount of CHF [•(number of Total Shares) x (Aggregate Reduction Amount as determined in paragraph 3(i))] (the “Aggregate Distribution Amount”) to CHF [•completed at the date of the Annual General Meeting (the “General Meeting Date”)].

2.	Based on the report of the auditor dated May [•date of auditor report], 2012, it is recorded that the receivables of the creditors of the Company are fully covered even after the capital reduction.

3.	The capital reduction shall be executed as follows:

(i)	The capital reduction shall occur by reducing the par value per each Common Share from currently CHF 30.27 by CHF [•(USD 1.96 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the General Meeting Date; rounded down to the next centime amount which can be divided by four)] (“Aggregate Reduction Amount”) to CHF [•] in four steps (each, a “Partial Par Value Reduction”): (1) for the first partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of July 2012 (“first Partial Par Value Reduction”); (2) for the second partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of September 2012 (“second Partial Par Value Reduction”); (3) for the third partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of December 2012 (“third Partial Par Value Reduction”); and (4) for the fourth partial par value reduction from CHF [•completed on General Meeting Date] by CHF [•Aggregate Reduction Amount divided by four] to CHF [•completed on General Meeting Date] by the end of March 2013 (“fourth Partial Par Value Reduction”).

(ii)	The Aggregate Reduction Amount shall be repaid to shareholders in installments of CHF [•Aggregate Reduction Amount divided by four] in August 2012, CHF [•Aggregate Reduction Amount divided by four], in October 2012, CHF [•Aggregate Reduction Amount divided by four] in January 2013 and CHF [•Aggregate Reduction Amount divided by four] in April 2013 per Common Share.

(iii)	At each Partial Par Value Reduction an updated report in accordance with Article 732 paragraph 2 of the Swiss Code of Obligations by PricewaterhouseCoopers AG, an auditor supervised by the Swiss government, shall be prepared (an “Updated Report”).

(iv)	The Board is only authorized to repay a Partial Par Value Reduction amount in the event the Updated Report confirms that the claims of creditors are fully covered in spite of the Partial Par Value Reduction.

(v)	In addition, under Swiss law, upon satisfaction of all legal requirements (including shareholder approval of a par value reduction as described in this proposal), we will be required to submit an application to the Commercial Register of the Canton of Zurich to register each applicable par value reduction. Without effective registration of the applicable par value reduction with the Commercial Register of the Canton of Zurich, the Company will not be able to proceed with the payment of any installment of the distribution as described in this proposal. The Company cannot assure that the Commercial Register of the Canton of Zurich will approve the registration of any applicable par value reduction.

4.	The quarterly Partial Par Value Reduction amount of CHF [•completed on General Meeting Date] per Common Share (the “Quarterly Distribution Amount”) equals USD 0.49 (the “Quarterly U.S. Dollar Amount”) calculated pursuant to paragraph 3(i) and (ii) above. The Quarterly Distribution Amount and the Aggregate Distribution Amount pursuant to paragraph 1 are subject to the following adjustments as a result of USD/CHF currency fluctuations:

(i)	The Quarterly Distribution Amount is to be adjusted as a result of currency fluctuations such that each quarterly per Common Share Partial Par Value Reduction amount shall equal an amount calculated as follows (rounded down to the next centime):

Quarterly Distribution Amount = Quarterly U.S. Dollar Amount x USD/CHF currency exchange ratio as published in The Wall Street Journal on July 25, 2012 for the first Partial Par Value Reduction, on September 24, 2012, for the second Partial Par Value Reduction, on December 11, 2012, for the third Partial Par Value Reduction, and on March 22, 2013, for the fourth Partial Par Value Reduction.

If as a result of one or several quarterly adjustments the Aggregate Distribution Amount would otherwise be increased by more than CHF [• (number of Total Shares) multiplied by the maximum increase amount per Common Share as determined at the end of this paragraph] (corresponding to 50% of the Aggregate Distribution Amount set forth in paragraph 1, rounded down to the next centime), the adjustment is limited such that the aggregate increase to the Aggregate Distribution Amount rounded down to the next centime equals CHF [•completed on General Meeting Date] (being CHF [•(50% of the Aggregate Distribution Amount) divided by the number of Total Shares, rounded down to the next centime] per Common Share).

(ii)	The Aggregate Distribution Amount pursuant to paragraph 1 shall be adjusted as follows:

Sum of the four (Quarterly Distribution Amounts (adjusted pursuant to paragraph 4(i)) x number of Common Shares registered in the Commercial Register of the Canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value Reduction).

5.	The Aggregate Distribution Amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4 (ii)) shall be increased by par value reductions on Common Shares that are issued from authorized share capital and conditional share capital after the Annual General Meeting but which have not been registered in the Commercial Register of the Canton of Zurich on the date of the registration of the respective Partial Par Value Reductions.

6.	The general meeting acknowledges that the report of the auditor dated May [•completed on General Meeting Date], 2012 has been prepared on the basis of the maximum possible increase provided under paragraphs 4 and 5, meaning the increase of the Aggregate Distribution Amount by CHF [•completed on General Meeting Date] and that all Common Shares have been issued out of conditional share capital and the authorized share capital.

7.	The Board is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts.

8.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register, the following amendments are resolved to Article 3 lit. a) of the Articles of Association:

“Artikel 3 Aktienkapital	“Article 3 Share Capital

a)      Das Aktienkapital der Gesellschaft beträgt CHF [•] * / [•]** / [•]*** / [•]**** und ist eingeteilt in 342’832’412 auf den Namen lautende Aktien im Nennwert von CHF [•]* / [•]** / [•]*** / [•]**** je Aktie. Das Aktienkapital ist vollständig liberiert.”

a)      The share capital of the Company amounts to CHF [•]* / [•]** / [•]*** / [•]**** and is divided into 342,832,412 registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** per share. The share capital is fully paid-in.”

* nach Vollzug der ersten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Juli 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

*       Upon completion of the first Partial Par Value Reduction by the end of July 2012 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2012

** nach Vollzug der zweiten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende September 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

**     Upon completion of the second Partial Par Value Reduction by the end of September 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

*** nach Vollzug der dritten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende Dezember 2012 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

***  Upon completion of the third Partial Par Value Reduction by the end of December 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

****nach Vollzug der vierten Teilnennwertherabsetzung gemäss Ziffer 3 bis Ende März 2013 mit konkreter Zahl aufgrund Anpassung gemäss Ziffer 4 und mit Statutendatum Mai 2012

****Upon completion of the fourth Partial Par Value Reduction by the end of March 2013 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

Please note that the asterisks above also apply to Articles 4, 5 and 6 below.

9.	Effective with the registrations of the respective quarterly capital reductions in the Commercial Register the following amendments to Articles 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association are resolved as a consequence of the par value reduction (the wording of Article 6 lit. a) below anticipates the approval of Agenda Item No. 5):

“Artikel 4 Bedingtes Aktienkapital für Anleihensobligationen und ähnliche Instrumente der Fremdfinanzierung	“Article 4 Conditional Share Capital for Bonds and Similar Debt Instruments

a)      Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]* / [•]** / [•]*** /[•]**** durch Ausgabe von höchstens 33’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•] * / [•]** / [•]*** / [•]**** je Aktie erhöht, bei und im Umfang der Ausübung von Wandel- und/oder Optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren Tochtergesellschaften emittierten oder noch zu emittierenden Anleihensobligationen, Notes oder ähnlichen Obligationen oder Schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.”

a)      The share capital of the Company shall be increased by an amount not exceeding CHF [•]* /[•]** / [•]*** / [•]**** through the issue of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the Company or by subsidiaries of the Company, including convertible debt instruments.”

“Artikel 5 Bedingtes Aktienkapital für Mitarbeiterbeteiligungen	“Article 5 Conditional Share Capital for Employee Benefit Plans

a)      Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [•]* / [•]** / [•]*** /[•]**** durch Ausgabe von höchstens 25’410’929 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* / [•]** / [•]*** /[•]**** je Aktie erhöht bei und im Umfang der Ausübung von Optionen, welche Mitarbeitern der Gesellschaft oder ihrer Tochtergesellschaften sowie Beratern, Direktoren oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder ihre Tochtergesellschaften erbringen, eingeräumt wurden/werden.”

a)      The share capital of the Company shall be increased by an amount not exceeding CHF [•]* /[•]** / [•]*** / [•]**** through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, each with a nominal value of CHF [•]* / [•]** /[•]*** / [•]****, in connection with the exercise of option rights granted to any employee of the Company or a subsidiary, and any consultant, director, or other person providing services to the Company or a subsidiary.”

“Artikel 6 Genehmigtes Kapital zu allgemeinen Zwecken	“Article 6 Authorized Share Capital for General Purposes

a)      Der Verwaltungsrat ist ermächtigt das Aktienkapital jederzeit bis zum 16. Mai 2014 im Maximalbetrag von CHF [•]* / [•]** / [•]*** /[•]**** durch Ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [•]* /[•]** / [•]*** /[•]**** je Aktie zu erhöhen.”

a)      The Board of Directors is authorized to increase the share capital from time to time and at any time until 16 May 2014 by an amount not exceeding CHF [•]* /[•]** / [•]*** / [•]**** through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of CHF [•]* / [•]** / [•]*** / [•]**** each.”

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the payment of the dividend through reduction of the par value of our shares as described above, such payment to be made in four quarterly installments through our next annual ordinary general meeting.

AGENDA ITEM NO. 8: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our executive officers and former executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement (to whom we refer as our named executive officers, or NEOs), as such compensation is disclosed in this proxy statement in accordance with Item 402 of Regulation S-K (which is the Securities and Exchange Commission’s rule setting forth executive compensation disclosure requirements).

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” we strive to enhance shareholder value by continuing to closely align our executive compensation philosophy and practices with the interests of our shareholders. Our compensation practices, which balance long-term and short-term awards, are structured to pay for performance, to encourage business decision-making aligned with the long-term interests of the Company, and to support the human resource requirements of our business in all the markets, globally, in which we operate. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 53-90 of this proxy statement, which include the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual General Meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Company’s proxy statement is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee would evaluate whether any actions are necessary to address those concerns.

Voting Requirement to Approve Agenda Item

This agenda item is an advisory vote. As such, it is not binding in nature. Therefore, there is no specific approval requirement. However, the Board of Directors will consider that the shareholders have approved executive compensation on an advisory basis if this agenda item receives the affirmative vote of a majority of the votes cast (in person or by proxy).

Recommendation

The Board of Directors recommends a vote for the approval of executive compensation.

AGENDA ITEM NO. 9: AMENDMENT TO THE ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

A proposal will be presented at the 2012 Annual General Meeting to approve the ACE Limited Employee Stock Purchase Plan, which we refer to as the ESPP, as amended through the Fourth Amendment. The ESPP is a broad-based plan that gives eligible employees of the Company and its participating subsidiaries the right to elect to participate in the ESPP and purchase Common Shares of the Company using amounts deducted from their pay during consecutive “Subscription Periods.” We believe the ESPP serves as an attractive employee benefit and aids in employee recruitment and retention. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”), and therefore offers favorable tax treatment for certain purchases of Common Shares made pursuant to the ESPP (see “United States Income Tax Considerations,” below).

The ESPP was adopted by the Board of Directors effective July 28, 1995, subject to shareholder approval. Shareholders approved the ESPP on February 9, 1996. The Board of Directors subsequently adopted the First Amendment of the ESPP in June 2000, the Second Amendment of the ESPP in May 2006, and the Third Amendment of the ESPP in March 2007. The ESPP, as amended through the Fourth Amendment, if approved by shareholders, will increase the number of Common Shares available for issuance under the ESPP by 1,500,000 shares, which shares shall be in addition to the 3,000,000 Common Shares previously reserved under the ESPP. As of March 30, 2012, 189,297 Common Shares remained available for issuance under the ESPP. The approval of ESPP, as amended through the Fourth Amendment, will bring the total number of Common Shares remaining available for issuance under the ESPP to 1,689,297. In addition to increasing the number of Common Shares available for issuance, the Fourth Amendment adds a provision excluding certain employees who are a citizen or resident of a foreign jurisdiction as described below and makes clarifying and technical changes to certain defined terms and other provisions in the ESPP. A summary of the material provisions of the ESPP, as amended through the Fourth Amendment, is set forth below. A copy of the ESPP, as amended through the Fourth Amendment, is set forth in Exhibit B.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company and its participating subsidiaries with an opportunity to purchase Common Shares of the Company through accumulated payroll deductions.

Because the Board of Directors believes it is important for the employees of the Company and its subsidiaries to have an equity interest in the Company, the Board of Directors has approved the ESPP, as amended through the Fourth Amendment, and is recommending it to shareholders for approval, so that the ESPP can continue to operate.

General

The ESPP is administered by a committee of two or more members of the Board of Directors of the Company who are selected by the Board. The Board has designated the Compensation Committee to serve as the committee administering the ESPP. The Compensation Committee has the authority to manage and control the operation and administration of the ESPP, including the authority to interpret the ESPP and to establish, amend and rescind rules and regulations relating to the ESPP. Except to the extent prohibited by the provisions of Rule 16b-3 pursuant to the Exchange Act, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the ESPP to any person or persons selected by it. Any such allocation or delegation may be revoked by the Compensation Committee at any time.

If the ESPP, as amended through the Fourth Amendment, is approved, the maximum number of shares of Common Shares permitted to be sold under the ESPP will be 4,500,000, of which 2,810,703 already have been sold, leaving 1,689,297 available for future sale. The Common Shares with respect to which awards may be made under the ESPP shall be:

•	shares currently authorized but unissued; or

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shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares to be so acquired (as determined by any executive officer of the Company).

Subject to the requirements of Section 423 of the Code, the Compensation Committee shall adjust the number of shares available under the ESPP for any subdivision or consolidation of shares or recapitalization or any other increase or reduction of the number of Common Shares outstanding that is effected without receiving compensation therefor in money, services or property.

If the shareholders of the Company receive any shares of stock or other securities or property pursuant to any reorganization, merger, consolidation or plan of exchange with another corporation, or if the Company distributes securities of another corporation to its shareholders, then, subject to the requirements of Section 423 of the Code, an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares shall be substituted for the shares subject to outstanding rights to purchase Common Shares under the ESPP.

Except as otherwise permitted under Section 424 of the Code and Rule 16b-3 pursuant to the Exchange Act, neither the amount of any payroll deductions made with respect to a participant’s compensation nor any participant’s rights to purchase shares of Common Shares under the ESPP may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the participant, the rights provided to the participant under the ESPP may be exercised only by him.

The ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended or qualified under Section 401(a) of the Code.

Duration, Amendment and Termination

The ESPP shall be unlimited in duration unless it is terminated pursuant to the provisions of the ESPP, which provide that the Board may amend or terminate the ESPP at any time. With limited exceptions specified in the ESPP, no amendment or termination of the ESPP may adversely affect the rights of a participant with respect to shares that have been purchased before such amendment is adopted by the Board. No amendment of the ESPP may be made without approval of the shareholders of the Company to the extent that such approval is required to maintain compliance with the requirements of Section 423 of the Code. In addition, to the extent that applicable stock exchange rules require shareholder approval for an amendment, such amendment will not be effective without shareholder approval.

Eligibility

All employees of the Employers (meaning the Company and each of its subsidiaries which, with the consent of the Company, adopts the ESPP for the benefit of its eligible employees) who have been employed for more than 500 hours and for longer than six months, and whose customary employment is greater than 20 hours per week and more than five months in any calendar year, are eligible to participate in the ESPP. However, only those individuals employed by the Employers on the first day of a Subscription Period (defined below) may participate in the ESPP during that Subscription Period. An employee who is a citizen or resident of a foreign jurisdiction where the grant of an option under the ESPP or an offering to such citizen or resident is prohibited under the laws of such jurisdiction, or where compliance with the laws of the foreign jurisdiction would cause the ESPP or offering to violate the requirements of Section 423 of the Code, is not eligible to participate in the ESPP. In addition, employees who own, or who would own upon the exercise of any rights extended under the ESPP and the exercise of any other options (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of Common Shares of the Company or of any parent or subsidiary corporation are not eligible to participate in the ESPP. Certain restrictions apply to employees whose rights to purchase Common Shares under all employee stock purchase programs the Employers maintain would accrue at a rate that exceeds $25,000 of fair market value (determined at the time the purchase rights are granted) for each calendar year in which the purchase rights are outstanding. As of March 30, 2012, the Company and its subsidiaries had approximately 13,000 employees eligible to participate in the ESPP.

Participation

The ESPP gives participants the right to purchase Common Shares using amounts deducted from their pay during consecutive “Subscription Periods.” The Compensation Committee, with the approval of the Board, has established six-month Subscription Periods that begin on January 1 and July 1 of each year. The Compensation Committee has the authority to change the length and/or frequency of the Subscription Periods, but the periods may not extend beyond one year.

Eligible employees can become participants in the ESPP for any Subscription Period by filing a written payroll deduction authorization (referred to as a “Subscription Agreement” or an “Enrollment Form”) with the Compensation Committee. The Subscription Agreements authorize payroll deductions from the employees’ pay for contributions to the ESPP for that Subscription Period.

When participants file Subscription Agreements, their participation in the ESPP generally begins on the first day of the Subscription Period to which their Subscription Agreements relate and continues until the end of the Subscription Period or, if earlier, until the participants elect to terminate participation as described below or until the ESPP is terminated. At the time participation begins for a Subscription Period, participants are granted an “option” to purchase Common Shares on the Exercise Date (as defined below) for that Subscription Period. The amount of Common Shares to be purchased is determined based on the accumulated payroll deductions and the purchase price applicable to the option, as discussed below. The participants have no interest in Common Shares covered by the subscription agreement until the shares are delivered. Neither the ESPP nor any contract in connection with the ESPP gives any person a right to a lien on the funds deducted from participants’ pay pursuant to the ESPP.

Payroll Deductions

At the time participants file Subscription Agreements, they elect to have payroll deductions made on each pay day during the applicable Subscription Period. Participants may choose a reduction of either a full percentage of their Compensation (as defined below) or a specified whole dollar amount. Whether they elect a dollar amount or a percentage, the total amount of the payroll deductions for the Subscription Period cannot exceed 10% of their Compensation for that Subscription Period. “Compensation” means salary, except that if a participant does not receive salary, compensation is based on such other amount of basic compensation as determined by the Compensation Committee. Participants do not earn interest on amounts deducted from their paychecks, and, prior to the time they are used to buy Common Shares under the ESPP, the funds are available for general use by the Employers and may be subject to the claims of the Employers’ creditors.

After the Subscription Period begins, participants may not increase or decrease the rate of their payroll deductions for that Subscription Period, unless their participation terminates, as described below. Automatic changes to deductions (including a reduction to zero) may be made to ensure that the ESPP complies with the requirements of Section 423 of the Code.

Termination of Participation

Participants may discontinue participation in the ESPP for any Subscription Period. If a participant chooses to terminate participation, the total amount that has been deducted during that Subscription Period will be returned, without interest. If deductions are withdrawn, the option for that Subscription Period will be terminated and no further payroll deductions will be made for that Subscription Period.

If a participant’s employment with the Employers terminates, the total amount that has been deducted during that Subscription Period will be returned, without interest, and the option will be terminated.

Purchase of Common Shares

The amounts that have been deducted from participants’ paychecks during a Subscription Period will be used on the “Exercise Date” to purchase full shares of Common Shares. An Exercise Date is generally the last trading day of a Subscription Period. The number of shares purchased will be equal to the total amount, as of the Exercise Date, that has been deducted from the participants’ paychecks for that Subscription Period, divided by the Purchase Price, rounded down to the next full share. The “Purchase Price” is 85% of the fair market value of a Common Share on the Exercise Date. The closing price with respect to a Common Share on March 30, 2012 was $73.20 per share. In no event shall the Purchase Price be less than the par value of a Common Share. Limitations may apply with respect to the amount and value of a Common Share that a participant may purchase under the ESPP for any Subscription Period. No participant may purchase more than $25,000 in value of Common Shares under the ESPP (and any other employee stock purchase plan) in any calendar year or more than 1,500 Common Shares in any one Subscription Period.

If participants decide they do not wish to purchase Common Shares during a Subscription Period, they may notify the Company prior to the Exercise Date (or at such other time as the Compensation Committee may establish) that they elect not to purchase the Common Shares which they are entitled to purchase. To the extent the amounts deducted from participants’ paychecks are not used to purchase full Common Shares, those amounts shall be returned without interest. The options shall expire on the last day of the Subscription Period.

Withholding

All benefits under the ESPP are subject to withholding of all applicable taxes.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply with respect to purchases under the ESPP by participants who are subject to U.S. income tax. This discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the ESPP. Participants may also be subject to foreign, state and/or local taxes in connection with purchases under the ESPP, which could differ significantly from U.S. federal tax consequences. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax aspects of purchases to their personal circumstances.

The ESPP is intended to qualify under Section 423 of the Code. Under this section, a participant will not be required to recognize taxable income at the time shares are purchased under the ESPP. The participant may, however, become liable for tax upon the disposition of the Common Shares acquired, as described below.

In the event that shares acquired pursuant to the ESPP are not sold or disposed of (including by way of gift) prior to two years after the date of the grant of the option (as determined for tax purposes) or one year after the relevant Exercise Date, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the date of grant (as determined for tax purposes) over an amount equal to what the purchase price would have been if it had been computed as of the date of the grant (as determined for tax purposes), will be treated as ordinary income to the participant. Any further gain on disposition will be treated as long-term capital gain and any loss will be treated as a capital loss.

In the event the participant sells or disposes of the shares before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as a capital gain and will be treated as a long-term capital gain if the shares have been held for more than one year. If the shares are sold for less than their fair market value on the Exercise Date, the participant may recognize a capital loss equal to the difference between the sales price and the value of the shares on the Exercise Date.

The Company is not currently subject to U.S. corporate income taxes. However, if a sale or disposition is made before the expiration of the holding periods described above by a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction for its taxable year in which such sale or disposition occurs equal to the amount of income includible in the participant’s gross income as ordinary income.

Common Share Issuances

The following table sets forth shares purchased pursuant to the ESPP for the fiscal year ended December 31, 2011 by the Company’s CEO and each of the other Named Executive Officers that participated in the ESPP in 2011 and by the various indicated groups, together with the weighted average purchase price paid per share:

Name	Number of Purchased Shares	Weighted Average Purchase Price
Robert Cusumano	380	$55.95
Brian Dowd	379	$55.95
John J. Lupica	379	$55.95
Executive Group (3 persons)	1,138	$55.95
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	202,458	$57.70

New ESPP Benefits

The benefits to be derived under the ESPP by any individual in the future are currently undeterminable. Participation in the ESPP is entirely voluntary and benefits will only be realized by those employees who have chosen to allocate a portion of their Compensation to the purchase of Common Shares of the Company. The total number of shares to be purchased during each Subscription Period cannot be determined in advance, as it will vary based on an individual’s elections (which may include an election to terminate participation during a Subscription Period, as described above) and the price of a Common Share at the Exercise Date; provided that, as described above, in no event may a participant purchase more than 1,500 Common Shares in any one Subscription Period.

Equity Compensation Plan Information

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders (2)	10,579,507	$49.78	9,601,055

(1)	These totals include securities available for future issuance under the following plans:

i.	ACE Limited 2004 Long-Term Incentive Plan. (the “2004 LTIP”) A total of 30,600,000 Common Shares of the Company are authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units. The maximum number of shares that may be delivered to participants and their beneficiaries under the 2004 LTIP shall be equal to the sum of: (i) 30,600,000 shares; and (ii) any shares that are represented by awards granted under the ACE Limited 1995 Long-Term Incentive Plan, the ACE Limited 1995 Outside Directors Plan, the ACE Limited 1998 Long-Term Incentive Plan, and the ACE Limited 1999 Replacement Long-Term Incentive Plan (the “Prior Plans”) that are forfeited, expired, or are canceled after the effective date of the 2004 LTIP of February 25, 2004, without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the applicable Prior Plan. At December 31, 2011, a total of 9,411,758 shares remain available for future issuance under this plan.

ii.	ACE Limited 1998 Long-Term Incentive Plan. A total of 21,252,007 shares were authorized to be issued pursuant to awards made as options, stock appreciation rights, stock units, performance shares, performance units, restricted stock, and restricted stock units; the number of shares available for awards other than options and stock appreciation rights was 3,232,485 shares. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

iii.	ACE Limited 1995 Long-Term Incentive Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards to be made as options, stock appreciation rights, and restricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

iv.	ACE Limited 1995 Outside Directors Plan. Shares were authorized to be issued in an amount determined by a formula described in footnote (2) below pursuant to awards made as options, restricted stock, and unrestricted stock. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

v.	Employee Stock Purchase Plan. A total of 3,000,000 shares are authorized for purchase at a discount (subject to amendment by proposal as provided in this proxy statement). At December 31, 2011, 189,297 shares remain available for future issuance under this plan.

(2)	This plan category includes shares issuable pursuant to the following plans that authorize shares based on a formula:

i.	ACE Limited 1995 Long-Term Incentive Plan. The total number of shares available for awards under this plan in any fiscal year was five percent of the adjusted average of the outstanding Common Shares of the Company, as that number is determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under this plan and any shares of stock subject to any outstanding award under this plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

ii.	ACE Limited 1995 Outside Directors Plan. The total number of shares available for awards under this plan in any fiscal year was 0.5 percent of the adjusted average of the outstanding Common Shares of the Company, as that number was determined by the Company, to calculate fully diluted earnings per share for the preceding fiscal year, reduced by any shares of stock granted pursuant to awards under the plan and any shares of stock subject to any outstanding award under the plan. This plan only remains in effect with respect to outstanding awards made pursuant to this plan. Future awards will be made pursuant to the 2004 LTIP.

Voting Requirement to Approve Agenda Item

The affirmative “FOR” vote of the majority of the votes cast in person or by way of proxy at the Annual General Meeting, not counting abstentions, broker non-votes or blank or invalid ballots, is required to approve this agenda item.

Recommendation

Our Board of Directors recommends a vote “FOR” the ESPP, as amended through the Fourth Amendment.

CORPORATE GOVERNANCE

Overview

In General	Our Board of Directors has maintained corporate governance policies for many years in accordance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the NYSE’s listing standards. We have adopted Organizational Regulations and Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification and independence standards, Board leadership, director responsibilities and procedures, director equity ownership guidelines, management evaluation and succession and Board self-evaluations. We have also adopted Categorical Standards for Director Independence, a Code of Conduct and charters for each of our Compensation Committee, Audit Committee, Nominating & Governance Committee, Risk & Finance Committee and Executive Committee. The full text of our Organizational Regulations, our Corporate Governance Guidelines, our Categorical Standards for Director Independence, our Code of Conduct and each committee charter is available on the Company’s website located at www.acegroup.com. You can view and print these documents by accessing our website, then clicking on “Investor Information,” followed by “Corporate Governance.” Our Categorical Standards for Director Independence also appear as Exhibit A to this proxy statement. In addition, you may request copies of our Organizational Regulations, our Corporate Governance Guidelines, Categorical Standards for Director Independence, Code of Conduct and the committee charters by contacting us as follows:

Telephone — +1 (441) 299-9283;

Facsimile — +1 (441) 292-8675; or

e-mail — investorrelations@acegroup.com.

Executive Sessions of Directors	In addition to regular Board meetings, the non-management directors generally meet for an executive session of the Board at each quarterly Board meeting, at which no members of management (including our Chairman, President and Chief Executive Officer, whom we refer to as the CEO) are present. Moreover, as our CEO is our only non-independent director, the independent directors meet at regular executive sessions (more than once per year) without participation of management or any director that is not independent. Our Lead Director, Robert M. Hernandez, is the presiding director for executive sessions of non-management directors and executive sessions of independent directors.

Other Corporate Governance Highlights	•	13 of our 14 current directors are independent directors.

•	Only independent directors may serve on our Audit, Compensation, Nominating & Governance and Risk & Finance Committees.

•	Our directors are elected by majority voting.

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Our Audit Committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors. It also has the authority to retain outside advisors. Together with our Board, our Audit Committee evaluates the qualification, performance and independence of our independent auditors. If required by applicable law or regulation relating to auditor rotation or otherwise, or if the Audit Committee otherwise determines it is necessary, it will replace the independent auditors or lead engagement partner or the partner responsible for reviewing the audit.

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If a member of our Audit Committee simultaneously serves on the audit committees of more than three public companies, the Board is required to determine whether such simultaneous service would impair the ability of such member to effectively serve on our Audit Committee.

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Our Compensation Committee has the authority to retain independent consultants and has engaged Frederic W. Cook & Co., Inc. to assist it. Our Compensation Committee evaluates the performance of the CEO, based on corporate and personal goals and objectives and sets his compensation level based on this evaluation, both as a committee and together with the other independent directors.

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Our Board has adopted a Code of Conduct applicable to all directors, officers and employees, which sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations (including insider trading laws), and reporting illegal or unethical behavior.

•	Our Board and each of its committees conducts an annual self-evaluation to determine whether they are functioning effectively.

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We have adopted Related Party Transaction Guidelines that require our Nominating & Governance Committee to review and approve or ratify, certain transactions between us and related persons as further described in “Corporate Governance—What is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?”

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Our Board formed a Risk Committee in November of 2009. The mission of the Risk Committee of the Board of Directors was to understand, advise about, and oversee the Company’s risk management process to assure that it functions correctly in all material respects. In May 2011, our Board approved the consolidation of the Risk Committee and the Finance and Investment Committee to form the Risk & Finance Committee. The purpose of the consolidation was to focus appropriate director expertise on particular Board committees, improve efficiency and ensure proper Board oversight and attention on priority matters.

Continuing Education	We provide ongoing programs for existing directors, covering, among other things, the Company’s business, organizational and management structure, results of operations and financial condition, including critical accounting policies, budgets and forecasts and corporate governance and risk management. Directors are encouraged to attend these and other appropriate continuing education programs. In 2011, we sponsored training sessions for our Risk & Finance Committee members and our Audit Committee members. In addition, many of our directors attended outside director education programs.

The Board of Directors

Our Board oversees our business and monitors the performance of management. The directors keep themselves informed by discussing matters with the CEO, other key executives and our principal external advisors, such as legal counsel, outside auditors, and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets a minimum of five times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2011, including one telephonic meeting. All directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member that were held during 2011.

Director Independence and Other Information

The Board has determined that the following directors are independent under the listing standards of the NYSE: Michael G. Atieh, Mary A. Cirillo, Michael P. Connors, Bruce L. Crockett, Robert M. Hernandez, John A. Krol, Peter Menikoff, Leo F. Mullin, Thomas J. Neff, Robert Ripp, Theodore E. Shasta, Eugene B. Shanks, Jr. and Olivier Steimer. These independent directors constitute a substantial majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between the Company and these directors. A copy of our Categorical Standards for Director Independence is attached as Exhibit A to this proxy statement and is also available by accessing the Company’s website at www.acegroup.com, then clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing. The Board also considered the other directorships held by the independent directors, including ACE share ownership by, and insurance business with, such other companies, as applicable, and determined that none of these directorships constituted a material relationship with the Company.

SEC regulations require us to describe certain legal proceedings, including bankruptcy and insolvency filings, involving nominees for the Board of Directors or companies of which a nominee was an executive officer. Mr. Mullin retired as Chief Executive Officer of Delta Air Lines in January 2004 and Chairman in April 2004. In September 2005, Delta Air Lines voluntarily filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The Board and Diversity

We believe that a variety of perspectives, opinions and backgrounds among the members of the Board is critical to the Board’s ability to perform its duties and various roles. We strive to maintain, and we encourage, diversity of thought among Board members, which makes the body as a whole more effective. Our Board includes ethnic and religious minorities, members from multiple countries, both genders, and people from many walks of life and disciplines. The make-up of the Board has evolved, and broadened, as ACE has grown and evolved as a company, and continued diversity is expected.

Our Board of Directors is elected by our shareholders, who have the legal and structural power to determine the Board’s composition. Under our Articles of Association and Swiss law, the Board is entrusted with the ultimate direction of the Company, and thus responsible for ensuring that appropriate policies, procedures and leadership (including at Board level) are in place. The Nominating & Governance Committee was established in large part to facilitate consideration of and adherence to Board composition matters.

Our Corporate Governance Guidelines include provisions intended to help ensure that the Board, as it evolves, will have collective skills, experience, independence and diversity to enable it to function as well as possible for the short term and long term. Those guidelines instill in the Nominating & Governance Committee responsibility for oversight of this objective, although we do not have a formal Board diversity policy.

Each of our directors represents stockholders as a whole rather than any particular stockholder or group of stockholders. Individual directors are required to notify the Committee’s Chairman, and the Chairman of the Board, of any change in business or professional affiliations or responsibilities, including retirement, so that diversity, conflicts and other Board composition issues can be considered. A director is required to offer his or her resignation from the Board (which resignation may be accepted or not accepted, on behalf of the Board, by the Chairman of the Nominating & Governance Committee following consultation with other Committee or Board members in the reasonable discretion of the Chairman) in the event a director for any reason leaves a full-time job or otherwise materially changes his or her full-time employed position or status (e.g., resignation, termination, reassignment, or retirement). In addition, as set forth in the Corporate Governance Guidelines, a director should offer to resign if the Nominating & Governance Committee concludes that he or she no longer meets the Company’s requirements for service on the Board. Our Nominating & Governance Committee annually performs evaluations of the Board and a self-evaluation of the Nominating & Governance Committee. In that context, they further consider the composition of the Board.

Moreover, the ACE Code of Conduct applies to the Board and its decisions, not just Company employees. The Code of Conduct prohibits discrimination on the basis of any characteristic protected by law, and we make all director nomination decisions and set all terms and conditions of the appointment of directors without regard to these characteristics. ACE is committed to providing an environment in which diversity is valued, and without doubt this is true with respect to the Board of Directors.

Board Leadership Structure

Our Board’s mandate includes overall supervision and control of management of the Company, pursuant to Swiss law. Though our management and employees direct and are responsible for the business operations of the Company and its divisions, and implementation of policies and strategies approved by the Board, the power of management is fundamentally delegated from the Board. Our Organizational Regulations and Corporate Governance Guidelines provide the Board with the right and flexibility to vest the responsibilities of Chairman of the Board and Chief Executive Officer in the same individual or in more than one individual, as the Board determines to be in the best interest of the Company. Our Board has determined it to be in the best interests of the Company, at this time, to vest the responsibilities of Chairman and CEO in Evan G. Greenberg because the Board believes he has the skills and experience to best perform both roles.

While Mr. Greenberg serves as Chairman, Board leadership comes also from our Lead Director, Robert Hernandez. Our Lead Director’s powers are significant, and specific responsibilities include establishing the agenda (with the Chairman) for Board meetings, presiding at executive sessions of the independent members of the Board, working with the Nominating & Governance Committee in the Board’s performance evaluation process, working with the Compensation Committee in the CEO evaluation process and compensation determination, facilitating communication between Board members and the Chairman of the Board, helping to assure that Board members receive background materials on a timely basis, monitoring the Company’s mechanism for receiving and responding to shareholder communications to the Board, responding to non-audit related shareholder inquiries and helping assure that all Board members are empowered to, and do, carry out their responsibilities in accordance with their fiduciary duties. He also communicates regularly with our CEO on matters of significance, and with the independent directors to help foster independent thinking.

The Board regularly reviews and discusses its composition and structure. It has specifically delegated to the Nominating & Governance Committee the duty of evaluation in this regard, and to advise the Board as it sees fit. ACE’s Board leadership structure has evolved over time. For example, the chairman and chief executive officer roles were separate immediately before May 2007; Mr. Greenberg was promoted to President and Chief Executive Officer in 2004 and was not appointed Chairman of the Board until three years later. As ACE and its circumstances develop in the future, the Board will continue to examine its leadership structure and will at all times conduct itself in the manner it determines to be in the best interests of the Company and its shareholders at that time. We expect that the Company will always have either an independent lead director or a non-executive chairman.

Board Risk Oversight and Risk Management

As part of its oversight of the Company and its business activities, the Board takes very seriously its role in risk management. The Risk & Finance Committee is composed entirely of directors who are independent of the Company and its management (in accordance with NYSE listing standards).

Generally, the Risk & Finance Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management, capital structure, financing arrangements and investments. This includes (a) cognitive—evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information, (b) strategic—oversight of policy decisions pertaining to risk aggregation and minimization, including credit risk, (c) tactical—assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks, (d) oversight of the capital structure and financing arrangements in support of the Company’s plans and consistent with its risk tolerances; and (e) oversight of management’s investment of the Company’s investible assets, give input on strategies, and monitor overall conditions and developments with respect to these assets and, again, to make certain they are consistent with the Company’s risk tolerances. In particular, the Risk & Finance Committee meets regularly with company management, including the Chief Risk Officer and others, in fulfillment of its responsibilities. The Risk & Finance Committee also conducts joint meetings, such as with the Audit Committee.

The goal of the Risk & Finance Committee is to assure that the Company’s risk management process perceives risk well (cognition), has a reasonable and sound set of policies for setting parameters on risk (strategy), and, for specific material risks, has prepared itself to avoid or to mitigate outcomes that threaten the viability of the Company (tactics).

The Board discusses and considers risk management issues to varying degrees at each of its meetings. The Board will adjust its practices with respect to risk management oversight whenever it determines it needs to do so and will involve itself in particular risk areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The Committees of the Board

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating & Governance Committee and a Risk & Finance Committee, all of which consist exclusively of members who qualify as independent directors under the applicable requirements of the NYSE. The Board has also established an Executive Committee.

The Audit Committee	The Audit Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert, as that term is defined under 407(d) of Regulation S-K, and that each member satisfies the financial literacy requirements of the NYSE. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in “Agenda Item No. 1: Election of Directors.”

The Audit Committee provides oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, our system of internal controls, our audit process, the activities and processes of our Information Technology and Operations groups, the performance of our internal auditors and the performance, qualification and independence of our independent registered public accounting firm.

The Audit Committee is composed of Robert Ripp, who serves as Chairman, Michael G. Atieh, Peter Menikoff and Theodore E. Shasta.

During 2011, the Audit Committee participated in: six regularly scheduled meetings (two of which were telephonic); one telephonic discussion regarding regulatory accounting, governance matters and upcoming meeting agendas; four telephonic earnings discussions; two joint sessions with the Risk & Finance Committee related to enterprise risk management and review of reserves; and one in-person training session.

The Compensation Committee	The Compensation Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of employees. The Compensation Committee also works with the Nominating & Governance Committee and the CEO on succession planning and periodically consults with the Risk & Finance Committee on matters related to executive compensation and risk. Please see the Compensation Discussion and Analysis section of this proxy statement for additional information about how the Compensation Committee determines executive compensation.

The Compensation Committee is composed of John A. Krol (who has determined to retire from the Board of Directors at the 2012 Annual General Meeting), who serves as Chairman, Mary A. Cirillo, Michael P. Connors, Robert M. Hernandez, and Thomas J. Neff.

The Compensation Committee held four meetings, as well as several consultations, during 2011.

The Nominating and Governance Committee	The Nominating & Governance Committee is composed entirely of directors who are independent of the Company and its management, as defined by the NYSE listing standards.

The responsibilities of the Nominating & Governance Committee include identification of individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating & Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating & Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating & Governance Committee is composed of Thomas J. Neff, who serves as Chairman, Mary A. Cirillo, Robert M. Hernandez and John A. Krol (who has determined to retire from the Board of Directors at the 2012 Annual General Meeting).

The Nominating & Governance Committee held four meetings during 2011.

The Risk and Finance Committee	The Risk & Finance Committee helps execute the Board’s supervisory responsibilities pertaining to enterprise risk management, capital structure, financing arrangements and investments. The Committee’s responsibilities include: (a) evaluation of the integrity and effectiveness of the Company’s enterprise risk management procedures and systems and information (the cognitive); (b) oversight of policy decisions pertaining to risk aggregation and minimization, including credit risk (the strategic); (c) assessment of the Company’s major decisions and preparedness levels pertaining to perceived material risks (the tactical); (d) oversight of the capital structure and financing arrangements in support of the Company’s plans and consistent with its risk tolerances; and (e) oversight of management’s investment of the Company’s investible assets, including to give input on strategies, and monitor overall conditions and developments, with respect to these assets and, again, to make sure they are consistent with the Company’s risk tolerances.

The Risk & Finance Committee is composed of Olivier Steimer, who serves as Chairman, Bruce L. Crockett (who has determined to retire from the Board of Directors at the 2012 Annual General Meeting), Leo F. Mullin and Eugene B. Shanks, Jr.

The Risk & Finance Committee held two meetings, two joint sessions with the Audit Committee related to enterprise risk management and review of reserves and one training session after its formation in May 2011. Each of the former Risk Committee and the Finance and Investment Committee held two meetings prior to being disbanded in May 2011.

The Executive Committee	Except as expressly limited by applicable law or regulation, stock exchange rule, our Articles of Association or our Organizational Regulations and except for matters expressly reserved for another committee of our Board of Directors, the Executive Committee may exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors, with its primary focus to act for the full Board when it is not practical to convene meetings of the full Board.

The Executive Committee is composed of Evan G. Greenberg, who serves as Chairman, Robert M. Hernandez, John A. Krol (who has determined to retire from the Board of Directors at the 2012 Annual General Meeting), Thomas J. Neff, Robert Ripp and Olivier Steimer.

The Executive Committee met once during 2011.

How Are Directors Nominated?

As needed, the Nominating & Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Nominating & Governance Committee considers each person’s judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Our Corporate Governance Guidelines require the Nominating & Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that well serve our governance and strategic needs. We consider Board candidates on the basis of a range of criteria, including broad-based business knowledge and contacts, prominence and sound reputation in their fields, as well as a global business perspective and commitment to good corporate citizenship. Directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing the Company. They should represent all shareholders and not any special interest group or constituency. Directors must possess the highest personal and professional integrity and commitment to ethical and moral values. Directors must have the time necessary to fully meet their duty of care to the shareholders and be willing to commit to service over the long haul, if called upon.

In accordance with its charter, the Nominating & Governance Committee identifies nominees for directors from various sources. We do not generally retain third-party consultants to assist in identifying and evaluating potential nominees, although the Nominating & Governance Committee may do so if it desires. Thomas J. Neff, who serves on the Nominating & Governance Committee, is the chairman of Spencer Stuart, U.S., an executive search consulting firm. We have drawn upon Mr. Neff’s expertise and resources with respect to identifying and evaluating prospective nominees for directors, but have not made any payments with respect to such advice to Spencer Stuart or Mr. Neff, other than director’s fees to Mr. Neff. The Nominating & Governance Committee will consider shareholder recommendations for director candidates, but the Nominating & Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating & Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, it should be mailed to: Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item, including nomination of a director, be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders’ meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

What Is Our Related Party Transactions Approval Policy and What Procedures Do We Use to Implement It?

The Board of Directors has adopted Related Party Transactions Guidelines which require that the Nominating & Governance Committee review, and approve or ratify, transactions in which we, on the one hand, and a related party, on the other hand, participate that involve payments of at least $120,000 in the aggregate per fiscal year. In conjunction with such review, the Nominating & Governance Committee must make a determination that the transaction does not constitute a conflict of interest. Transactions involving our sale of insurance or reinsurance in the ordinary course of business on terms that are generally available to similarly situated parties who are not related to us, and payments or settlements of claims on such policies in the ordinary course of business on commercially reasonable terms, are deemed pre-approved by virtue of the Board’s adoption of the Related Party Transactions Guidelines, unless they involve payments to an entity that is a related party because of the interest of a director (or a nominee for director) or his or her immediate family member in such entity. Transactions with any related party that involve less than $120,000 in the aggregate per fiscal year generally are also deemed pre-approved under our guidelines. Contributions to the ACE Political Action Committee by related parties are not within the scope of our Related Party Transactions Guidelines and are not subject to approval by the Nominating & Governance Committee.

In addition, our Related Party Transactions Guidelines require the Board of Directors to review, approve or ratify, and determine that no conflict of interest exists with respect to, financial contributions to not-for-profit organizations for which a director or an executive officer or his or her spouse or child serves on the board or as a senior officer. By adopting these guidelines, the Board has determined that financial contributions of (a) $10,000 or less in the aggregate per fiscal year to a not-for-profit organization of which a director or his or her spouse or child serves as a director, trustee or senior officer, and (b) $50,000 or less in the aggregate per fiscal year to a not-for-profit organization of which an executive officer or his or her spouse or child serves as a director, trustee or senior officer do not constitute conflicts of interest and are deemed to be pre-approved. We submit financial contributions to any not-for-profit organization of which a director or his or her spouse or child is a director, trustee or senior officer to the Board of Directors if they involve in the aggregate more than $10,000 per fiscal year. In addition, we submit financial contributions to any not-for-profit organization of which an executive officer or his or her spouse or child is a director, trustee or senior officer to the Nominating & Governance Committee if they involve in the aggregate more than $50,000 per fiscal year but less than $100,000, or to the Board of Directors if they involve in the aggregate $100,000 or more per fiscal year.

We have established a number of procedures to monitor related party transactions so that we can submit them to the Nominating & Governance Committee or the Board of Directors pursuant to the Related Party Transactions Guidelines. For example, we have compiled a list of relevant persons and entities, which we update on a regular basis, and search various databases to identify payments to or from these persons or entities. In some circumstances, our directors, nominees for directors and executive officers are also required to report transactions of which they are aware to the Lead Director, such as transactions in which an immediate family member or entity associated with such family member has an interest. We also circulate directors’ and officers’ questionnaires which inquire as to related party transactions. Our Code of Conduct addresses procedures to follow with respect to matters that raise potential conflicts, including a requirement that our employees, officers and directors report potential conflicts as part of their annual Code of Conduct affirmation statement. In addition, we poll key officers to determine whether they are aware of any transactions that may be subject to the Related Party Transactions Guidelines.

For the purposes of our Related Party Transactions Guidelines, related parties include:

•	any director, nominee for director or executive officer of the Company;

•	any immediate family member of a director, nominee for director or executive officer;

•

any entity of which a director, nominee for director or executive officer is a current employee, officer or general partner, or in which his or her immediate family member is an executive officer or general partner, or in which any such person, together with his or her immediate family members, directly or indirectly, in the aggregate, owns 10 percent or more of the equity interest, and affiliates of any entity described in this paragraph; and

•

any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of more than five percent of the Company’s outstanding Common Shares at the time the transaction occurred or existed.

What Related Person Transactions Do We Have?

Some of our shareholders and their affiliates and employers of or entities otherwise associated with some of our directors and officers and their affiliates, have purchased from us, or sold to us, insurance or reinsurance on terms we believe were no more favorable to either them or us than the terms made available to unrelated counterparties and may receive or make claim payments on such policies in the ordinary course of business. During 2011, we also engaged in certain other transactions with shareholders who owned more than five percent of our Common Shares at the time of the transaction (or their affiliates) or other related persons, as described below.

Wellington Management Company, LLP provided investment management services to some of our subsidiaries, as well as the ACE Charitable Foundation, in 2011, managing approximately 15 percent of our investment assets. We paid Wellington approximately $8 million in 2011 for these services. Theodore E. Shasta, one of our directors, was formerly Senior Vice President and a Partner of Wellington until his retirement in June 2009.

BlackRock entities have provided investment management services to some of our subsidiaries in 2011, managing approximately 24 percent of our investment assets. In addition, BlackRock managed approximately $330 million of investment assets for our United Kingdom defined benefit and defined contribution programs in 2011. We paid BlackRock approximately $9 million in 2011 for these services. Also, during 2011, we invested an average cash balance of approximately $85 million with money market and other mutual funds managed by BlackRock, Inc. or its affiliates. We understand that such funds pay investment management fees to BlackRock, Inc. and/or its affiliates for their services to the funds. Mr. Hernandez, one of our directors, is the Chairman of the Board of Trustees of various BlackRock Open-End Equity and Long Term Bond Funds, publicly traded open-end mutual funds, which are advised by BlackRock Advisors, LLC. He is not an executive officer of BlackRock Advisors, LLC or its ultimate parent, BlackRock, Inc., a publicly held company.

The ACE Foundation–Bermuda, which we refer to as the ACE Foundation, is an unconsolidated not-for-profit organization which was established to strengthen the community by utilizing its financial resources to actively address social, educational, and other issues of community concern in Bermuda. It strives to be consistent in its community support by contributing to those charitable organizations that are specifically focused on clearly defined needs and problems. Six of the trustees of the ACE Foundation are current officers of the Company, and two trustees are retired officers of the Company. We annually make contributions to the ACE Foundation which are in turn used to fund charitable causes in Bermuda. At December 31, 2011 and 2010, the

Company maintained a non-interest bearing demand note receivable of $28.6 million and $30 million, respectively, from the ACE Foundation. The ACE Foundation has used the related proceeds to finance investments in Bermuda real estate, including investments in three properties that it rents to ACE employees at rates established by independent, professional real estate appraisers. The income generated from the real estate will initially be used to repay the note. However, the primary purpose of purchasing real estate was to pursue a fundamental financial objective of the ACE Foundation, which is to become a self-funding institution. The real estate assets assist the ACE Foundation in its endeavors to meet this goal by producing annual cash income that supports the ACE Foundation’s charitable objectives. Philip Bancroft rented real estate from the ACE Foundation, for which lease payments totaled $264,000 for the year ending December 31, 2011.

In 2006, some of our subsidiaries entered into agency agreements with Starr Technical Risks Agency, Inc. (or its affiliates), which we refer to as Starr, a wholly owned subsidiary of C.V. Starr & Co., Inc., which we refer to as C.V. Starr, of which Maurice Greenberg, the father of our CEO, is the Chairman and Chief Executive Officer. Under these agreements, Starr serves as our non-exclusive agent for writing policies, contracts, binders or agreements of insurance or reinsurance classified as property and/or inland marine risks. The program applies to risks attaching in the United States of America or Canada and worldwide risks for entities domiciled, having their principal places of business in or conducting a substantial portion of their business in the United States or Canada. C.V. Starr has guaranteed some of Starr’s obligations under the agency agreements. Under the agency agreements, we pay Starr a commission on written premiums that it underwrites on our behalf. In 2011, we paid Starr a total of approximately $54.7 million in commissions under these agreements. An affiliate of Starr provides claims services for the program, and we do not pay any additional fee for those services. We also have entered into a profit-sharing arrangement based on loss ratios in connection with the program if Starr writes a minimum of $20 million of net written premiums of program business per annum. Profit share amounts are payable on June 30 of each year. The profit share amount we will pay in any year will depend on how much program business Starr underwrites on our behalf and the calculation of the profit share amount. No profit share has been payable yet. Each party to an agency agreement may terminate it without cause on 180 days’ notice and with cause on 30 days’ notice. We can terminate Starr’s binding authority for new business on 30 days’ notice, in which event Starr may terminate the agency agreement on 30 days’ notice. In addition, pursuant to a mutual service agreement, Starr retained one of our subsidiaries as a consultant and subcontractor to provide technical services in connection with certain insurance products that Starr markets and paid us approximately $582,000 in 2011 for such services in the United States or Canada.

A Company subsidiary employs as a divisional president a brother of John Lupica (a named executive officer of the Company). Mr. Lupica’s brother was hired in 2000 and was not hired by, and does not report directly or indirectly to, Mr. Lupica. His compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. He received salary and incentive compensation valued in the aggregate at approximately $1,035,000 for 2011. In addition, a sister of Mr. Lupica performs professional services for the Company at its conference facilities, where during 2011 she was an employee of a Company subsidiary until August, and then an employee of the Company’s outsourced facility management service provider. During 2011, she received payment for her services as an employee of both entities totaling $124,445.

Company affiliates invested approximately $2.9 million, including management fees and other fund expenses, in 2011 (in addition to approximately $370,000 in prior organizational expenses) in Aquiline Financial Services Fund II L.P., a private investment fund managed by Aquiline Capital Partners LLC, whose Chief Executive is Jeffrey Greenberg, a brother of Evan Greenberg (the Company’s Chairman and Chief Executive Officer).

Did Our Officers and Directors Comply with Section 16(a) Beneficial Ownership Reporting in 2011?

Executive officers and directors of the Company are subject to the reporting requirements of Section 16 of the Exchange Act. We believe that all our directors and executive officers complied with filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during 2011.

INFORMATION ABOUT OUR SHARE OWNERSHIP

How Many Shares Are Owned by Directors, Nominees and Executive Officers?

The following table sets forth information, as of March 30, 2012, with respect to the beneficial ownership of Common Shares by our NEOs, by each of our directors and by all our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares listed in the Common Shares Beneficially Owned column. The Common Shares listed for each director and each NEO constitute less than one percent of the outstanding Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute less than one percent of the outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned	Common Shares Subject to Options (1)	Restricted Common Shares (2)
Evan G. Greenberg (3) (4)	496,530	1,363,766	307,499
Philip V. Bancroft (4)	147,829	189,211	71,261
Robert Cusumano (3) (4)	43,818	79,207	44,262
Brian E. Dowd (5)	117,980	290,734	94,959
John W. Keogh	45,850	78,419	106,094
John Lupica	71,323	88,430	44,490
Michael G. Atieh (3) (6) (7)	18,671	8,000	2,019
Mary A. Cirillo (7)	6,565	—	3,244
Michael P. Connors	—	—	3,244
Bruce L. Crockett (6) (7)	17,987	—	2,163
Robert M. Hernandez (6) (7)	62,314	—	2,019
John A. Krol (6) (7)	11,171	—	3,172
Peter Menikoff (3) (4) (6) (7)	26,460	—	3,316
Leo F. Mullin (7)	5,930	—	2,019
Thomas J. Neff (6) (7)	23,976	—	3,388
Robert Ripp (6) (7)	28,239	4,000	2,019
Eugene B. Shanks, Jr.	—	—	2,019
Theodore E. Shasta	1,987	—	2,019
Olivier Steimer (7)	5,121	—	2,019
All directors and executive officers as a group (18 individuals)	1,013,771	1,811,033	606,266

(1)	Represents Common Shares that the individual has the right to acquire within 60 days of March 30, 2012 through option exercises.

(2)	Represents Common Shares with respect to which the individual has the power to vote (but not to dispose of).

(3)	Messrs. Atieh, Cusumano, Greenberg and Menikoff share with other persons the power to vote and/or dispose of 1,535, 1,800, 37,450 and 4,510, respectively, of the Common Shares listed. These directors and executive officers therefore share with other persons the power to vote and/or dispose of 45,295, in the aggregate, of the Common Shares listed as owned by the directors and executive officers as a group.

(4)	Mr. Greenberg has pledged 80,000 of the Common Shares beneficially owned by him; Mr. Bancroft has pledged 136,597 of the Common Shares beneficially owned by him; Mr. Cusumano has pledged 33,399 of the Common Shares beneficially owned by him, and Mr. Menikoff has pledged 4,510 of the Common Shares beneficially owned by him.

(5)	Mr. Dowd is a former executive officer. As such, his Common Share ownership is not included in the line item “All directors and executive officers as a group (18 individuals)”.

(6)	Included in these amounts are Common Shares that will be issued to the director immediately upon his or her termination from the Board. These Common Shares relate to vested stock units granted as director compensation and associated dividend reinvestment accruals. The number of such Common Shares at March 30, 2012 included in the above table for each director is as follows: Mr. Atieh (10,960), Mr. Crockett (12,754), Mr. Hernandez (8,174), Mr. Krol (803), Mr. Menikoff (21,951), Mr. Neff (15,546) and Mr. Ripp (10,960).

(7)	Not included in these amounts are Common Shares that will be issued to the director no earlier than six months following his or her termination from the Board. Such Common Shares relate to restricted stock units and vested stock units granted as directors compensation and associated dividend reinvestment accruals. The number of such Common Shares at March 30, 2012 not included in the above table for each director is as follows: Mr. Atieh (18,647), Ms. Cirillo (12,328), Mr. Crockett (15,028), Mr. Hernandez (13,461), Mr. Krol (12,374), Mr. Menikoff (25,576), Mr. Mullin (4,832), Mr. Neff (23,653), Mr. Ripp (13,879), and Mr. Steimer (2,986).

Which Shareholders Own More than Five Percent of Our Shares?

The following table sets forth information regarding each person, including corporate groups, known to us to own beneficially or of record more than five percent of our outstanding Common Shares as of December 31, 2011.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Capital World Investors (1)	25,294,800	7.51%
333 South Hope Street Los Angeles, CA 90071
BlackRock Inc. (2)	24,722,246	7.34%
40 East 52nd Street New York, NY 10022
Wellington Management Company, LLP (3)	21,070,721	6.25%
280 Congress Street Boston, Massachusetts 02210

(1)	Based on a Schedule 13G filed by Capital World Investors, a division of Capital Research and Management Company (“CRMC”), on February 10, 2012. Capital World Investors may be deemed to have had beneficial ownership of 25,294,800 shares of common stock as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World Investors has sole voting authority over 25,009,800 shares and sole dispositive power over 25,294,800 shares.

(2)	Based on Schedule 13G filed by BlackRock Inc. on February 13, 2012. BlackRock, Inc. (“BlackRock”), together with certain of its investment advisory affiliates, may be deemed to have had beneficial ownership of 24,722,246 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. BlackRock has sole voting authority and sole dispositive power over the shares held in discretionary advisory accounts for which it has authority and instruction to vote the client’s shares.

(3)	Based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2012. Wellington Management, in its capacity as an investment adviser, may be deemed to have had beneficial ownership of 21,070,721 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 7,354,051 shares and shared dispositive power over 21,070,721 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary of Company Performance	In our judgment, Company performance for 2011 was very good, both in absolute terms and particularly in relative terms as measured against the performance of our peer companies in our Financial Performance Peer Group (see section below entitled How We Select and Who is Currently in Our Financial Performance Peer Group.) The Company achieved a Combined Ratio of 94.6% and our After-Tax Operating Income approached $2.4 billion, which is particularly noteworthy given the level of global catastrophic losses and global economic and political challenges impacting industry performance.

In terms of increasing shareholder value, one of our primary goals, Return on Equity approached 11% with Book Value Per Share Growth at 6% and Tangible Book Value Per Share Growth approaching 7%. Total Shareholder Return was 14% for the year and, in relative terms, exceeded the 90th percentile of performance compared to our peer companies.

The Company continued its track record of selecting attractive acquisitions that support the Company’s long-term growth strategy. In 2011, the Company completed three acquisitions: the New York Life insurance operations in Hong Kong and Korea, Penn Millers Holding Corporation in the US and Rio Guayas Compania de Seguros y Reaseguros in Ecuador. All of these acquisitions will strengthen the Company’s position in terms of product offering and geographical presence, supporting the Company’s diversification strategy, and contribute immediately to earnings.

Our Compensation Program Objectives	Our goal is to fairly compensate our employees and to enhance shareholder value by continuing to closely align our executive compensation philosophy and practices with the interests of our shareholders.

Our compensation practices, which balance long-term and short-term awards, are structured to pay for performance, to encourage business decision-making aligned with the long-term interests of the Company and our shareholders without encouraging or rewarding excessive risk, and to support the human resource requirements of our business in all the markets, globally, in which we operate.

We seek to attract and retain highly qualified executives who are talented, experienced, creative, motivated, dedicated and honest. We compete for talent with property and casualty insurers, specialty insurers, and financial services companies worldwide. We strive to develop and administer compensation practices that enable us to retain and motivate top talent in the markets in which we operate while, at the same time, administering integrated compensation practices for our employees internationally.

As our business performance and industry reputation continue to grow in comparison with our peer companies, we have become a potential source of talent for peer companies, making the retention of our executives and other employees even more challenging.

What Our Compensation Program Is Designed to Reward; Individual and Company Performance Criteria	Our compensation practices are designed to reward both individual and Company performance, based on the following:

Individual Performance Criteria:

•	Personal contribution to both short-term and long-term business results

•	Successful execution of key strategic objectives

•	Demonstrated leadership capability

•	Demonstrated application of relevant technical expertise

•	Ethical conduct, regulatory compliance and mitigation of unnecessary risk

Company Performance Criteria:

•

Growth in tangible book value per share—which has a strong correlation with shareholder wealth creation—both in absolute terms and in comparison with our Financial Performance Peer Group, as defined below

•	Quality of growth in book value, which recognizes the sources of our book value growth and is a principal measure of the quality of our shareholder wealth creation

• Return on common equity, or ROE =	Net Operating Income
Average Shareholder Equity for Period

which is a principal measure of the efficiency of our use of capital

•	Operating income results, which is net income before realized gains and losses, after tax

•	Combined Ratio (the amount that an insurer must pay to cover claims and expenses for every dollar of earned premium), which is the sum of the expense ratio and the loss ratio

Expense Ratio =	GAAP Policy Acquisition Costs and General & Administrative Expense
Net Earned Premium

Loss Ratio =	Losses Incurred
Net Earned Premium

Components of Total Direct Compensation	We pay each NEO total direct compensation, which we refer to as Total Direct Compensation, in three components:

•	Annual Base Salary

•	Annual Cash Bonus

•	Long-Term Incentive Equity Awards, in the form of stock options, restricted stock and performance shares, which tie the current year’s awards to future Company performance.

NEOs automatically participate in Company-sponsored qualified retirement plans and are eligible to participate in Company-sponsored non-qualified deferred compensation plans. Under the non-qualified deferred compensation plans, the NEOs may elect to defer base salary and annual cash bonus and direct those deferrals to investment options that mirror those offered in our qualified defined contribution plans, to the extent permissible under applicable tax laws.

While perquisites are not considered part of Total Direct Compensation, they are discussed in “Determination of Perquisites” below.

Retirement Benefits	Our NEOs do not participate in any Company-sponsored defined benefit plans, which are often referred to as pension plans. The Company does maintain defined benefit retirement plans in a few locations outside the U.S. and Bermuda where we are required to do so by local employment law or prevailing practice.

The Company maintains both qualified defined contribution plans and non-qualified defined contribution plans and maintains an account under each type of plan for many of our US-based and Bermuda-based employees, including our NEOs. Each year, the Company credits to each NEO participant’s accounts an amount equal to six percent of his or her base salary and annual cash bonus. The Company first credits amounts under the qualified defined contribution plan up to the limits permitted under tax-qualification rules, and then credits amounts in excess of those limits to each participant’s account under the non-qualified defined contribution plan. In addition, depending on each participant’s own contribution to the plans, each NEO participant’s plan accounts may be credited with matching non-discretionary contributions in an amount up to six percent of his or her base salary and annual cash bonus. These contributions are also made first to the applicable qualified defined contribution plan and then, once the tax-qualified limits are reached, to the applicable non-qualified defined contribution plan.

How We Use Peer Group Data in Determining Compensation

The Compensation Committee of the Board of Directors recommends, and the full Board of Directors determines, Total Direct Compensation for the CEO. The Compensation Committee also reviews and approves or modifies the CEO’s recommendations for the Total Direct Compensation for the other NEOs and direct reports to the CEO. As part of the annual compensation review process, the Compensation Committee uses a competitive framework to evaluate each NEO’s individual compensation against compensation levels for comparable positions in companies in a peer group that best defines the market in which we compete for executive talent, which we refer to as the Compensation Benchmarking Peer Group, and Company performance against the financial performance of companies in a second peer group that best defines the market in which we compete for business, which we refer to as the Financial Performance Peer Group.

How We Select, and Who Is Currently in, Our Compensation Benchmarking Peer Group	Annually, the Compensation Committee reviews those companies designated as our Compensation Benchmarking Peer Group in collaboration with an external consulting firm. Beginning in June of 2010, we have collaborated with Pay Governance LLC, to whom we refer to as Pay Governance. Frederic W. Cook & Co., an independent consulting firm retained directly by the Compensation Committee, to whom we refer as Cook & Co., then reviews our advisors’ selection of companies included in our Compensation Benchmarking Peer Group. Of the eight companies that comprise our Compensation Benchmarking Peer Group, six are within the S&P 500 Property & Casualty Index, and two are global insurance brokerages included because they are viewed as key competitors for talent in an industry-related business.

We have excluded certain S&P 500 Property & Casualty Index companies from our Compensation Benchmarking Peer Group because their size, as defined by market value, total assets, book value, net income and net premium, is far below or far above that of our Company, they operate in a niche businesses, or they have an ownership structure, such as a majority stockholder, that limits pay comparability.

For our CEO, we rely exclusively on the Compensation Benchmarking Peer Group. For the other NEOs, we rely on a broader set of industry-specific market survey data that includes many of the companies in our Compensation Benchmarking Peer Group.

Our current Compensation Benchmarking Peer Group is:

The Allstate Corporation
Aon Corporation
The Chubb Corporation
The Hartford Financial Services Group, Inc.
Marsh & McLennan Companies, Inc.
The Progressive Corporation The Travelers Companies, Inc.
XL Capital Ltd

How We Select, and Who Is Currently in Our Financial Performance Peer Group

The Financial Performance Peer Group includes a subset of those companies in the Compensation Benchmarking Peer Group that are considered commercial property and casualty insurance companies, as well as two additional commercial property and casualty insurance companies excluded from the Compensation Benchmarking Peer

Group because of their size and ownership structure. The Financial Performance Peer Group is the most relevant peer group for evaluating the financial performance of the Company on such measures as Growth in Tangible Book Value Per Share, Combined Ratio and Return on Equity.

Our current Financial Performance Peer Group is:

The Chubb Corporation
CNA Financial Corporation
The Hartford Financial Services Group, Inc.
The Travelers Companies, Inc.
XL Capital Ltd
Zurich Financial Services Group

Determining the Mix of Total Direct Compensation–Introduction	The components of an NEO’s Total Direct Compensation is generally based upon level, with more senior officers receiving a greater percentage of their Total Direct Compensation as variable or at-risk compensation in the form of an annual cash bonus and a long-term incentive equity award composed of restricted stock (a portion of which is in the form of performance shares, as described below) and stock options, and a lesser percentage in the form of fixed annual base salary. Total cash compensation, which consists of base salary and annual cash bonus, is typically 25 percent to 50 percent of Total Direct Compensation. As part of its annual compensation benchmarking process, the Compensation Committee reviews the percentage of Total Direct Compensation delivered in base salary, annual cash bonus, and long-term incentive equity awards for similar positions in our Compensation Benchmarking Peer Group and, for certain positions, considers the broader insurance market. For more detailed analysis of Total Direct Compensation components, see “Salary,” “Bonus” and “Long-Term Incentive Equity Awards” below.

Salary	The Compensation Committee reviews and approves or modifies the CEO’s recommendations for the annual base salary of each NEO position with the exception of the CEO, for whom the Compensation Committee recommends, and the full Board of Directors determines, the annual base salary. On an annual basis, the Committee reviews each NEO’s actual annual salary in reference to the median compensation levels for comparable positions at companies in our Compensation Benchmarking Peer Group or in combination with industry-specific market survey data for NEOs other than the CEO. While we typically target salary to be at the median of the market, each NEO’s actual annual salary may fall above or below the market median.

Variable Compensation–Bonus and Equity Compensation Awards	Management and the Compensation Committee use variable performance-based compensation in the form of the annual cash bonus and the long-term incentive equity award in combination with the annual base salary to provide an overall compensation opportunity that is closely tied to performance. When both Company performance, as measured by the Company Performance Criteria described above, and individual performance, as measured by Individual Performance Criteria described above, are considered outstanding, NEOs have the opportunity to achieve Total Direct Compensation that approximates the 75th percentile of compensation for comparable positions at companies in our Compensation Benchmarking Peer Group. Pay Governance determines the percentiles for a given position based on an analysis of compensation disclosures in the most recent publicly available Compensation Benchmarking Peer Group proxy statements in combination with industry-specific market survey data. The Compensation Committee considers the opportunity to achieve or exceed the 75th percentile for outstanding performance because of the high performance expectations to which our Company executives are held, the prevailing competition for talent within our Compensation Benchmarking Peer Group, and the ambitious financial goals we set each year.

Bonus	The annual cash bonus component of Total Direct Compensation provides a timely link between recent performance and compensation, allowing the Compensation Committee to adjust annual compensation to reflect overall Company financial performance during the prior fiscal year as well as the individual performance of each NEO.

Each NEO’s annual cash bonus is based on the prior year’s performance, as measured against the Individual Performance Criteria, described above; the Company Performance Criteria, described above; and, for some NEOs, as further specified elsewhere in this Compensation Discussion and Analysis, the performance of the operating unit(s) directly managed by the NEO.

The above process culminates in a specific cash bonus for each NEO, other than the CEO, that ranges between 100 percent and 200 percent of base salary based on performance.

Long-Term Incentive Equity Awards	The Compensation Committee uses long-term incentive equity awards, principally in the form of stock options, restricted stock and performance shares, as:

•	a timely link between recent performance and compensation

•	a forward-looking vehicle for retention of executive talent due to the multi-year vesting schedule for equity awards

•	an important driver of long-term performance and risk management

•	a key link for aligning shareholder and executive interests

In general, restricted stock vests evenly on a year-by-year basis over four years while options vest evenly on a year-by-year basis over three years. Options and restricted stock also vest on a change in control or if a recipient’s termination of employment occurs by reason of death or disability. Continued vesting requires uninterrupted employment with the Company unless the Compensation Committee by recommendation from the CEO exercises its discretion and grants continued vesting in unvested equity in connection with an employee’s separation from the Company. Also, upon reaching age 62 and having 10 years of service, employees who retire from the Company in good standing will be granted continued vesting without requiring Compensation Committee approval.

The Compensation Committee may grant a special equity award that has a cliff vest, generally of five years, whereby all equity granted remains unvested until the fifth year of service post-grant is complete. Cliff vest awards are granted in infrequent situations to support retention of executive talent.

The Compensation Committee bases the value of each NEO’s long-term incentive compensation award on the past year’s performance as measured against the Individual and Company Performance Criteria, described above, as well as, for some NEOs as further specified below, the performance of the operating unit directly managed by the NEO.

The above process culminates in a specific long-term incentive equity award for each NEO. The range of the value of the award as a percentage of base salary varies greatly among NEOs depending on position and performance but has been targeted to be between 200 percent and 400 percent of base salary, with the exception of the CEO.

Performance-Based Restricted Stock Vesting	The Compensation Committee introduced performance criteria for 25 percent of the restricted stock awards granted in 2007 to the CEO; General Counsel; Chief Financial Officer; Chairman, Insurance–North America; Chairman, ACE Overseas General; and Chairman, ACE Tempest Re. Starting in 2008, the Compensation Committee increased the percentage of CEO restricted stock awards that will be subject to performance criteria from 25 percent to 50 percent and the percentage for the other NEOs and for the Chairman, ACE Tempest Re from 25 percent to 33 percent. Such performance criteria tie the annual vesting of such awards to specified performance targets, namely growth in our tangible book value per share, which we refer to as Per Share Tangible Book Value Growth, compared with the growth in tangible book value per share of other companies included in the S&P 500 Property & Casualty Index. We selected this financial measure because it is a strong indicator of growth in shareholder value for a commercial property and casualty insurer and a common financial performance measure for companies in our industry.

We have two types of performance-based restricted stock awards described below: Target Awards and Premium Awards.

Each Target Award of performance-based restricted stock consists of four installments. The vesting of each annual installment is subject to the following criteria:

•	If Per Share Tangible Book Value Growth is equal to or less than the median, no performance-based restricted stock scheduled to vest that year actually vests.

•	If Per Share Tangible Book Value Growth exceeds the median, 100 percent of the performance-based restricted stock scheduled to vest that year actually vests.

In addition, if the performance-based restricted stock does not vest in a particular one-year period applicable to that installment, it may later vest in any of the subsequent years if the aggregate to-date performance or the cumulative four-year performance exceeds the median performance for Per Share Tangible Book Value Growth.

If our Per Share Tangible Book Value Growth compared with the growth of other companies included in the S&P 500 Property & Casualty Index over the four-year performance period, which we refer to as our Cumulative Performance, exceeds the 65th percentile, a Premium Award of additional shares, over and above the yearly base award, will be earned as follows:

•	If Cumulative Performance exceeds the 65th percentile, the Premium Award will equal 50 percent of the number of Target Award shares earned.

•	If Cumulative Performance exceeds the 75th percentile, the Premium Award will equal 100 percent of the number of Target Award shares earned.

•	If Cumulative Performance is above the 65th and below the 75th percentile, we will interpolate the Premium Award between 50 percent and 100 percent of the number of Target Award shares earned.

We retain Ernst & Young LLP, an independent public accounting firm and to whom we refer as Ernst & Young, to verify the calculations of our Per Share Tangible Book Value Growth, to compare our Per Share Tangible Book Value Growth to that of the median for the S&P 500 Property & Casualty Index and to prepare a report on its findings. Our Compensation Committee reviews the report prepared by Ernst & Young and, based on that report, formally confirms whether, and to what extent, the performance criteria were met for the prior year and how much, if any, performance-based restricted stock has vested as a result.

The Compensation Committee lacks discretion regarding the vesting of any performance-based award except where performance criteria are not met due to either:

•	corporate acquisitions or dispositions affecting goodwill or

•	corporate dispositions resulting in gains or losses

These two circumstances could materially impact Per Share Tangible Book Value Growth. Without Compensation Committee discretion, executives could be unduly penalized or enriched for taking actions that are in the best interests of the Company but reduce Per Share Tangible Book Value Growth. The Compensation Committee did not exercise any such discretion this year but reserves the right to do so in the future.

In May 2011, Target Awards granted to NEOs in February 2007 earned a Premium Award of 100% based on Cumulative Performance exceeding the 75th percentile.

Stock Option and Restricted Stock Grants: Timing and Pricing	The Compensation Committee typically grants stock options and restricted stock to NEOs annually, effective the day of the February Board of Directors Meeting. In addition, from time to time the Compensation Committee may make “off-cycle” grants to NEOs to recognize mid-year promotions or other circumstances. The exercise price of such stock options is the closing price of our Common Shares as traded on the NYSE on the grant date. NEOs who join the Company after February in a given year may be granted stock options and restricted stock later that year, effective the first business day of the month following the decision to grant the NEO stock options and restricted stock, with an exercise price of such stock options equal to the closing price of our Common Shares as traded on the NYSE on the first business day of the month following the decision to grant the officer stock options. We base the number of shares to be covered by the options granted on a dollar value determined for the NEO using a notional Black-Scholes valuation methodology representing roughly 40 percent of the stock price at the time that we make the decision to grant the option. We base the number of shares to be covered by a restricted stock grant on the stock price at the time that we make the decision to grant the restricted stock, but we typically adjust that number, upward or downward, to reflect the dollar value determined for the NEO if the share price changes materially between the time we make the decision to grant the stock and the actual day of grant.

How, and by Whom, NEO Compensation Amounts Are Recommended and Approved

The CEO makes recommendations for the Total Direct Compensation of each NEO, other than himself. The Committee discusses these recommendations with the CEO along with a review of the performance of each NEO as assessed by the CEO. The Committee then approves or disapproves, or recommends modifications to, the Total Direct Compensation for each NEO, as appropriate. The

Compensation Committee meets in executive sessions, i.e., with no management present, to evaluate the performance and determine the Total Direct Compensation of the CEO. In addition to considering overall Company financial performance in absolute terms compared to plan and prior-year performance, and in relative terms compared to the financial performance of our Financial Performance Peer Group, the Compensation Committee seeks external guidance from Cook & Co., which consults exclusively with the Compensation Committee and does not undertake any projects for Company management.

The Compensation Committee uses, as a starting point, a flexible framework that links Total Direct Compensation for the CEO to (i) the financial performance of the Company on key financial metrics (see below) as compared with other companies within our Financial Performance Peer Group, (ii) achievement of non-financial strategic objectives, (iii) overall Company performance as assessed against plan, (iv) individual performance, (v) base salary of the CEO, and (vi) market data for other CEOs within the Compensation Benchmarking Peer Group.

The key financial performance metrics considered by the Compensation Committee are:

•	Tangible Book Value Growth Per Share

•	Return on Shareholders’ Equity

•	After-Tax Operating Income Results

•	Combined Ratio

•	One and Three Year Total Shareholder Return (TSR)

In addition, the Committee considers individual goals set by the CEO in advance of the calendar year of a more strategic and less financially oriented nature such as geographic expansion into target markets, the launch of new product lines and objectives related to improved operational efficiency.

Roles of Independent Consultants and Our Global Human Resources Officer in Advising the CEO and Compensation Committee on NEO Compensation Determinations	Senior management retains Pay Governance to assist management in the collection and analysis of relevant market data including compensation and financial performance data for our Compensation Benchmarking and Financial Performance Peer Groups. Pay Governance also provides compensation benchmarking for the positions held by our NEOs for consideration by the CEO and the Compensation Committee.

In addition, the Compensation Committee directly retains Cook & Co. to assist it with respect to the compensation of the Chief Executive Officer. Cook & Co. works solely for the Compensation Committee under the exclusive direction of the Compensation Committee or its chair. Cook & Co. meets directly with the Compensation Committee to review Company performance, the personal performance of the CEO and provides guidance on CEO compensation in the form of proposed compensation ranges for the annual cash bonus and long-term incentive equity award. In addition, Cook & Co. facilitates discussion, reviews peer groups and provides guidance on current trends in executive compensation practices, in general, and CEO compensation practices, specifically. Cook & Co. also assisted in the design of the performance-based restricted stock program.

The Compensation Committee has the authority to retain and terminate Cook & Co. and to approve their fees and other retention terms.

Our Global Human Resources Officer further supports the CEO and the Compensation Committee in assembling external market data as prepared by Pay Governance, gathering and assembling internal compensation information, acting as liaison with Pay Governance and Cook & Co., and assisting the CEO and the Compensation Committee in further compensation analysis.

Impact of Tax Treatments of Compensation	Under U.S. income tax rules, Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1 million paid to our CEO and other NEOs (not more than four) who were executive officers as of the last day of our fiscal year. However, compensation is exempt from this limit if it qualifies as “performance-based compensation.” Performance based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments.

Although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers who may be employed by subsidiaries subject to U.S. income tax, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our compensation objectives may not always be consistent with the requirements for full deductibility, we and our subsidiaries may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Impact of Accounting Treatment	The Company accounts for employee stock options and its employee stock purchase plan in accordance with generally accepted accounting principles. For further information on stock-based compensation, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Stock Ownership Guidelines for Our NEOs	The Company’s long-term incentive plans use equity awards as incentives for employees to enhance the long-term value of the Company and its competitive position. One of the ways in which we pursue this goal is by increasing officer ownership of Company stock, thereby aligning officers’ interests with long-term shareholder interests. The Company established and annually reviews and communicates stock ownership guidelines for officers. The guidelines set stock ownership goals as a multiple of annual base salary as follows:

•	Senior Vice Presidents earning base salaries of $250,000 or more: two times base salary

•	Executive Vice Presidents: three times base salary

•	Direct reports to the CEO, including all NEOs (other than the CEO) and other operating unit chief executive officers: four times base salary

•	CEO: seven times base salary

Shares of vested stock and unvested equity that will vest within 60 days count toward the ownership requirement. Shares of restricted stock are valued at the current market price. Newly promoted officers and new hires are expected to comply with these ownership guidelines within seven years of employment with the Company. While these ownership guidelines are not mandatory, the officers to whom they are applicable, including NEOs, are strongly urged to comply with them.

The Company also maintains an Employee Stock Purchase Plan, which is described in the “Employee Stock Purchase Plan” section of this proxy statement.

Hedging Prohibitions	The Company Code of Conduct prohibits NEOs from engaging in the following potential hedging strategies with respect to ACE securities:

•	Short selling

•	Short-term speculation, such as day trading

•	Purchases and sales of options involving ACE securities

•	Trading in hybrid or derivative securities based on ACE securities, such as straddles, equity swaps or exchange funds, other than securities issued by ACE.

Recoupment Policy	Effective January 1, 2010, the Company enacted a Recoupment Policy covering all NEOs, including the CEO. This policy provides for the forfeiture, or clawback, of all unvested equity for any NEO who deliberately commits fraud that results in a financial restatement. The Company intends to revise the existing Recoupment Policy to comply with the final Dodd-Frank regulations.

Severance Plans

The Company maintains a Senior Executive Severance Plan, which we refer to as the Severance Plan, that currently applies to all NEOs other than the CFO. The Severance Plan’s purpose is to assist select senior executives in transitioning to new employment should their tenure with the Company terminate due to circumstances other than performance and to mitigate the distractions caused by the possibility that the executive’s employment may be terminated or that the Company may be the target of an acquisition. The Severance Plan also covers involuntary termination or resignation due to a change in control and subsequent diminution of responsibilities or compensation.

Our Chief Financial Officer has in effect an employment agreement with the Company which includes severance provisions which will expire in April of 2013. The terms of this severance agreement are described in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Additional information about our severance arrangements, including potential payments to our NEOs upon termination of employment or a change in control, can be found in the “Potential Payments Upon Termination or Change In Control” section of this proxy statement.

Determination of Perquisites	The Company provides selected executives with certain perquisites that are market-competitive. All NEOs, except the CEO, receive a car allowance or car lease. In addition, all NEOs receive executive medical coverage, financial planning services and tax preparation services. Two NEOs who maintain a residence in Bermuda at the request of the Company also receive a car maintenance allowance, a housing allowance and a Company-paid country-club membership. The Company provides these perquisites to remain competitive with other companies, particularly those vying for Bermuda-based executive talent, and these perquisites are viewed as both enabling the Company to effectively compete for executive talent and having retention value. The Compensation Committee reviews executive perquisites annually as part of the annual compensation review process.

Elimination of Tax Reimbursements	Our corporate structure and global operations span multiple tax jurisdictions, both within and outside of the United States. Certain of our NEOs are therefore subject to tax liabilities, some of which are duplicative and result in double-taxation. In the past, we have reimbursed these NEOs for certain tax liabilities and, in some cases, the taxes on these reimbursements (commonly referred to as tax gross-ups). Effective in 2011, we eliminated all tax reimbursements and gross-ups. The Compensation Committee of the Board of Directors has also decided not to enter into any new agreements or arrangements with our NEOs in the future that include tax reimbursements or gross-ups. In transitioning to this new structure, the Compensation Committee took into consideration the effects of this change on each NEO when determining the compensation of each.

Say-on-Pay Advisory Vote	Although the annual advisory shareholder vote on executive compensation is non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our CEO and other NEOs. At our annual general meeting of shareholders held on May 18, 2011, more than three quarters of the shareholders who voted on the “say-on-pay” proposal approved the compensation of our NEOs. Accordingly, the Compensation Committee did not make changes to the Company’s compensation programs expressly as a result of such vote.

CEO Compensation	The CEO’s Total Direct Compensation is determined by the Compensation Committee with advice from Cook & Co. It is based mainly on the financial performance of the Company as measured against plan and relative to our industry peers, as well as growth in shareholder value. Consideration is then also given to the achievement of non-financial, strategic Company objectives and individual objectives. CEO compensation is geared toward a predominance of long-term incentive equity awards over cash awards in an effort to link the CEO’s compensation to the long-term performance of the Company.

For 2011, as in past years, the determination of the Annual Cash Bonus and the Long-Term Incentive Equity Award was based on a disciplined process which includes the evaluation of the Company’s financial performance measured by the most important operating metrics related to growth in shareholder value, namely: Premium Revenue, Combined Ratio (and its component parts), Underwriting Income, Operating Income, Net Income, Return on Equity, Book Value Growth, Tangible Book Value Growth, and Earnings per Share. The Committee first considers Company performance on these metrics relative to plan or budget. For 2011, the Company’s performance at least met plan and, in many instances, substantially exceeded plan, with the exception of Net Income, which was negatively impacted by mark to market losses related to our run-off variable annuity reinsurance business and unprecedented global catastrophic losses.

The Committee then evaluated Company performance as measured against the performance of our Peer Companies named in our Financial Performance Peer Group against the following key financial metrics: After-Tax Operating Income Growth, Operating Return on Equity, Book and Tangible Book Value per Share Growth and Combined Ratio. One- and three-year Total Shareholder Return were also considered. For 2011, the Company’s performance on these metrics, taken collectively, exceeded the performance of all of our peer companies in our Financial Benchmarking Peer Group, with the exception of three-year Total Shareholder Return. The share price volatility of several of our peer companies, including substantial drops in share price followed by modest recovery, distorts our relative performance on three-year Total Shareholder Return, which was without similar volatility.

The results of both analyses were evaluated against a Compensation Framework that relates overall performance to a multiple of CEO base salary for determining Annual Cash Bonus and Long-Term Incentive Equity Award. The Committee then applied judgment based on the achievement of non-financial objectives that were set in January of the performance year and personal accomplishments. These objectives ranged from initiating operations in new geographical jurisdictions and expanding product lines, to achieving certain strategic, enterprise-wide, corporate goals that position the company for future growth and balance sheet strength. The Committee concluded that these objectives, too, had been met or exceeded.

The Committee does not rely exclusively on arithmetic formulas for this assessment, both because such inflexibility is incompatible with the long-term corporate goals that form the basis for our compensation decisions, and because of the multiplicity of data points. Rather, the Committee uses these data points as part of a performance assessment framework that is intended to reach a fair conclusion in light of all of the available information. The Committee concluded that it was fair and appropriate to provide nominal compensation for 2011 in the upper quartile of the Compensation Benchmarking peer group.

CFO Compensation	Mr. Bancroft’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and Mr. Bancroft’s individual performance, within the context of compensation market data and consultation provided by Pay Governance, in their capacity as consultants to Management. As part of the annual compensation cycle, the CEO, with assistance from the Global Head of Human Resources, reviews compensation market data for other chief financial officers for peer companies within our Compensation Benchmarking Peer Group as well as from other insurance industry peers. This data informs decision-making about compensation each year.

The determination of changes to Base Salary, as well as to Annual Cash Bonus and the Long-Term Incentive Equity Award was based on the CEO’s evaluation (with the Compensation Committee’s concurrence) of overall Company performance, which at least met plan and, in many instances, substantially exceeded plan (as noted above). Mr. Bancroft’s individual performance as the Chief Financial Officer of the Company was evaluated in terms of his performance with regard to a wide and complex set of financially-oriented objectives relating to the balance sheet and the income statement which range from his leadership role in the financial management of the Company, globally, to his individual efforts relating to the evaluation of potential acquisitions and their subsequent integration with ACE. He is also evaluated on the quality of the support provided by those corporate units under Mr. Bancroft’s management which includes Accounting & Financial Reporting, Investment Management, Actuarial, and Tax and Treasury. Mr. Bancroft was deemed to be fully meeting expectations and, in some instances, exceeding expectations on a range of financial and corporate objectives.

The CEO determined that Mr. Bancroft’s Total Direct Compensation should fall above market median and within the 75th percentile of Total Direct Compensation relative to the chief financial officers in our insurance industry peer group. Then, based on the established ranges, as a multiple of base salary, for both Annual Cash Bonus and Long-Term Incentive Equity Award, the CEO made specific recommendations for Base Salary, Annual Cash Bonus and Long-Term Incentive Equity Award to the Compensation Committee for consideration. The result of this process was that base salary was to remain equivalent with prior year’s base salary, Annual Cash Bonus was increased 7% over prior year’s cash bonus, and the Long-Term Incentive Equity Award was decreased 5% from prior year’s award.

Dowd Compensation	In July 2011, Mr. Dowd transitioned from a full-time role as Vice Chairman of ACE Limited and Chairman, Insurance—North America to a part-time role in the Office of the Chairman where he remains responsible for a range of strategic initiatives and underwriting-related matters across the enterprise. Mr. Dowd’s Total Direct Compensation is recommended by the CEO and approved or modified by the Compensation Committee. As part of the annual compensation cycle, the CEO, with assistance from the Global Head of Human Resources, reviews compensation market data for other Business Segment leaders of comparatively-sized business units within our Compensation Benchmarking Peer Group as well as for Business Segment leaders from other insurance industry peers. This data informs decision-making about compensation each year.

For the first half of 2011, Mr. Dowd’s compensation was based on overall Company performance (weighted at 25%) and the performance of the operating units under Mr. Dowd’s management (weighted at 75%), modified by Mr. Dowd’s individual performance, within the context of the compensation market data provided by Pay Governance. The CEO evaluated the performance of the operating units under Mr. Dowd’s management including ACE USA, ACE Westchester, ACE Private Risk Services, and ACE Bermuda with regard to Gross and Net Written Premium, Underwriting Income, Expense Ratio, Combined Ratio and After-Tax Operating Income – in absolute terms and relative to plan. Given the diversity of businesses under Mr. Dowd’s management, performance varied from operating unit to operating unit. However, collectively, current year’s performance was deemed to be good. Consideration was also given to overall Company performance, which at least met plan and, in many instances, substantially exceeded plan (as noted above). Significant weight was also placed on Mr. Dowd’s leadership effectiveness in terms of his management of a portfolio of risk across product lines and business operations, his strategic leadership of the range of operating units he managed, and his management of key acquisitions.

For the second half of 2011, Mr. Dowd’s compensation was based on overall company performance and his personal performance on a range of complex strategic initiatives that included acquisition activities, oversight of our agricultural property and casualty businesses and execution of the Company’s portfolio management strategy.

The CEO determined that Mr. Dowd’s Total Direct Compensation should fall well above market median for Total Direct Compensation relative to comparable Business Segment leaders in our Compensation Benchmarking Peer Group companies and to broader industry market data for similar positions. Then, based on the established ranges, as a multiple of base salary, for both Annual Cash Bonus and Long-Term Incentive Equity Award, the CEO made specific compensation recommendations for each of the three elements of pay. The result of this process was that 2012 base salary would remain equivalent with prior year’s ending base salary, which had been adjusted midyear to reflect his transition to part-time status. Due principally to the change in his employment status, Mr. Dowd’s Annual Cash Bonus for 2011 decreased 37% and Long-Term Incentive Equity decreased 43% in value from the prior year’s award value.

Keogh Compensation	Mr. Keogh’s Total Direct Compensation is recommended by the CEO and approved or modified by the Compensation Committee, based on overall Company performance (weighted at 25%), the performance of the operating units under Mr. Keogh’s management (weighted at 75%), and then modified by Mr. Keogh’s individual performance, within the context of compensation market data provided by Pay Governance. As part of the annual compensation cycle, the CEO, with assistance from the Global Head of Human Resources, reviews compensation market data for other Business Segment leaders of comparatively-sized business units within our Compensation Benchmarking Peer Group as well as for Business Segment leaders from other insurance industry peers. This data informs decision-making about compensation each year.

The CEO evaluated the performance of the operating units under Mr. Keogh’s management, ACE Global Markets and ACE Overseas General, with regard to Gross and Net Written Premium, Underwriting Income, Expense Ratio, Combined Ratio and After-Tax Operating Income—in absolute terms and relative to plan and the prior year. As of July 2011 Mr. Keogh was additionally appointed Chief Operating Officer of the Company, with responsibility for all of the Company’s property and casualty insurance operations. Current year’s performance typically met or, in some cases, exceeded plan. Consideration was also given to overall Company performance, which at least met plan and, in many instances, substantially exceeded plan. Equally important, consideration was given to Mr. Keogh’s leadership effectiveness in terms of both developing a robust strategy for the operating units under his management and the effectiveness of its implementation, which ranged from geographical expansion in targeted markets to the strategic growth of certain product lines. In addition, his management of the portfolio of risk across product lines and geographical regions, assuring profitability while building the various ACE Overseas General businesses and in the latter half of the year the ACE North American property and casualty businesses for longer term growth was a significant performance factor. And finally, consideration was given to the effectiveness of the management teams under Mr. Keogh’s direction across all regions of the globe.

The CEO determined that Mr. Keogh’s Total Direct Compensation should fall well above market median for Total Direct Compensation relative to comparable Business Segment leaders in our Compensation Benchmarking Peer Group companies and to broader industry market data for similar positions. Then, based on the established ranges, as a multiple of base salary, for both Annual Cash Bonus and Long-Term Incentive Equity Award, the CEO made specific compensation recommendations for each of the three elements of pay. The result of this process was that base salary would remain equivalent with prior year’s ending base salary, which had been adjusted mid-year to reflect Mr. Keogh’s expanded responsibilities. Due principally to Mr. Keogh’s increased responsibilities, his Annual Cash Bonus was increased 22% over prior year’s cash bonus, and his Long-Term Incentive Equity Award was increased 10% from prior year (exclusive of an “off-cycle” mid-year grant by the Compensation Committee of stock options and restricted stock).

Lupica Compensation	In July 2011, Mr. Lupica transitioned from his role as President, ACE USA and COO Insurance—North America to Chairman, Insurance—North America, assuming many of the principal responsibilities previously held by Mr. Dowd. Mr. Lupica’s Total Direct Compensation is recommended by the CEO and approved or modified by the Compensation Committee. As part of the annual compensation cycle, the CEO, with assistance from the Global Head of Human Resources, reviews compensation market data for other Business Segment leaders of comparatively-sized business units within our Compensation Benchmarking Peer Group as well as for Business Segment leaders from other insurance industry peers. This data informs decision-making about compensation each year.

For the first half of 2011, Mr. Lupica’s compensation was based on overall Company performance (weighted at 25%), the performance of the operating units under Mr. Lupica’s management, namely ACE USA and ACE Westchester (weighted at 75%), and then modified by Mr. Lupica’s individual performance, within the context of the market data provided by Pay Governance. For the second half of 2011, the operating units under Mr. Lupica’s management were expanded to include the operations of Rain and Hail, ACE Private Risk Services, and ACE Bermuda, which in the aggregate performed well. Consideration was also given to overall Company performance, which at least met plan and, in many instances, exceeded plan (as noted above).

The CEO determined that Mr. Lupica’s Total Direct Compensation should fall above market median for Total Direct Compensation relative to comparable Business Segment leaders in our Compensation Benchmarking Peer Group companies and to broader industry market data for similar positions. Then, based on the established ranges, as multiple of base salary, for both Annual Cash Bonus and Long-Term Incentive Equity Award, the CEO made specific compensation recommendations for each of the three elements of pay, taking into consideration the position held by Mr. Lupica for the first half of 2011 and his expanded responsibilities for the latter half of 2011.

The result of this process was that base salary would remain equivalent with prior year’s ending base salary, which had been adjusted mid-year to reflect Mr. Lupica’s new role. Due principally to Mr. Lupica’s expanded responsibilities, his Annual Cash Bonus was increased 16% over prior year’s cash bonus, and his Long-Term Incentive Equity Award was increased 13% from prior year (exclusive of an “off-cycle” mid-year grant by the Compensation Committee of stock options and restricted stock).

Cusumano Compensation	Mr. Cusumano’s Total Direct Compensation is recommended by the CEO, and approved or modified by the Compensation Committee, based on overall Company performance and Mr. Cusumano’s individual performance, within the context of compensation market data and consultation provided by Pay Governance, in their capacity as consultants to Management. As part of the annual compensation cycle, the CEO, with assistance from the Global Head of Human Resources, reviews compensation market data for other chief legal officers for peer companies within our Compensation Benchmarking Peer Group as well as from other insurance industry peers. This data informs decision-making about compensation each year.

The determination of changes to Base Salary, as well as to Annual Cash Bonus and the Long-Term Incentive Equity Award was based on the CEO’s evaluation of overall Company performance, which at least met plan and, in many instances, substantially exceeded plan (as noted above). Mr. Cusumano’s individual performance as the General Counsel of the Company is based primarily on an objective analysis of the legal and organizational issues being faced by the Company and the results achieved in the management of those issues. While this evaluation is not subject to any formulaic, numerical or financial measures, it is informed by measurable outcomes and is also evaluated in subjective terms based on the support provided by ACE Legal to operations throughout the Company. The basis for evaluating Mr. Cusumano’s performance includes his personal contributions to solving specific, legal, governance and risk management issues as well as his effectiveness in his broader leadership role which involves the management of the legal function and the quality of the legal staff that serve all the individual ACE businesses and the holding company. Mr. Cusumano was deemed to be fully meeting expectations and, in some instances, exceeding expectations on a range of legal and corporate objectives, including the quality of the legal services provided and the efficiency with which those services were provided.

The CEO determined that Mr. Cusumano’s Total Direct Compensation should fall above market median and approach the 75th percentile of Total Direct Compensation relative to the chief legal officers in our insurance industry peer group. Then, based on the established ranges, as a multiple of base salary, for both Annual Cash Bonus and Long-Term Incentive Equity Award, the CEO made specific recommendations for a Base Salary adjustment, Annual Cash Bonus and Long-Term Incentive Equity Award to the Compensation Committee for consideration. The result of this process was that base salary would remain equivalent to prior year’s base salary, Annual Cash Bonus was increased 26% over prior year’s cash bonus, and Long-Term Incentive Equity Award was equivalent to prior year’s equity award.

Conclusion	Each February, the Compensation Committee and the Board of Directors approve compensation for each NEO including any adjustments to Annual Base Salary, Annual Cash Bonus in recognition of prior calendar year’s performance and Long-Term Incentive Equity Awards. The Long-Term Incentive Equity Awards consist of both stock options, valued using a notional Black-Scholes valuation methodology representing roughly 40 percent of the closing market price at the date of grant; and restricted stock awards, a portion of which are subject to performance-based vesting criteria, valued at the closing market price at the date of grant. These key compensation components for each of our NEOs as determined in February 2012 are set forth below:

Name	Title/Business Unit	Annual Base Salary	Annual Cash Bonus	Annual Long Term Incentive Equity Award	Total Direct Compensation
Evan G. Greenberg	Chairman, President & CEO	$1,200,000	$4,400,000	$9,800,000	$15,400,000

Philip V. Bancroft	Chief Financial Officer	$700,000	$1,015,000	$1,750,000	$3,465,000

Robert F. Cusumano	General Counsel & Secretary	$560,000	$885,000	$1,250,000	$2,695,000

Brian E. Dowd (1)	Office of the Chairman	$500,000	$885,000	$1,675,000	$3,060,000

John W. Keogh	Vice Chairman and Chief Operating Officer; Chairman, ACE Overseas General	$825,000	$1,465,000	$2,750,000	$5,040,000

John J. Lupica	Chairman, Insurance—North America; President, ACE USA	$700,000	$1,100,000	$1,350,000	$3,150,000

(1)	Mr. Dowd ceased being an executive officer on July 1, 2011 when he retired from full-time service as Vice Chairman of the Company and Chairman, Insurance-North America.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and this proxy statement.

The foregoing report has been approved by all members of the Committee.

John A. Krol, Chairman

Mary A. Cirillo

Michael P. Connors

Robert M. Hernandez

Thomas J. Neff

The Relationship of Compensation to Risk

ACE’s compensation practices take into account risk management and broadly align total compensation with the medium-term and long-term financial results of the Company. Objectives of these practices with respect to executives are: (1) to emphasize long-term performance and value creation that, while not immune to short-term financial results, encourages sensible risk-taking in pursuit of superior long-term operating performance; (2) to assure that executives do not take imprudent risks to achieve compensation goals; and (3) to provide, to the extent practicable, that executives are not rewarded with short-term compensation for risk-taking actions that may not manifest in outcomes until after the compensation is irrevocably paid. For bonus-eligible officers and employees below the executive level, the cash incentive pool and equity pool available for distribution within each operating unit during the annual compensation cycle are based on a blend of overall company performance and operating unit performance, as defined by a range of metrics taking into account short-term, medium-term and long-term results.

Our NEO Compensation Components and Their Relationship to Risk

Variable pay for our NEOs in the form of annual cash bonuses and equity grants comprises the majority of each NEO’s annual total compensation. Base salary for our NEOs comprises a relatively small portion of their overall compensation. Adjustments to base salary are driven more by competitive market data for similar positions as opposed to being tied to performance or short-term financial results and are targeted to market median.

Cash bonuses are principally determined by the prior calendar year’s operating results, which include financial performance metrics that drive short, medium and long-term performance—the most important of which are tangible book value growth, operating income return on equity, after-tax operating income and combined ratio—and measure ACE’s performance against a defined group of industry peers. These specific financial performance metrics, taken together, have been selected in part because they encourage sound business decision-making and measure the creation of both short and long-term enterprise value.

Equity awards, in the form of stock options, restricted shares and performance shares, comprise the remainder—and typically the majority—of each NEO’s total compensation. ACE’s Equity Ownership Guidelines prescribe that NEOs hold substantial amounts of equity. For example, for the CEO, the guideline amount is seven times annual base salary, while for the other NEOs, the guideline amount is four times annual base salary.

As restricted stock awards vest evenly over a four-year period from the time of grant and stock options vest evenly over a three-year period from the time of grant, the majority of each NEO’s total annual compensation is directly tied to the medium-term and long-term performance of the Company. We believe that executive performance is reasonably reflected in stock price over time, or ought to be, and we do not manage the Company

(nor manage our executive compensation practices) to achieve or reward short-term fluctuations or anomalies in market conditions. While stock price may be an imperfect short-term marker for executive compensation, we believe it is a reasonable long-term tool for aligning executive compensation with shareholder results.

A significant portion (35 percent for the CEO and 25 percent for the other NEOs) of the value of each executive’s annual equity award consists of 10-year options with strike prices set as of the award date. Because options often have more value when held longer, they are a tool particularly suitable for encouraging long-term performance.

Performance shares comprise a significant portion of each executive’s annual stock grant (50 percent of the annual stock grant for the CEO and 33 percent of the annual stock grant for the NEOs). This has the effect of making awards in a given year significantly dependent on objectively measured operating performance relative to industry competitors over the following four years. Over the course of years, this makes a great percentage of overall compensation dependent on long-term outcomes relative to the competition.

In January 2010, the Company adopted a Recoupment Policy, which provides for the forfeiture of all unvested equity in the event that a financial restatement arises out of fraud deliberately committed by any NEO. The Company intends to revise the existing policy to comply with the final Dodd-Frank regulations.

Our Assessment of Compensation Risk

The process by which the Company reached its conclusions about its compensation structures and decisions began with the creation of the structures themselves, which have developed over time. The Company has long utilized a mix of long-term time-based vesting, equity ownership guidelines, market-median base compensation levels, and a level of long-term option-based compensation to create a system that is not geared toward short-term results or excessive risk taking. In recent years, the Company has established a performance-based equity award program (with specific quantitative targets extending over a four-year period)), to further shift the balance toward medium and long-term performance.

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s compensation structure considering the Company’s compensation policies and practices with respect to the named executive officers, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. This analysis was reviewed and discussed by the Compensation Committee. Based on the analysis and discussions, the Compensation Committee and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and timeframes tended to align risk-taking with appropriate medium and long-term reward for the Company.

Commencing in February of 2011, the Chairman of the Compensation Committee began meeting annually with the Risk Committee of the Board of Directors to conduct a risk assessment of the Company’s Executive Compensation practices.

Summary Compensation Table

The following table sets forth compensation for 2011, 2010 and 2009 for our NEOs.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Evan G. Greenberg Chairman, President and Chief Executive Officer	2011	$1,200,000	$4,400,000	$7,973,696	$2,192,535	$846,654	$16,612,885
	2010	$1,200,000	$4,200,000	$7,045,476	$2,189,534	$985,577	$15,620,587
	2009	$1,200,000	$3,600,000	$4,843,018	$2,437,632	$1,047,588	$13,128,238

Philip V. Bancroft Chief Financial Officer	2011	$700,000	$1,015,000	$1,734,983	$301,805	$560,546	$4,312,334
	2010	$700,000	$950,000	$1,563,205	$297,427	$624,380	$4,135,012
	2009	$670,000	$900,000	$1,117,945	$348,336	$592,077	$3,628,358

Robert F. Cusumano General Counsel and Secretary	2011	$560,000	$885,000	$1,215,627	$203,917	$383,791	$3,248,335
	2010	$550,000	$700,000	$1,112,780	$212,487	$654,990	$3,230,257
	2009	$515,000	$700,000	$798,697	$248,976	$663,756	$2,926,429

Brian E. Dowd (1) Office of the Chairman	2011	$654,615	$885,000	$2,675,765	$481,246	$300,415	$4,997,041
	2010	$800,000	$1,400,000	$2,138,521	$425,111	$307,531	$5,071,163
	2009	$700,000	$1,200,000	$2,466,625	$456,912	$233,418	$5,056,955

John W. Keogh Vice Chairman and Chief Operating Officer; Chairman, ACE Overseas General	2011	$812,115	$1,465,000	$2,727,358	$541,907	$282,289	$5,828,669
	2010	$800,000	$1,200,000	$2,374,808	$425,111	$265,518	$5,065,437
	2009	$675,000	$1,200,000	$1,275,451	$397,296	$209,366	$3,757,113

John J. Lupica Chairman, Insurance—North America; President, ACE USA	2011	$674,231	$1,100,000	$1,350,040	$303,086	$227,431	$3,654,788

(1)	Mr. Dowd ceased being an executive officer on July 1, 2011 when he retired from full-time service as Vice Chairman of the Company and Chairman, Insurance-North America.

(2)	This column discloses the aggregate grant date fair value of stock awards granted during the year. This column includes time-based and performance-based restricted stock. For information on performance targets and vesting, see “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” Additional detail regarding restricted stock awards made in 2011 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(3)	This column discloses the aggregate grant date fair value of stock option awards granted during the year. Option values are based on the grant date fair market value computed in accordance to FASB ASC Topic 718. Additional detail regarding stock option awards made in 2011 is provided in the Grants of Plan-Based Awards table elsewhere in this proxy statement.

(4)	As detailed in the table below, this column includes:

•	Perquisites and other personal benefits, consisting of the following:

•

Perquisites including personal use of the Company aircraft and Company apartment, and miscellaneous other benefits, including club memberships, private drivers, financial planning, executive medical cover, car allowance or car lease and car maintenance allowance.

•	Other personal benefits including housing allowances and cost of living allowance.

•

In 2011, 2010 and 2009, housing allowances were provided to Messrs. Bancroft and Cusumano because these individuals have been required by ACE to maintain a second residence in Bermuda in addition to maintaining their own personal residence. In 2009 Mr. Greenberg was provided with a housing allowance.

•

We calculate our incremental cost for personal use of corporate aircraft based on our variable operating costs, including fuel, crew travel, landing/ramp fees, catering, international handling, global data communications and proportional share of lease costs. We include in this table amounts for personal use of corporate aircraft by all NEOs who make personal use of the corporate aircraft, although the Board of Directors required Mr. Greenberg to use corporate aircraft for all travel whenever practicable for security reasons. For all other NEOs, personal use of the corporate aircraft was limited to space available on normally scheduled management business flights.

•

Effective in 2011, we eliminated all tax reimbursements and gross-ups, including with respect to the perquisites and other personal benefits listed above. See “Compensation Discussion and Analysis—Elimination of Tax Reimbursements”. In 2010 and 2009, the Company reimbursed the NEOs for the following taxes (referred to in the table below as Tax Reimbursements):

•	In the case of the NEOs who received housing allowances, taxes incurred on housing allowances except for Mr. Bancroft.

•

In the case of Messrs. Greenberg and Cusumano, taxes incurred due to the Company’s payment of such NEOs’ portion of Social Security and Medicare taxes, to which they are subject when they work within the United States. In the case of our NEOs that work for a portion of their time in Switzerland reimbursement of Unemployment Insurance and Social taxes. In 2011, the Company had an employer only pension scheme and there were no reimbursements for officer’s contributions to the Swiss government-sponsored social insurance retirement program.

•	Our contributions to retirement plans

•	These consist of matching and non-contributory employer contributions for 2011, 2010 and 2009.

Name	Year	Housing Allowance	Private Jet Usage	Misc. Other Benefits	Tax Reimbursements	Retirement Plan Contribution
Evan G. Greenberg	2011	—	$150,875	$47,779	—	$648,000
	2010	—	$186,059	$33,445	$190,073	$576,000
	2009	$220,000	$154,265	$3,923	$177,400	$492,000

Philip V. Bancroft	2011	$264,000	—	$98,546	—	$198,000
	2010	$264,000	—	$83,485	$84,895	$192,000
	2009	$286,000	—	$86,857	$52,420	$166,800

Robert F. Cusumano	2011	$193,650	—	$38,941	—	$151,200
	2010	$214,200	$2,117	$59,857	$228,816	$150,000
	2009	$214,200	$4,298	$48,003	$268,255	$129,000

Brian E. Dowd	2011	—	$22,127	$31,734	—	$246,554
	2010	—	$47,207	$16,777	$3,547	$240,000
	2009	—	$16,826	$26,992	—	$189,600

John W. Keogh	2011	—	$15,075	$25,760	—	$241,454
	2010	—	—	$25,518	—	$240,000
	2009	—	$6,522	$31,844	—	$171,000

John J. Lupica	2011	—	$189	$32,334	—	$194,908

Employment Arrangements

We employ Mr. Greenberg pursuant to an offer letter dated October 29, 2001 that provided for an annual salary and living allowance with annual discretionary cash and long-term incentives. His base salary is annually adjusted as described in “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Bancroft pursuant to an offer letter dated October 31, 2001 that provided for an annual salary with annual discretionary cash and long-term incentives. His base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter also provided for customary executive benefits such as participation in our current benefit plans, a housing allowance, a car loan and allowance and a club membership.

We employ Mr. Cusumano pursuant to an offer letter dated February 25, 2005 that provided for an annual compensation target of $2,000,000 with a base salary of $500,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Cusumano to participate in our discretionary bonus program based on individual and Company performance. The offer letter also provided that Mr. Cusumano is eligible to participate in our long-term incentive plan, but at the discretion of the Board of Directors. Under the terms of the offer letter, Mr. Cusumano is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as housing and car allowances and club dues.

We employ Mr. Keogh pursuant to an offer letter dated April 10, 2006 that provided for an annual compensation target in the range of $2,300,000 to $2,500,000, with a base salary of $575,000 per year. His annual base salary is adjusted annually as described in the “Compensation Discussion and Analysis.” The offer letter provided for Mr. Keogh to participate in our discretionary bonus program based on individual and Company performance, with a bonus target equal to 100 percent of base salary. The offer letter also provided that Mr. Keogh is eligible to participate in our long-term incentive plan, with awards at the discretion of the Board of Directors, but targeted at 200 percent to 250 percent of base salary. The offer letter provided for signing bonuses in 2006. Under the terms of the offer letter, Mr. Keogh is eligible to participate in all benefit plans offered to our senior executive group and specified perquisites such as participation in the company-sponsored automobile program or car allowance.

In addition, in connection with the Company’s re-domestication to Switzerland, and for the sole purpose of documentation of work that is expected to be performed in Switzerland, the Company entered into employment agreements with Evan G. Greenberg, the Company’s Chairman and Chief Executive Officer, Philip Bancroft, the Company’s Chief Financial Officer, and Robert Cusumano, the Company’s General Counsel. Subsequent to the re-domestication, the Company entered into employment agreements with Brian E. Dowd and John W. Keogh, as Vice Chairmen of ACE Limited. These employment agreements did not change these officers’ responsibilities to the ACE group of companies or their aggregate compensation from the ACE group of companies. These employment agreements formally establish that the named executive officers who are parties thereto have responsibilities directly with ACE Limited as a Swiss company and will receive compensation specifically for work performed in Switzerland. These employment agreements specify that these officers (i) are employees of the Swiss parent company, (ii) shall receive compensation allocable to such employment agreement (as opposed to compensation allocable to their work for other ACE companies) that reflects 10 percent of the total compensation such named executive officer is currently receiving, and (iii) shall work a portion of their time in Switzerland for ACE Limited approximating 10 percent of their annual work calendar. The Company may use the same form of employment agreement for these officers to allocate a percentage of their salaries to other subsidiaries of the Company.

Employee Stock Purchase Plan

We maintain a broad-based employee stock purchase plan, which gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15 percent discount to the market price of our Common Shares. No participant may purchase more than $25,000 in value of Common Shares under this plan in any calendar year or more than 1,500 in number of Common Shares under any subscription period. Messrs. Robert F. Cusumano, Brian E. Dowd and John J. Lupica participated in the employee stock purchase plan in 2011.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Articles of Association which allow us to indemnify our directors and officers to the fullest extent permitted by law. The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity, including indemnification relating to the government investigation of industry practices. The indemnification agreements provide for advancement of expenses. These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. The indemnification agreements set forth procedures relating to indemnification claims. To the extent we maintain general and/or directors’ and officers’ liability insurance, the agreements provide that the indemnitee shall be covered by such policies to the maximum extent of the coverage available for any of our directors or officers.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the calendar year ended December 31, 2011. Because the Compensation Committee made plan-based awards at its February 23, 2012 meeting which it intended as compensation for 2011, we have included those grants in this table along with grants made during 2011.

	Grant Date (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options (4)	Exercise or Base Price of Option Award	Grant Date Fair Value of Equity Incentive Plan Awards (5)
Name		Target	Maximum
Evan G. Greenberg	February 23, 2012	43,422	86,844	43,422			$6,370,007
	February 23, 2012				116,905	$73.35	$1,912,566
	February 24, 2011	49,808	99,616	49,808			$6,239,946
	February 24, 2011				134,100	$62.64	$2,192,535

Philip V. Bancroft	February 23, 2012	5,905	11,810	11,989			$1,312,525
	February 23, 2012				14,911	$73.35	$243,944
	February 24, 2011	7,310	14,620	14,841			$1,387,539
	February 24, 2011				18,459	$62.64	$301,805

Robert F. Cusumano	February 23, 2012	4,218	8,436	8,563			$937,486
	February 23, 2012				10,651	$73.35	$174,250
	February 24, 2011	4,939	9,878	10,028			$937,533
	February 24, 2011				12,472	$62.64	$203,917

Brian E. Dowd	February 23, 2012	5,652	11,304	11,475			$1,256,265
	February 23, 2012				14,272	$73.35	$233,490
	February 24, 2011	11,656	23,312	23,665			$2,212,507
	February 24, 2011				29,434	$62.64	$481,246

John W. Keogh	February 23, 2012	9,279	18,558	18,839			$2,062,455
	February 23, 2012				23,432	$73.35	$383,348
	August 11, 2011			8,869			$562,472
	August 11, 2011				7,391	$63.42	$134,073
	February 24, 2011	9,878	19,756	20,055			$1,875,003
	February 24, 2011				24,944	$62.64	$407,834

John J. Lupica	February 23, 2012	4,555	9,110	9,248			$1,012,450
	February 23, 2012				11,503	$73.35	$188,189
	August 11, 2011			7,096			$450,028
	August 11, 2011				5,913	$63.42	$107,262
	February 24, 2011			14,368			$900,012
	February 24, 2011				11,977	$62.64	$195,824

(1)	The Compensation Committee intended awards granted in February 2011 as compensation for 2010. Therefore, we also disclosed these awards in our 2011 proxy statement. As stated above, the Compensation Committee intended awards granted in February 2012 as compensation for 2011.

(2)	The terms of the performance awards, including the performance criteria for vesting, are described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” The Target

column of this table corresponds to Target Awards, and the Maximum column refers to the maximum possible Premium Awards. During the restricted period, the NEOs are entitled to vote both the time-based and performance-based restricted stock and to receive dividends.

(3)	Restricted stock vests on the first, second, third and fourth anniversary dates of the grant, except the awards granted to Messrs. Keogh and Lupica on August 11, 2011 which vest on the fourth anniversary of the grant date.

(4)	Stock options vest on the first, second and third anniversary dates of the grant, except the awards granted to Messrs. Keogh and Lupica on August 11, 2011 which vest on the fourth anniversary of the grant date.

(5)	This column discloses the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For all assumptions used in the valuation, see footnote 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2011.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Evan G. Greenberg	250,000	—	$27.57	02/27/2013
	100,000	—	$32.58	08/06/2013
	80,000	—	$43.56	02/25/2014
	100,000	—	$41.50	05/27/2014
	140,000	—	$44.48	02/23/2015
	108,600	—	$56.40	02/22/2016
	134,000	—	$56.14	02/28/2017
	130,640	—	$60.28	02/27/2018
	112,854	56,426	$38.51	02/26/2019
	53,273	106,547	$50.37	02/25/2020
	—	134,100	$62.64	02/24/2021	137,899	$9,669,478	137,899	$9,669,478

Philip V. Bancroft	42,745	—	$27.57	02/27/2013
	30,000	—	$43.56	02/25/2014
	21,000	—	$44.48	02/23/2015
	15,800	—	$56.40	02/22/2016
	16,700	—	$56.14	02/28/2017
	18,150	—	$60.28	02/27/2018
	16,126	8,064	$38.51	02/26/2019
	7,236	14,474	$50.37	02/25/2020
	—	18,459	$62.64	02/24/2021	49,605	$3,478,303	20,348	$1,426,802

Robert F. Cusumano	10,000	—	$39.93	04/01/2015
	11,100	—	$56.40	02/22/2016
	13,360	—	$56.14	02/28/2017
	12,960	—	$60.28	02/27/2018
	11,526	5,764	$38.51	02/26/2019
	5,170	10,340	$50.37	02/25/2020
	—	12,472	$62.64	02/24/2021	28,932	$2,028,712	14,251	$999,280

Brian E. Dowd	24,372	—	$27.57	02/27/2013
	27,000	—	$43.56	02/25/2014
	19,752	—	$44.48	02/23/2015
	113,054	—	$56.40	02/22/2016
	20,479	—	$56.14	02/28/2017
	23,850	—	$60.28	02/27/2018
	21,154	10,576	$38.51	02/26/2019
	10,343	20,687	$50.37	02/25/2020
	—	29,434	$62.64	02/24/2021	59,920	$4,201,590	41,235	$2,891,398

John W. Keogh	5,562	—	$54.08	05/01/2016
	13,920	—	$56.14	02/28/2017
	20,740	—	$60.28	02/27/2018
	—	9,197	$38.51	02/26/2019
	10,343	20,687	$50.37	02/25/2020
	—	24,944	$62.64	02/24/2021
	—	7,391	$63.42	08/11/2021	62,895	$4,410,197	36,047	$2,527,616

John J. Lupica	16,000	—	$43.56	02/25/2014
	12,370	—	$44.48	02/23/2015
	9,790	—	$56.40	02/22/2016
	11,130	—	$56.14	02/28/2017
	10,630	—	$60.28	02/27/2018
	10,279	5,141	$38.51	02/26/2019
	4,549	9,099	$50.37	02/25/2020
	—	11,977	$62.64	02/24/2021
	—	5,913	$63.42	08/11/2021	46,188	$3,238,703	—	—

(1)	Based on the closing market price of our Common Shares on December 30, 2011 of $70.12 per share.

Contingent on continued employment and, in some circumstances, satisfaction of specified performance targets, the vesting dates for the awards described in the Outstanding Equity Awards at Fiscal Year-End table are as follows:

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)
Evan G. Greenberg	2/24/2012	44,700	12,452	12,452
	2/25/2012	53,273	14,840	14,840
	2/26/2012	56,426	15,720	15,720
	2/27/2012	—	12,131	12,131
	2/24/2013	44,700	12,452	12,452
	2/25/2013	53,274	14,840	14,840
	2/26/2013	—	15,720	15,720
	2/24/2014	44,700	12,452	12,452
	2/25/2014	—	14,840	14,840
	2/24/2015	—	12,452	12,452

Philip V. Bancroft	2/24/2012	6,153	3,710	1,827
	2/25/2012	7,237	4,365	2,150
	2/26/2012	8,064	4,863	2,395
	2/27/2012	—	3,648	1,798
	2/24/2013	6,153	3,710	1,827
	2/25/2013	7,237	4,365	2,150
	2/26/2013	—	4,863	2,395
	2/27/2013	—	8,295	—
	2/24/2014	6,153	3,710	1,828
	2/25/2014	—	4,365	2,150
	2/24/2015	—	3,711	1,828

Robert F. Cusumano	2/24/2012	4,157	2,507	1,234
	2/25/2012	5,170	3,118	1,535
	2/26/2012	5,764	3,472	1,713
	2/27/2012	—	2,605	1,281
	2/24/2013	4,157	2,507	1,235
	2/25/2013	5,170	3,118	1,535
	2/26/2013	—	3,473	1,713
	2/24/2014	4,158	2,507	1,235
	2/25/2014	—	3,118	1,535
	2/24/2015	—	2,507	1,235

Brian E. Dowd	2/24/2012	9,811	5,916	2,914
	2/25/2012	10,343	6,235	3,070
	2/26/2012	10,576	6,378	3,143
	2/27/2012	—	4,794	2,360
	5/20/2012	—	—	5,861
	2/24/2013	9,811	5,916	2,914
	2/25/2013	10,344	6,235	3,070
	2/26/2013	—	6,378	3,143
	5/20/2013	—	—	5,862
	2/24/2014	9,812	5,916	2,914
	2/25/2014	—	6,235	3,070
	2/24/2015	—	5,917	2,914

Name	Vest Date	Number of Securities Underlying Unexercised Options Unexercisable	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (1)
John W. Keogh	2/24/2012	8,314	5,013	2,469
	2/25/2012	10,343	6,235	3,070
	2/26/2012	9,196	5,548	2,733
	2/27/2012	—	4,170	2,053
	8/12/2012	—	—	2,360
	2/24/2013	8,315	5,014	2,469
	2/25/2013	10,344	6,235	3,070
	2/26/2013	—	5,548	2,733
	8/12/2013	—	—	2,360
	2/24/2014	—	5,014	2,470
	2/25/2014	8,315	6,235	3,070
	8/12/2014	—	—	2,360
	2/24/2015	—	5,014	2,470
	8/11/2015	7,391	8,869	—
	8/12/2015	—	—	2,360

John J. Lupica	2/24/2012	3,992	3,592	—
	2/25/2012	4,549	4,095	—
	2/26/2012	5,141	4,625	—
	2/27/2012	—	3,189	—
	2/24/2013	3,992	3,592	—
	2/25/2013	4,550	4,095	—
	2/26/2013	—	4,625	—
	2/24/2014	3,993	3,592	—
	2/25/2014	—	4,095	—
	2/24/2015	—	3,592	—
	8/11/2015	5,913	7,096	—

(1)	The vesting date for the securities specified in this column is the later of (a) the “Vest Date” specified for such securities in this table and (b) the date when the Compensation Committee formally confirms vesting pursuant to the process further described in “Compensation Discussion and Analysis—Performance-Based Restricted Stock Vesting.” For additional information on performance measures, see footnote 2 to the Grants of Plan-Based Awards table.

Option Exercises and Stock Vested

The following table sets forth information concerning option exercises by, and vesting of restricted stock awards of, our NEOs during 2011.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Evan G. Greenberg	140,000	$4,543,490	135,307	$9,010,489
Philip V. Bancroft	52,255	$1,425,070	29,235	$1,926,390
Robert F. Cusumano	—	—	21,744	$1,433,796
Brian E. Dowd	92,575	$2,108,238	45,199	$2,998,335
John W. Keogh	18,393	$572,876	32,165	$2,114,697
John J. Lupica	70,302	$1,417,006	15,248	$964,793

(1)	The value of an option is the difference between (a) the fair market value of one of our Common Shares on the exercise date and (b) the exercise price of the option.

(2)	The value of a share of restricted stock upon vesting is the fair market value of one of our Common Shares on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth information about nonqualified deferred compensation of our NEOs.

	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (2)
Evan G. Greenberg	$523,500	$623,400	$64,522	—	$8,316,628
Philip V. Bancroft	$148,500	$173,400	$(117,162)	—	$2,558,794
Robert F. Cusumano	$109,500	$126,600	$(107,318)	—	$1,284,389
Brian E. Dowd	$188,961	$221,508	$(41,265)	—	$4,768,755
John W. Keogh	$184,711	$216,408	$(59,895)	—	$1,816,648
John J. Lupica	$145,923	$168,708	$(31,904)	—	$2,647,931

(1)	The amounts shown in this column are also included in the Summary Compensation Table for 2011 in the All Other Compensation column.

(2)	Of the totals shown in this column, the following amounts are also included in the Summary Compensation Table for 2011, 2010 and 2009: Evan G. Greenberg ($1,642,200), Philip V. Bancroft ($483,000), Robert F. Cusumano ($356,400), Brian E. Dowd ($599,478) and John W. Keogh ($575,392). For John J. Lupica ($168,708) was included for 2011.

ACE Limited and ACE INA Holdings, Inc. sponsor a total of four nonqualified deferred compensation plans in which the NEOs participate. These plans—The ACE Limited Supplemental Retirement Plan, The ACE Limited Elective Deferred Compensation Plan, The ACE USA Supplemental Employee Retirement Savings Plan, and The ACE USA Officers Deferred Compensation Plan—are unfunded nonqualified plans designed to benefit employees who are highly compensated or part of a select group of management. ACE Limited and ACE INA Holdings, Inc. set aside assets in rabbi trusts to fund the obligations under these four plans. The funding (inclusive of investment returns) of the rabbi trusts attempts to mirror the participants’ hypothetical investment choices made under each plan.

Participants in the ACE Limited Supplemental Plan contributed (until 2009) and ACE USA Supplemental Plan contribute to such plans only after their contributions to tax-qualified plans are capped under one or more Internal Revenue Code provisions. Participants in the ACE Limited Elective Deferred Compensation Plan were allowed to defer (until 2009) and ACE USA Deferred Compensation Plans may defer additional amounts of salary or bonuses with deferred amounts credited to these plans. Up to 50 percent of salary and up to 100 percent of cash bonuses are eligible for deferral under the ACE USA Officers Deferred Compensation Plan, while the ACE Limited Elective Deferred Compensation Plan permitted deferral of up to 100 percent of salary, minus payroll taxes and other payroll obligations, and up to 100 percent of cash bonuses. NEOs are not treated differently from other participants under these plans. Effective January 1, 2009, participation under the ACE Limited nonqualified plans ceased on compensation paid for 2009 performance, due to the impact of Code section 457A. Starting in 2009, certain Bermuda-based employees, among them NEOs, participate under the ACE INA Holdings, Inc. nonqualified plans.

Finally, in 2011, the ACE Limited nonqualified plans were amended to provide that distributions will be paid no later than 2017 to comply with limitations imposed by Internal Revenue Code section 457A and related legislation.

For more information on our nonqualified deferred compensation plans, see the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control—Non-Qualified Retirement Plans and Deferred Compensation Plans.”

Potential Payments Upon Termination or Change in Control

The table set forth below contains estimates of potential payments to each of our NEOs upon termination of employment or a change in control under current employment arrangements and other compensation programs, assuming the termination or change of control event occurred on December 31, 2011. Following the tables we have provided a brief description of such employment arrangements and other compensation programs.

Name	Cash Severance	Medical Continuation (1)	Retirement Plan Continuation (2)	Value of Accelerated & Continued Equity and Performance Awards (3)
Evan G. Greenberg
Separation without cause	$10,533,333	$40,004	—	$18,321,898
Change in control	$15,747,333	$60,006	—	$24,229,953
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$24,229,953

Philip V. Bancroft (4)
Separation without cause	$1,400,000	$62,902	$168,000	$4,304,367
Change in control	$1,400,000	$62,902	$168,000	$5,583,942
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$5,583,942

Robert F. Cusumano
Separation without cause	$1,321,667	$31,451	—	$1,540,048
Change in control	$2,643,333	$62,902	—	$3,507,698
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$3,507,698

Brian E. Dowd
Separation without cause	—	—	—	—
Change in control	—	—	—	$8,056,031
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$8,056,031

John W. Keogh
Separation without cause	$2,113,333	$20,002	—	$2,916,788
Change in control	$4,226,667	$40,004	—	$7,873,199
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$7,873,199

John J. Lupica
Separation without cause	$1,683,333	$20,002	—	$1,369,140
Change in control	$3,366,667	$40,004	—	$3,710,120
Separation for cause	—	—	—	—
Retirement	—	—	—	—
Death or disability	—	—	—	$3,710,120

(1)	The value of medical continuation benefits is based on the medical insurance premium rates payable by the Company and applicable to the NEOs as of year-end 2011.

(2)	The value of retirement plan continuation benefits is based on employer matching contributions (assuming maximum employee contributions) and employer non-discretionary contributions, in each case, in accordance with the relevant plans as in effect at year-end 2011.

(3)	Based on the closing market price of our Common Shares on December 30, 2011 of $70.12 per share.

(4)	Mr. Bancroft’s severance agreement provides that nothing in the agreement shall limit or replace the compensation or benefits payable to him, or otherwise adversely affect his rights, under any other benefit plan, program or agreement to which he is a party. Accordingly, the Value of Accelerated Equity and Performance Awards has been calculated for Mr. Bancroft based on the terms of the applicable awards, which are more generous in this regard than is Mr. Bancroft’s severance agreement.

Severance Plan

At the present time, Messrs. Greenberg, Keogh, Lupica, and Cusumano are the only participants among NEOs in the Severance Plan. The plan is open to participation by the other NEOs, who have not elected to participate at this time. Under the Severance Plan, if we terminate a participant’s employment without cause, the participant will receive a lump sum cash payment equal to 200 percent, in the case of the CEO, and 100 percent, in the case of any other participant, of such officer’s current annual base salary and average of the bonuses paid for the prior three years, plus pro rata annual bonus with respect to the year of separation. In addition, if we terminate employment without cause, the Severance Plan provides for:

•	continued vesting of equity-based compensation for two years in the case of the CEO, and one year in the case of any other participant;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 24 months for the CEO and 12 months for any other participant.

In the event of a change in control, all equity-based compensation held by a participant in the Severance Plan will immediately vest, except that the Severance Plan as it applies to Mr. Cusumano and Mr. Greenberg was amended in early 2011 so that equity-based compensation granted after February 2011 and held by each of these participants will instead vest on the participant’s termination before the regularly scheduled vesting dates in any of the following circumstances: if we terminate his employment without cause, if he terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, or if he terminates employment for any reason in the seventh month after the change in control. This change also will apply to Mr. Bancroft’s participation in the Severance Plan should he elect to participate in it.

In addition, if we terminate the participant’s employment without cause or if the participant terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, the Severance Plan provides for:

•

a lump sum cash payment equal to 299 percent in the case of CEO, and 200 percent in the case of any other participant, of the sum of the current annual base salary and average of the bonuses paid to the participant for the prior three years, plus pro rata annual bonus with respect to the year of separation;

•	continued exercisability of stock options for the earlier of three years or the option’s scheduled expiration date; and

•	continuation of health coverage for 36 months for the CEO and 24 months for any other participant.

All participants in the Severance Plan are required to sign a waiver and release to receive benefits and must agree to a 12-month non-competition period as well as an agreement not to solicit clients, customers or employees for specified periods ranging between 12 and 24 months.

A “change in control” under the Severance Plan occurs when:

•	any person becomes a beneficial owner of 50 percent or more of the voting stock of the Company;

•

the majority of the Board consists of persons other than directors in office on the effective date of the Severance Plan, who we refer to as the Incumbent Directors; provided that any person becoming a director after the effective date of the Severance Plan whose election or nomination for election was supported by three-quarters of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

•	the Company adopts any plan of liquidation providing for distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

•

the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company. We exclude from this calculation the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company.

A termination by the participant for good reason is generally deemed to occur if within 60 days prior to the separation date and without the participant’s consent, there is:

•	a material adverse diminution of the participant’s titles, authority, duties or responsibilities;

•	a reduction in the participant’s base salary or annual bonus opportunity; or

•	a failure by the Company to obtain the assumption in writing of its obligations under the Severance Plan by the Company’s successor in a change in control transaction.

Under certain circumstances, the Company is required to reimburse a plan participant for reasonable costs and expenses incurred by the participant in connection with a disputed claim.

If a participant becomes subject to a “golden parachute” excise tax, the Severance Plan provides for the reduction of the aggregate “parachute payment” if such reduction would result in the participant retaining an amount on an after-tax basis that is equal to or greater than the amount that the participant would have received if such excise tax did not apply.

The Severance Plan has been amended to comply with the requirements of Section 409A of the Internal Revenue Code.

Mr. Bancroft’s Severance Arrangement

We have an employment agreement with Mr. Bancroft which provides him with severance benefits in the event that:

•	the Company involuntarily terminates his employment for other than cause, death or disability;

•	Mr. Bancroft resigns voluntarily due to a significant reduction in his responsibilities, compensation or a Company-required relocation;

•

a change in control occurs and the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above within six months prior or 24 months after the change in control; or

•	the Company involuntarily terminates Mr. Bancroft’s employment or Mr. Bancroft voluntarily terminates his employment as described above during a threatened change in control.

Under these circumstances, Mr. Bancroft will be entitled to receive his current salary, and to participate in Company benefit plans, for 24 months. Restricted stock and options held by Mr. Bancroft at the time of such termination will continue to vest in accordance with the vesting schedule of the plan under which the award was made for 24 months following termination of employment, unless Mr. Bancroft commences new employment prior to the end of the 24-month period, in which case continued vesting shall cease on the date of his new employment. If tax counsel determines that the benefits under the severance agreement are excess parachute payments under the Internal Revenue Code generating excise tax liability, in some circumstances the benefits payable to Mr. Bancroft under the severance agreement will be reduced. Mr. Bancroft has agreed that while he is employed at the Company and for two years following his termination of employment, he will not attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company. If he breaches this agreement, the compensation and benefits to him shall cease.

A change in control under Mr. Bancroft’s severance arrangement is generally deemed to occur when:

•	any person becomes the beneficial owner of 50 percent or more of the outstanding shares of the Company or 50 percent or more of the voting securities of the Company;

•

shareholders of the Company approve, and governmental consent is obtained, if necessary, for, a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction, unless the shareholders immediately prior to such transaction continue to represent at least 50 percent of the outstanding common stock of the Company or the surviving entity or parent or affiliate immediately after such transaction; or

•

a majority of the Board consists of persons other than directors in office on the effective date of the agreement, to whom we refer as the Incumbent Board; provided that any person becoming a director after the effective date of the agreement whose election or nomination was approved by at least a majority of the Incumbent Board shall be considered to be part of the Incumbent Board.

A resignation with “good reason” under Mr. Bancroft’s severance agreement means a resignation due to:

•

a significant reduction of the employee’s responsibilities, title or status resulting from a formal change in such title or status or from the assignment to the employee of any duties inconsistent with his title, duties or responsibilities; or

•	a reduction in the employee’s compensation or benefits.

The severance provisions of Mr. Bancroft’s employment agreement will expire on April 1, 2013, at which time he will be eligible to participate in the Severance Plan.

Non-Qualified Retirement Plans and Deferred Compensation Plans

All the NEOs participate in one or more non-qualified defined contribution retirement plans or deferred compensation plans through an ACE employer. Under the ACE Limited Elective Deferred Compensation Plan, as amended to comply with Internal Revenue Code Section 409A, a change in control is a distributable event. A change in control under the current provisions of the other plans discussed below will not result in a distributable event in and of itself. Further, whether an NEO’s termination is with or without cause does not impact entitlement to benefits under the ACE Limited Elective Deferred Compensation Plan or the other plans. Below is an overview of each plan.

The ACE Limited Supplemental Retirement Plan is a non-qualified retirement plan for higher-paid employees who are United States citizens or permanent residents. Contributions to this plan are made where Internal Revenue Code provisions limit the amount of contributions that these employees may make or have made on their behalf to the qualified ACE Limited Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and a non-contributory six percent employer contribution that would have been made under the ACE Limited Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed one year of service. The plan provides for distributions following the year the participant has terminated employment and attained age 55. However, for participants employed by an ACE company on or after 2007, distributions will be made in the year following termination of employment, regardless of the participant’s age. Effective January 1, 2009, contributions ceased for services performed in 2009 or later. Further, in 2011, the plan was amended to provide that distributions will be paid no later than 2017 to comply with limitations imposed by Internal Revenue Code section 457A and related legislation.

The ACE Limited Elective Deferred Compensation Plan is a deferred compensation plan for employees who are United States citizens or permanent residents that permits them to defer the receipt of a portion of their compensation. The plan also credits contributions that would have been made to the ACE Limited Employee Retirement Plan, the ACE Limited Supplemental Retirement Plan or the ACE Limited Bermudian National Pension Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally receive distribution of their plan account balance in a lump sum upon termination of employment. Participants may instead elect to receive distributions at a specified date while still employed or at termination of employment, and they may elect whether they want to receive a lump sum or periodic payments. Participants make the election regarding form and time of payment at the same time that they elect to defer compensation. Participants may elect a different distribution date and payment form each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. The plan requires payment to be made to a participant in a lump sum upon the participant’s death or disability, as defined under the plan, overriding any other election made under the plan. For plan amounts subject to Internal Revenue Code Section 409A, the plan requires distributions to be made upon a change in control regardless of the participants’ distribution elections and regardless of whether the participant’s employment has terminated. Under the plan, a change in control occurs when a majority of the members of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election. In addition, a change in control occurs when any of the following events occurs with respect to an ACE company which employs the participant, is obligated to make plan payments to the participant, or is either the majority shareholder or is in a chain of corporations comprising the majority shareholder of the ACE company:

•

any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation;

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

•

any one person, or more than one person acting as a group, acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons, assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Effective January 1, 2009, contributions ceased for services performed in 2009 or later. Further, in 2011, the plan was amended to provide distributions will be paid no later than 2017 to comply with limitations imposed by Internal Revenue Code section 457A and related legislation.

The ACE USA Supplemental Employee Retirement Savings Plan is a non-qualified retirement plan for a select group of employees who are generally higher paid. Contributions to this plan are made where Internal Revenue Code provisions limit the contributions of these employees under one or both U.S. qualified plans, the ACE USA Employee Retirement Savings Plan and the ACE USA Basic Employee Retirement Savings Plan. Contributions credited to this supplemental plan mirror the employee contributions and employer matching contributions that would have been made under the ACE USA Employee Retirement Savings Plan and the non-discretionary six percent (for NEOs) employer contribution that would have been made under the ACE USA Basic Employee Retirement Savings Plan but for the limits imposed by the Internal Revenue Code. A participant does not vest in the employer contributions under this supplemental plan until he or she has completed two years of service. The plan does not permit distributions until a participant terminates employment, and the plan generally makes the distribution in January of the year following the participant’s termination of employment, subject to restrictions imposed by Internal Revenue Code Section 409A. The plan makes distributions to a participant after termination of employment, regardless of the age of the participant or reason for termination. ACE makes employer contributions once each year for participants employed on December 31. Beginning in 2009, Bermuda-based employees who are also employed by a United States employer participate in the Plan.

The ACE USA Officers Deferred Compensation Plan is a non-qualified deferred compensation plan for a select group of employees who are generally higher paid that permits them to defer the receipt of a portion of their compensation. The plan also credits employer contributions that would have been made or credited to the ACE USA Employee Retirement Savings Plan, the ACE USA Basic Employee Retirement Savings Plan, or the ACE USA Supplemental Employee Retirement Plan if the employee had received the compensation rather than electing to defer it, subject to the same vesting period as those plans. Participants generally elect the time and form of payment at the same time that they elect to defer compensation. Participants may elect to receive distributions at a specified date or at termination of employment. Participants may elect to receive distributions in the form of a lump sum or periodic payments. Participants may elect a different distribution date and form of payment each time they elect to defer compensation, and the new date and payment form will apply to the compensation which is the subject of the new deferral election. For plan amounts subject to Internal Revenue Code Section 409A, the plan imposes additional requirements on the time and form of payments. ACE makes employer contributions once each year for participants employed on December 31.

Long-Term Incentive Plans

All the NEOs participate in one or more long-term incentive plans. Awards under the equity plans are generally subject to vesting, as set by the Compensation Committee as a part of each award. In general, the awards vest and are exercisable, where applicable, without regard to whether the NEO’s termination is considered with or without cause.

Upon termination of employment due to death or disability, all options and awards vest. An NEO is disabled for purposes of accelerating vesting when the NEO is determined to be disabled under the relevant employer-sponsored long-term disability plan. If the NEO is not eligible to participate in an employer-sponsored disability plan, this determination is made by the Compensation Committee applying standards similar to those applied under a disability plan. In making these determinations, the definition of disability is modified, where necessary, to comply with Internal Revenue Code Section 409A.

Upon a change in control (as defined below) before an NEO has terminated employment, options vest and become immediately exercisable. Restricted stock and restricted stock units likewise immediately vest upon a change in control before termination of employment. However, for each of Mr. Cusumano and Mr. Greenberg, equity-based compensation granted after February 2011 and held by him will vest on his termination before the regularly scheduled vesting dates only in the following circumstances: if we terminate his employment without cause, if he terminates his employment for good reason during the six-month period immediately before a change in control or during the two-year period immediately following a change in control, or if he terminates employment for any reason in the seventh month after the change in control.

Generally, incentive stock options must be exercised within three months of the date of termination of employment. Upon termination of employment due to death or disability, the exercise period is extended to one year following the termination of employment. Upon retirement, the exercise period for the retiree is extended so that the termination is deemed to have occurred on the ten-year anniversary of the option grant date or, if earlier, the date of the retiree’s death. In addition, for employees who meet certain criteria, unvested awards will continue to vest after retirement. To qualify for continued vesting, employees must be at least age 62 with ten or more years of service, retire in good standing and sign an agreement and release as presented by the Company.

For purposes of these long-term incentive plans, change in control means:

•

any person, as such term is used in Sections 3(a)(9) and 13(d) of the United States Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that act, of 50 percent or more of the voting stock, as defined below, of ACE;

•

the majority of the Board consists of individuals other than incumbent directors, which term means the members of the Board on the effective date of the change in control; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by three-quarters of the directors who then comprised the incumbent directors shall be considered to be an incumbent director;

•	ACE adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

•

all or substantially all of the assets or business of ACE is disposed of pursuant to a merger, consolidation or other transaction, unless the shareholders of ACE immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of ACE, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of ACE; or

•

ACE combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of ACE immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company, there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates, as defined below, of such other company in exchange for stock of such other company.

For the purpose of this definition of change in control, an affiliate of a person or other entity means a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified. Voting stock means capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation. When determining if a change in control has occurred, where necessary, the definition of change in control is modified to comply with Internal Revenue Code Section 409A.

Director Compensation

The following table sets forth information concerning director compensation paid or, in the case of restricted stock awards, earned during 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Michael G. Atieh	$96,912	$179,491	$10,491	$286,894
Mary A. Cirillo (3)	$8,207	$241,444	$10,000	$259,651
Michael P. Connors (4)	$5,396	$140,625	$10,000	$156,021
Bruce L. Crockett (5)	$83,326	$185,182	—	$268,508
Robert M. Hernandez	$141,287	$168,857	$10,000	$320,144
John A. Krol (6)	$23,969	$245,077	$5,000	$274,046
Peter Menikoff (7)	$5,194	$293,394	$10,000	$308,588
Leo F. Mullin	$91,287	$146,445	$10,000	$247,732
Thomas J. Neff (8)	$8,432	$288,535	$10,000	$306,967
Robert Ripp	$118,162	$173,131	$10,000	$301,293
Eugene B. Shanks, Jr.	$57,663	$87,500	$10,000	$155,163
Theodore E. Shasta	$93,162	$140,000	$9,500	$242,662
Olivier Steimer	$104,412	$143,984	$10,000	$258,396

(1)	This column reflects restricted stock awards and dividends on restricted stock units earned during 2011. The restricted stock awards were granted at the 2011 and 2010 Annual General Meeting, respectively, and vest at the subsequent year Annual General Meeting. The grant date fair value of the restricted stock awards for 2011, which are based on a Common Share value of $69.35, for each director is as follows: Mr. Atieh ($140,018), Ms. Cirillo ($224,971), Mr. Connors ($224,971), Mr. Crockett ($150,004), Mr. Hernandez ($140,018), Mr. Krol ($219,978), Mr. Menikoff ($229,965), Mr. Mullin ($140,018) Mr. Neff ($234,958), Mr. Ripp ($140,018), Mr. Shanks ($140,018), Mr. Shasta ($140,018) and Mr. Steimer ($140,018). When we pay dividends on our stock, we issue stock units to directors’ equivalent in value to the dividend payments that they would have received if they held stock rather than deferred restricted stock units. The fair value of the dividend reinvestment for each director is as follows: Mr. Atieh ($39,491), Ms. Cirillo ($16,444), Mr. Crockett ($37,057), Mr. Hernandez ($28,857), Mr. Krol ($17,577), Mr. Menikoff ($63,394), Mr. Mullin ($6,445) Mr. Neff ($52,285), Mr. Ripp ($33,131) and Mr. Steimer ($3,984). The number of vested stock units and associated dividend reinvestment accruals that each director held at December 31, 2011 was: Mr. Atieh (29,409), Ms. Cirillo (12,245), Mr. Crockett (27,596), Mr. Hernandez (21,489), Mr. Krol (13,089), Mr. Menikoff (47,208), Mr. Mullin (4,800), Mr. Neff (38,936), Mr. Ripp (24,672), and Mr. Steimer (2,966).

(2)	Other annual compensation includes our matching contribution program for non-management directors pursuant to which we match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year. It also includes personal use of Company aircraft, spousal travel and entertainment and retirement gifts.

(3)	Included in Ms. Cirillo’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which she received 1,153 restricted stock awards and a committee retainer fee of $5,000 for which she received 72 restricted stock awards.

(4)	Included in Mr. Connors’ stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,153 restricted stock awards and a committee retainer fee of $5,000 for which he received 72 restricted stock awards.

(5)	Included in Mr. Crockett’s stock awards is a committee retainer fee of $10,000 which was paid in 144 restricted stock awards, rather than cash, at the election of the director.

(6)	Included in Mr. Krol’s stock awards is an annual retainer fee of $80,000 for which he received 1,153 restricted stock awards, rather than cash, at the election of the director.

(7)	Included in Mr. Menikoff’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,153 restricted stock awards and a committee retainer fee of $10,000 for which he received 144 restricted stock awards.

(8)	Included in Mr. Neff’s stock awards are the following amounts which were paid in restricted stock, rather than cash, at the election of the director: an annual retainer fee of $80,000 for which he received 1,153 restricted stock awards and two committee retainer fees of $10,000 and $5,000 for which he received 216 restricted stock awards.

Our non-management directors receive $230,000 per year for their service as directors. We pay $140,000 of this fee in the form of restricted stock awards, based on the fair market value of the Company’s Common Shares at the date of award. We pay the remaining $90,000 of the annual fee to directors in cash quarterly. Committee chairmen receive annual committee chair retainers as follows: Audit Committee—$25,000; Compensation Committee—$20,000; Risk & Finance Committee—$15,000 and Nominating & Governance Committee—$12,000.

The Lead Director receives an annual retainer of $50,000, which is in addition to any retainer received as a committee chairman. Directors are not paid fees for attending regular Board or committee meetings but, at the discretion of the Chairman of the Board and the Lead Director, we may pay an additional $2,000 fee for each special meeting attended by telephone and $3,000 for each special meeting attended in person. We pay the retainers for committee chairmanships, Lead Director and special Board meeting fees quarterly in cash.

Directors may elect to receive all of their compensation, other than compensation for special meetings, in the form of restricted stock awards issued on an annual basis.

Restricted stock will be awarded at beginning of the plan year (i.e., the date of the Annual General Meeting) and become non-forfeitable at end of the plan year, provided that the grantee has remained an ACE director continuously during that plan year.

We have discontinued the practice of granting stock units to directors. We continue to credit dividend equivalents to outstanding stock units which were awarded to directors in prior years as additional stock units at such time as cash dividends are paid to holders of our Common Shares, based on the closing price of our Common Shares on the date dividends are paid.

In addition to the above described compensation, we have a matching contribution program for non-management directors pursuant to which we will match director charitable contributions to registered charities, churches and other places of worship or schools up to a maximum of $10,000 per year.

The Company’s Corporate Governance Guidelines specify director equity ownership requirements. ACE awards independent directors’ restricted stock awards. The Company mandates minimum equity ownership of $400,000 for outside directors (based on stock price on date of award). Each Director has until the fifth anniversary of his or her initial election to the Board of Directors to achieve this minimum. The previously granted restricted stock units, whether or not vested, and restricted stock, whether or not vested, shall be counted toward achieving this minimum. Stock options shall not be counted toward achieving this minimum.

Once a Director has achieved the $400,000 minimum equity ownership, such requirement shall remain satisfied going forward as long as he or she retains the number of shares valued at $400,000 based on the NYSE closing price for the Company’s Common Shares as of the date such minimum threshold is initially met. Any vested shares held by a Director in excess of the minimum share equivalent specified above may be sold at the Director’s discretion. Shares may be sold after consultation with General Counsel.

Michael P. Connors and Eugene B. Shanks, Jr. were elected to the Board of Directors in May 2011.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of four members of the Board of Directors, each of whom is independent of the Company and its management, within the meaning of the NYSE listing standards, and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards, and an “audit committee financial expert” within the meaning of the SEC’s rules.

The Audit Committee operates under our Organizational Regulations and a written charter approved by the Board of Directors, a copy of which is available on the Company’s website. As more fully described in the Organizational Regulations and charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting process, the system of internal controls, the audit process, the performance of the Company’s internal auditors and the performance, qualification and independence of the Company’s independent registered public accounting firms, PricewaterhouseCoopers LLP and PricewaterhouseCoopers AG, which we refer to as PwC.

The Board of Directors and the management of the Company are responsible for establishing and maintaining adequate internal control over financial reporting. Pursuant to the SEC’s rules and regulations, internal control over financial reporting is a process designed by, or under the supervision of, the Company’s Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2011, management has evaluated the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in “Internal Control-Integrated Framework,” issued by the Committee of Sponsoring Organizations (COSO) of the Treadway Commission. Based on this evaluation, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2011. The Company’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. The Company’s independent registered public accounting firm audits the Company’s year-end financial statements and reviews the interim financial statements. PwC audited the consolidated financial statements of the Company included in the Annual Report on Form 10-K and has issued an unqualified report on the fair presentation of the consolidated financial statements in accordance with US GAAP, and on the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2011. Further, PwC has audited the Swiss statutory financial statements of the Company and has issued an unqualified report that the accounting records and the statutory financial statements comply with Swiss law and the Company’s Articles of Association. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, the independent registered public accounting firm and other advisors. Beginning in November 2011, the Audit Committee is also responsible for reviewing the activities and processes of the Information Technology and Operations groups of the Company.

The Audit Committee participated in six regularly scheduled meetings (two of which were telephonic), one telephonic discussion of the Model Audit rule and upcoming meeting agendas, four telephonic earnings discussions and two joint sessions relating to enterprise risk management and review of reserves with the Risk & Finance Committee during the year ended December 31, 2011. The Audit Committee also participated in one in person session devoted to training. Certain Audit Committee members also participated in a training program sponsored by PwC.

At meetings in February, May, August and November, the Audit Committee met with the Chief Auditor (to review, among other matters, the overall scope and plans for the internal audits and their joint responsibility with the external auditors and the results and status of such audits); the Chief Actuary (to review, among other matters, loss reserve estimates and development and current activities of the Risk & Finance committee, including risk accumulation information); management (to review, among other matters, the Company’s continuing progress in sustaining Sarbanes-Oxley requirements, the status of budgeted and actual fees for audit and non-audit services performed by the independent registered public accounting firm, the status of recent developments concerning SEC reporting, statutory and GAAP financial accounting and reporting and taxation, and the activities of the Company’s internal Structured Transaction Review Committee); the Company’s independent registered public accounting firm (to review, among other matters, the overall scope and plans for the independent audits, the results of such audits and evaluation of critical accounting estimates and policies); and the Company’s General Counsel and Chief Compliance Officer (to review, among other things, compliance with the Company’s conflict of interest and ethics policies, legal and regulatory compliance matters and the Company’s Code of Conduct). Also at meetings in February, May, August and November, the Audit Committee met in executive session (that is, without management present) with representatives of the Company’s independent registered public accounting firm and also with the Company’s Chief Auditor, in each case to discuss the results of their examinations and their evaluations of the Company’s internal controls and overall financial reporting. The Audit Committee also regularly met in separate executive sessions with the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and Chief Compliance Officer. At the February 2012 meeting, the annual financial statements, including Management’s Discussion and Analysis in our Annual Report on Form 10-K, were reviewed and discussed with management and the independent registered public accounting firm. Also at the February 2012 meeting, the audit committee met with external independent actuaries to review, among other things, their annual independent assessment of the company’s loss reserves.

The Audit Committee had four telephonic discussions with management and the Company’s independent registered public accounting firm at which the Company’s quarterly financial results were reviewed in advance of their public release. The committee also had one training session in 2011 principally devoted to understanding the status of Solvency II implementation and the structure of the Company’s financial accounting groups. The Audit Committee discussed with PwC all the matters required to be discussed by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended (AU Section 380) as adopted by the PCAOB (“Communication with Audit Committees”). These discussions included:

•	the auditor’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting;

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•

disagreements, if any, with management over the application of accounting principles (of which there were none), the basis for management’s accounting estimates, and disclosures in the financial statements.

The Audit Committee reviewed all other material written communications between PwC and management.

The Audit Committee discussed with PwC their independence from the Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by the Company’s management, its internal auditors and its independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the December 31, 2011 audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K and that such report, together with the audited Swiss statutory financial statements of ACE Limited, be included in the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2011.

The foregoing report has been approved by all members of the Audit Committee.

Robert Ripp, Chairman

Michael G. Atieh

Peter Menikoff

Theodore E. Shasta

SHAREHOLDER SUBMITTED AGENDA ITEMS FOR 2013 ANNUAL MEETING

How Do I Submit an Additional Agenda Item for Inclusion in Next Year’s Proxy Material?

If you wish to submit an additional agenda item to be considered for inclusion in the proxy material for the next annual meeting, please send it to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. Under the SEC’s rules, proposed agenda items must be received no later than December 12, 2012 and otherwise comply with the requirements of the SEC to be eligible for inclusion in the Company’s 2013 Annual General Meeting proxy statement and form of proxy.

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask an item to be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland. However, any such requests received after December 12, 2012 may not be eligible for inclusion in the proxy material for the 2013 annual general meeting.

How Do I Submit an Additional Item for the Agenda at an Annual Ordinary General Meeting?

Under Swiss law, one or more shareholders of record owning registered shares with an aggregate nominal value of CHF 1,000,000 or more can ask that an item be put on the agenda of a shareholders’ meeting. The request must be made at least 45 days prior to the shareholders meeting. Any such requests should be sent to the Corporate Secretary, ACE Limited, Baerengasse 32, CH-8001 Zurich, Switzerland.

New proposals or motions with regard to existing agenda items are not subject to such restrictions and can be made at the meeting by each shareholder attending or represented.

OTHER MATTERS

Our Board of Directors does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

You may request a copy of any of our proxy materials, at no cost, by contacting Investor Relations via telephone, facsimile or email at:

Telephone — +1 (441) 299-9283;

Facsimile — +1 (441) 292-8675; or

e-mail — investorrelations@acegroup.com.

You may also contact Investor Relations by mail at:

Investor Relations

ACE Limited

Baerengasse 32

CH-8001 Zurich, Switzerland.

EXHIBIT A

CATEGORICAL STANDARDS FOR DIRECTOR INDEPENDENCE

NOVEMBER 2011

I. Introduction

To be considered independent, a director of the Company must meet all of the following Categorical Standards for Director Independence. In addition, a director who is a member of the Company’s Audit Committee must meet the heightened criteria set forth below in Section IV to be considered independent for the purposes of membership on the Audit Committee. These categorical standards may be amended from time to time by the Company’s Board of Directors.

Directors who do not meet these categorical standards for independence can also make valuable contributions to the Company and its Board of Directors by reason of their knowledge and experience.

In addition to meeting the standards set forth below, a director will not be considered independent unless the Board of Directors of the Company affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors shall broadly consider all relevant facts and circumstances. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. For this purpose, the Board does not need to reconsider relationships of the type described in Section III below if such relationships do not bar a determination of independence in accordance with Section III below.

II. Definitions

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. When considering the application of the three year period referred to in each of paragraphs III.1 through III.5 below, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

The “Company” includes any subsidiary in its consolidated group.

An “affiliated person” of a company is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the company. A person is deemed not to be in control of a company if he or she is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the company and is not an executive officer of the company.

III. Standards for Directors

The following standards have been established to determine whether a director of the Company is independent:

1.

A director is not independent if the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer[1], of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

1	For purposes of this paragraph III, the term “executive officer” has the same meaning specified for the term “officer” in Rule 16(a)-1(f) under the Securities Exchange Act of 1934. Rule 16a-1(f) defines “officer” as a company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policymaking function, or any other person who performs similar policy-making functions for the company. Officers of the company’s parent(s) or subsidiaries shall be deemed officers of the company if they perform such policy-making functions for the company.

2.	A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

3.	A director is not independent if: (A) the director –is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

4.	A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

5.

A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.[2]

6.	A director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

7.	Being a director, executive officer or employee, or having an immediate family member who is a director, executive officer or employee, of a company that purchases insurance, reinsurance or other services or products from the Company, by itself, does not bar a determination that the director is independent if the payments made to the Company for such products or services do not exceed the threshold set forth in paragraph III.5 above.

IV. Standards for Audit Committee Members

In addition to satisfying the criteria set forth in Section III above, directors who are members of the Company’s Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following criteria:

1.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided

2	In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered “payments” for purposes of this test, provided, however, that the Company shall disclose in its annual proxy statement any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues.

that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

2.	A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, be an affiliated person of the Company or any subsidiary thereof.

3.	If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

EXHIBIT B

ESPP, AS AMENDED THROUGH THE FOURTH AMENDMENT

ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

(as amended through the

Fourth Amendment thereof)

B-1

i

ACE LIMITED

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.

GENERAL

1.1. Purpose. The ACE Limited Employee Stock Purchase Plan (the “Plan”) has been established by ACE Limited (the “Company”) to provide eligible employees of the Company and the Related Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of common shares of the Company (“Stock”). The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code, and the provisions of the Plan are to be construed in a manner consistent with the requirements of that section.

1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

SECTION 2.

METHOD OF PURCHASE

2.1. Eligibility. Plan participation shall be available to (and shall be limited to) all persons who are employees of the Employers, except that the following persons shall not be eligible to participate in the Plan:

(a)	An employee who has been employed less than 500 hours and less than six months.

(b)	An employee whose customary employment is 20 hours or less per week.

(c)	An employee whose customary employment is for not more than five months in any calendar year.

(d)	An employee who owns, or who would own upon the exercise of any rights extended under the Plan and the exercise of any other option held by the employee (whether qualified or non-qualified), shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation.

(e)	An employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with respect to whom either one or both of the following apply: (i) the grant of an option under the Plan or an offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or offering to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing provisions of this subsection 2.1, an individual may participate in the Plan for any Subscription Period only if he is employed by an Employer on the first day of that period.

2.2. Participation Election. The Committee shall establish “Subscription Periods” of not longer than one year for the accumulation of funds necessary for payment of the Purchase Price (as defined in subsection 2.3) of Stock under the Plan. For any Subscription Period, an eligible employee shall become a Plan ‘Participant’ by filing, with the Committee, a written payroll deduction authorization with respect to Compensation otherwise payable to the Participant during the period. Such payroll deductions shall be any full percentage of the Compensation of the Participant, or any specified whole dollar amount, up to but not more than 10% of his Compensation in either case. After the beginning of the Subscription Period, and except as otherwise provided in subsection 2.4, a Participant may not alter the rate of his payroll deductions for that period. Subject to the limitations of subsection 2.3, each eligible employee who has elected to become a Participant for a Subscription

Period in accordance with the foregoing provisions of this subsection 2.2 shall be granted on the first day of such Subscription Period an option to purchase (at the applicable Purchase Price) on the Exercise Date (as defined in subsection 2.3) for such Subscription Period up to a number of whole shares of Stock determined by dividing such Participant’s accumulated payroll deductions as of such Exercise Date by the applicable Purchase Price. Exercise of the option shall occur as provided in subsection 2.3, unless the Participant has terminated participation in the Plan prior to the Exercise Date as provided in subsection 2.4 or the Participant elects not to exercise the option as provided in subsection 2.3(b). The option shall expire on the last day of the Subscription Period.

2.3. Purchase of Stock. On the last day of each Subscription Period (the “Exercise Date”), a Participant shall become eligible to exercise his option to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

(a)	The “Purchase Price” per share shall be equal to 85% of the fair market value of Stock on the Exercise Date; provided, however, that in no event shall the purchase price be less than the par value of the Stock.

(b)	A Participant shall be deemed to have elected to purchase the shares of Stock which he became entitled to purchase on the Exercise Date unless he shall notify the Committee within seven days following the Exercise Date, or such shorter period as the Committee may establish, that he elects not to make such purchase.

(c)	Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be paid to the Participant without interest.

(d)	No employee shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan described in Code section 423 and maintained by the Company or any Related Company) in any calendar year, such value being based on the fair market value of Stock as of the date on which the option to purchase the Stock is granted, as determined in accordance with subsection 2.2 of the Plan.

2.4. Termination of Participation. A Participant may discontinue his participation in the Plan for any Subscription Period, whereupon all of the Participant’s payroll deductions for the Subscription Period will be promptly paid to him without interest, and no further payroll deductions will be made from his pay for that period. If a Participant’s employment with the Employers terminates during a Subscription Period for any reason, all payroll deductions accumulated by the Participant under the Plan for the period shall be paid to the Participant without interest.

SECTION 3.

OPERATION AND ADMINISTRATION

3.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 1996 annual meeting of its shareholders, the Plan shall be effective as of the date on which it is adopted by the Board; provided, however, that to the extent that rights are granted under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any rights granted under the Plan are outstanding.

3.2. Shares Subject to Plan. Shares of Stock to be purchased under the Plan shall be subject to the following:

(a)	The shares of Stock which may be purchased under the Plan shall be currently authorized but unissued shares, or shares purchased in the open market by a direct or indirect wholly owned subsidiary of the Company (as determined by any executive officer of the Company). The Company may contribute to the subsidiary an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by any executive officer of the Company).

(b)	Subject to the provisions of subsection 3.3, an additional 1,500,000 shares of Stock in the aggregate shall be available for purchase under the Plan, which 1,500,000 shares of Stock shall be in addition to any remaining shares of the 3,000,000 shares of Stock designated as available for purchase under the Plan since the Plan’s original Effective Date.

(c)	A Participant will have no interest in shares of Stock covered by his Subscription Agreement until the shares are delivered to him.

3.3. Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the requirements of Code section 423, the Committee shall adjust the number of shares of Stock available under the Plan.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, then, subject to the requirements of Code section 423, there shall be substituted for the shares subject to outstanding rights to purchase Stock under the Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares.

3.4. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)	Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations with respect to such Participant as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)	To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules.

3.5. Withholding. All benefits under the Plan are subject to withholding of all applicable taxes.

3.6. Transferability. Except as otherwise permitted under Code section 424 and SEC Rule 16b-3, neither the amount of any payroll deductions made with respect to a Participant’s compensation nor any Participant’s rights to purchase shares of Stock under the Plan may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the Participant, the rights provided to the Participant under the Plan may be exercised only by him.

3.7. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of an Employer or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

3.8. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

3.9. Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules) by a duly authorized officer of the Employer.

3.10. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 4.

COMMITTEE

4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 4.

4.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two members of the Board, or such greater number as may be required for compliance with SEC Rule 16b-3.

4.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish the terms, conditions, restrictions, and other provisions applicable to the right to purchase shares of Stock under the Plan.

(b)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

4.4. Delegation by Committee. Except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock exchange, or any other applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

4.5. Information to be Furnished to Committee. The Employers and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers and Related Companies as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5.

AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Board. No amendment of the Plan may be made without approval of the Company’s shareholders to the extent that such approval is required to maintain compliance with the requirements of Code section 423.

SECTION 6.

DEFINED TERMS

For purposes of the Plan, the terms listed below shall be defined as follows:

(a)	Board. The term “Board” shall mean the Board of Directors of the Company.

(b)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(c)	Compensation. The term “Compensation” means total compensation paid by an Employer for the applicable period specified in Section 2.2, exclusive of any payment in cash or kind under any stock option plan, deferred compensation plan, or other employee benefit plan or program of the Company or Related Company.

(d)	Dollars. As used in the Plan, the term “dollars” or numbers preceded by the symbol “$” shall mean amounts in United States Dollars.

(e)	Effective Date. The “Effective Date” shall be the date on which the Plan is adopted by the Board.

(f)	Employer. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its eligible employees are referred to collectively as the “Employers” and individually as an “Employer”.

(g)	Fair Market Value. The “Fair Market Value” of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange—Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(h)	Participant. The term “Participant” means any employee of an Employer who is eligible and elects to participate pursuant to the provisions of Section 2.

(i)	Related Companies. The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

EXHIBIT C

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

ACE LIMITED

Baerengasse 32

CH-8001Zurich, Switzerland

OPTIONAL INDEPENDENT PROXY FOR REGISTERED HOLDERS

The undersigned hereby appoints Dr. Claude Lambert, Homburger AG, as Independent Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:45 p.m. Central European time on May 16, 2012 at the Company’s offices at Baerengasse 32, CH-8001 Zurich Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no other specific instructions are given, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Item Nos. 2-9 (including each subpart thereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Item Nos. 2-9 (including each subpart thereof).

If a new agenda item or a new proposal for an existing agenda item is put forth before the Annual General Meeting and no other specific instructions are given, the Independent Proxy will vote in accordance with the position of the Board of Directors.

This form of proxy should be sent to Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH-8032 Zurich, Switzerland for arrival no later than 12:00 noon Central European time, May 9, 2012. The method of delivery of this proxy is at your risk. Sufficient time should be allowed to ensure timely delivery.

In order for this proxy to be valid, you must sign the proxy exactly as your name appears on the share certificate(s) and you must include the control number indicated on the form of management proxy sent to you with the proxy statement, dated April 4, 2012, with respect to the Annual General Meeting.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 Election of Michael G. Atieh	☐	☐	☐	2.3 Approval of the consolidated financial statements	☐	☐	☐	6.2 Ratification of
  appointment of
  independent registered
  public accounting firm
  PricewaterhouseCoopers LLP
  (United States) for
  purposes of
  United States
  securities law
  reporting for the
  year ending
  December 31,
								2012	☐	☐	☐

1.2 Election of Mary A. Cirillo	☐	☐	☐	3. Allocation of disposable profit	☐	☐	☐	6.3 Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐

1.3 Election of Thomas J. Neff	☐	☐	☐	4. Discharge of the Board of Directors	☐	☐	☐	7. Approval of the payment of a dividend in the form of a distribution to shareholders through reduction of the par value of our shares	☐	☐	☐

2.1 Approval of the annual report	☐	☐	☐	5. Amendment of the Articles of Association relating to authorized share capital for general purposes	☐	☐	☐	8. Advisory vote to approve executive compensation	☐	☐	☐

2.2 Approval of the statutory financial statements of ACE Limited	☐	☐	☐	6.1 Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐	9. Amendment to the ACE Limited Employee Stock Purchase Plan	☐	☐	☐

If you do not give any specific instructions, your shares will be voted in accordance with the recommendation of the Board of Directors.

Control Number from Management Proxy:
									AS RECOMMENDED BY THE BOARD OF DIRECTORS		WITHHOLD AUTHORITY

								If a new agenda item or items is put before the meeting.	☐		☐

								If a new proposal for an existing agenda item is put before the meeting.	☐		☐

If a new agenda item or a proposal for an existing agenda item is put before the meeting, and no other specific instructions are given, the independent proxy will vote in accordance with the position of the Board of Directors.

Signature Signature Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

C-1

ACE LIMITED

Baerengasse 32

CH-8001 Zurich, Switzerland

April 4, 2012

INVITATION AND PROXY STATEMENT

FOR THE 2012 ANNUAL GENERAL MEETING OF SHAREHOLDERS

ACE Limited

WO#

20469

‚ FOLD AND DETACH HERE ‚

Please mark your votes as indicated in this example	☒

If a new agenda item or a new proposal for an existing agenda item is put before the meeting, the proxy will vote in accordance with the position of the Board of Directors.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Election of Michael G. Atieh	☐	☐	☐	2.1	Approval of the annual report	☐	☐	☐	6.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor until our next annual ordinary general meeting	☐	☐	☐

1.2	Election of Mary A. Cirillo	☐	☐	☐	2.2	Approval of the statutory financial statements of ACE Limited	☐	☐	☐	6.2	Ratification of appointment of independent registered public accounting firm PricewaterhouseCoopers LLP (United States) for purposes of United States securities law reporting for the year ending December 31, 2012	☐	☐	☐

1.3	Election of Thomas J. Neff	☐	☐	☐	2.3	Approval of the consolidated financial statements	☐	☐	☐	6.3	Election of BDO AG (Zurich) as special auditing firm until our next annual ordinary general meeting	☐	☐	☐

					3.	Allocation of disposable profit	☐	☐	☐	7.	Approval of the payment of a dividend in the form of a distribution through reduction of the par value of our shares	☐	☐	☐

					4.	Discharge of the Board of Directors	☐	☐	☐	8.	Advisory vote to approve executive compensation	☐	☐	☐

					5.	Amendment of the Articles of Association relating to authorized share capital for general purposes	☐	☐	☐	9.	Amendment to the ACE Limited Employee Stock Purchase Plan	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Signature	Signature	Date

In order to assure that your votes are tabulated in time to be voted at the Annual General Meeting, you must submit your proxy card so that it is received by 6:00 p.m. Central European time (12:00 noon Eastern Daylight time) on May 15, 2012.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

▼  FOLD AND DETACH HERE  ▼

ACE LIMITED

Baerengasse 32

CH-8001 Zurich, Switzerland

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 2:45 p.m. Central European time on May 16, 2012 at the Company’s offices at Baerengasse 32, CH-8001 Zurich, Switzerland.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof). The Board of Directors of the Company recommends that you vote your shares “FOR” each of the nominees for the Board listed in Agenda Item No. 1 and “FOR” each of Agenda Items 2-9 (including each subpart hereof).

Address Change/Comments
(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 20469